UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(E)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material under §240.14a-12

HALLIBURTON COMPANY

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
No fee required.
Fee paid previously with preliminary materials.
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

HALLIBURTON

HALLIBURTON
BARITE

Proxy Statement

2023

To Our Valued Shareholders

April 4, 2023

Fellow Shareholders:

On behalf of our Board of Directors, management team, and more than 45,000 employees, thank you for your investment in Halliburton.

The events of 2022 demonstrated the importance of a balanced approach to meet the world’s energy needs, including securing access to oil and gas far into the future. We see great opportunity as activity accelerates throughout this unfolding multi-year industry upcycle. Halliburton is in the right geographic markets, with innovative product and service offerings to help our customers provide the secure, reliable, and affordable energy from oil and gas that global economies demand.

In 2022, we achieved strong business results across all of our regions and product service lines, despite geopolitical conflicts, inflation, and supply chain constraints. This strong financial performance demonstrated the earnings power of Halliburton’s execution on its strategy and the commitment of our employees to accomplish our strategic priorities.

We are excited about 2023 and beyond, and we are grateful for the roles that our employees, Board of Directors, and shareholders play in our success. We look forward to the opportunity to deliver profitable international growth, maximize value in North America, increase capital efficiency, develop and deploy digital and automation solutions, and advance cleaner, affordable energy. We remain focused on our value proposition: to collaborate and engineer solutions that maximize asset value for our customers.

Your vote is important regardless of how many shares you own. Whether or not you plan to attend our annual meeting on May 17, 2023, at our corporate office in Houston, please review the proxy materials and vote as soon as possible. You may do so by phone, online, or if you received a paper proxy, through the mail. See the Notice of Annual Meeting for instructions on how to vote.

On behalf of the Board of Directors, thank you for your confidence in Halliburton.

Sincerely,

Jeffrey A. Miller Chairman, President and CEO	Robert A. Malone Lead Independent Director

www.halliburton.com	HALLIBURTON | 2023 Proxy Statement	ii

Back to contents

Notice of Annual Meeting
of Shareholders to be held
May 17, 2023

April 4, 2023

Halliburton Company, a Delaware corporation, will hold its Annual Meeting of Shareholders on Wednesday, May 17, 2023, at 9:00 a.m. Central Daylight Time at its corporate office at 3000 N. Sam Houston Parkway East, Life Center -Auditorium, Houston, Texas 77032.

At the meeting, the shareholders will be asked to consider and act upon the matters discussed in the attached proxy statement as follows:

1.	To elect the thirteen nominees named in the attached proxy statement as Directors to serve for the ensuing year and until their successors shall be elected and shall qualify.
2.	To consider and act upon a proposal to ratify the appointment of KPMG LLP as principal independent public accountants to examine the financial statements and books and records of Halliburton for the year ending December 31, 2023.
3.	To consider and act upon advisory approval of our executive compensation.
4.	To consider and act upon an advisory vote on the frequency of future advisory votes on executive compensation.
5.	To consider and act upon approval of an amendment to the Certificate of Incorporation regarding officer exculpation.
6.	To consider and act upon approval of miscellaneous amendments to the Certificate of Incorporation.
7.	To transact any other business that properly comes before the meeting or any adjournment or adjournments of the meeting.

These items are fully described in the following pages, which are made a part of this Notice. The Board of Directors has set the close of business on March 20, 2023, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and at any adjournment of the meeting.

Internet Availability of Proxy Materials

On or about April 4, 2023, we mailed our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our 2023 proxy statement and 2022 Annual Report on Form 10-K and how to vote online. The notice also provides instruction on how you can request a paper copy of these documents if you desire. If you received your Annual Meeting materials via e-mail, the e-mail contains voting instructions and links to the proxy statement and Form 10-K on the Internet.

If You Plan to Attend

Attendance at the meeting is limited to shareholders and one guest each. Admission will be on a first-come, first-served basis. Registration will begin at 8:00 a.m., and the meeting will begin at 9:00 a.m. Each shareholder holding stock in a brokerage account will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Please note that you will be asked to present valid picture identification, such as a driver’s license or passport.

By order of the Board of Directors

Van H. Beckwith

Executive Vice President, Secretary and Chief Legal Officer

You can vote by any of the following methods:

INTERNET www.proxyvote.com until 11:59 p.m. Eastern Daylight Time on May 16, 2023	BY TELEPHONE until 11:59 p.m. Eastern Daylight Time on May 16, 2023	BY MAIL Completing, signing, and returning your proxy or voting instruction card before May 17, 2023	IN PERSON at the annual meeting

The following voting matters are described in this proxy statement.

	Board Vote Recommendation	Page Reference
Election of Directors	FOR Each Nominee	15
Ratification of Selection of Principal Independent Public Accountants	FOR	36
Advisory Approval of Executive Compensation	FOR	39
Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation	FOR Every Year	81
Approval of an Amendment to the Certificate of Incorporation Regarding Officer Exculpation	FOR	82
Approval of Miscellaneous Amendments to the Certificate of Incorporation	FOR	84

Back to contents

Proxy Statement Summary

This summary highlights information contained elsewhere in this proxy statement or as otherwise noted. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. Page references are supplied to help you find further information in this proxy statement.

2022 Strategic Priorities

As we began 2022, we identified the following focus areas in our 2021 Form 10-K:

•	International: Allocate our capital to the highest return opportunities, continue investing in digital technologies that maximize our asset value to drive profitable growth, and increase our international growth in our specialty chemicals and artificial lift businesses.
•	North America: Continue to build on the operating leverage we have created, maximize cash flow by utilizing our premium low-emissions equipment, and continue developing differentiated technologies focused around the wellbore.
•	Digital: Continue to accelerate the deployment and integration of digitalization and automation technologies that create differentiation, both internally and for our customers.
•	Capital efficiency: Maintain our capital expenditures in the range of 5-6% of revenue while focusing on technological advancements and process changes that reduce our manufacturing and maintenance costs and improve how we move equipment and respond to market opportunities.
•	Sustainable energy: Leverage the increasing number of participants in and scope of Halliburton Labs to gain insight into developing value chains in the clean energy space and continue to develop and deploy low-carbon solutions to help oil and gas operators lower their current emissions profiles while also using our existing technologies in renewable energy applications.

2022 Performance Overview (pages 45-46)

Our success throughout 2022 was a direct result of the hard work and dedication of our employees with relentless focus on safety, operational execution, customer collaboration, and service quality performance. We saw the resilience of oil and gas demand throughout 2022 even as central banks raised interest rates to combat inflation. Our exceptional financial performance this year is a clear result of the execution of our strategic priorities in 2022. Here are the highlights for 2022:

•	Financial: Our total revenue increased 33% in 2022 as compared to 2021. Our International revenue increased 20% and our North America revenue increased 51% in 2022 compared to 2021, with improved margins driven by increased activity and pricing gains. Overall, our Completion and Production and Drilling and Evaluation operating segments finished the year with 18% and 15% operating margins, respectively. We generated strong cash flows from operations and retired $1.2 billion of debt.
•	Digital: Our accelerated deployment and integration of digital and automation technologies created technical differentiation in the market and contributed to our higher margins and increased internal efficiencies.
•	Capital efficiency: We advanced technologies and made strategic choices that kept our capital expenditures to 5% of revenue, which is in the range of our 5-6% of revenue target.
•	Sustainability and energy mix transition: We were named to the Dow Jones Sustainability Index (DJSI), which recognizes the top 10% most sustainable companies per industry. The DJSI uses environmental, social, and governance (ESG) criteria to measure and rank the performance of best-in-class companies selected for its list. When compared to our peers, we ranked in the 98th percentile and received high marks in the Human Capital Development, Risk & Crisis Management, and Business Ethics categories. Additionally, we added nine new participating companies to Halliburton Labs, our clean energy accelerator.

www.halliburton.com	HALLIBURTON | 2023 Proxy Statement	2

Back to contents

Our 2023 Board Nominees (pages 17-29)

Name	Age	Occupation
Abdulaziz F. Al Khayyal	69	Former Director and Senior Vice President, Industrial Relations, Saudi Aramco
William E. Albrecht	71	President, Moncrief Energy, LLC
M. Katherine Banks	63	President, Texas A&M University
Alan M. Bennett	72	Former President and Chief Executive Officer, H&R Block, Inc.
Milton Carroll	72	Former Executive Chairman of the Board, CenterPoint Energy, Inc.
Earl M. Cummings	58	Managing Partner, MCM Houston Properties, LLC
Murry S. Gerber	70	Former Executive Chairman of the Board, EQT Corporation
Robert A. Malone	71	Executive Chairman, President and Chief Executive Officer, First Sonora Bancshares, Inc., and the First National Bank of Sonora
Jeffrey A. Miller	59	Chairman of the Board, President and Chief Executive Officer, Halliburton Company
Bhavesh V. (Bob) Patel	56	Chief Executive Officer, W. R. Grace
Maurice S. Smith	51	President and Chief Executive Officer, Health Care Service Corporation
Janet L. Weiss	59	Former President, BP Alaska
Tobi M. Edwards Young	47	Senior Vice President, Legal, Regulatory, and Corporate Affairs, Cognizant Technology Solutions

Our 2022 Named Executive Officers (page 47)

Name	Age	Occupation
Jeffrey A. Miller	59	Chairman, President and Chief Executive Officer
Eric J. Carre	57	Executive Vice President and Chief Financial Officer
Lance Loeffler	46	Senior Vice President, Middle East North Africa Region
Lawrence J. Pope	55	Executive Vice President, Administration and Chief Human Resources Officer
Joe D. Rainey	66	President – Eastern Hemisphere
Mark J. Richard	61	President – Western Hemisphere

HALLIBURTON | 2023 Proxy Statement	3

Back to contents

Our Executive Compensation Program (pages 47-73)

Objectives (page 47)

Our executive compensation program is composed of base salary, a short-term incentive, and long-term incentives and is designed to achieve the following objectives:

•	Provide a clear and direct relationship between executive pay and our performance on both a short-term and long-term basis;
•	Target market competitive pay levels with a comparator peer group;
•	Emphasize operating performance drivers;
•	Link executive pay to measures that drive shareholder returns;
•	Support our business strategies; and
•	Maximize the return on our human resource investment.

How Our Executive Compensation Program Links to Performance (page 48)

Our executive compensation program emphasizes variable pay that aligns compensation with performance and shareholder value. The mix of compensation elements is heavily weighted toward variable, performance-based compensation to ensure our senior executives continue to deliver the reliable execution, strong cash flow, and industry-leading returns that our shareholders expect.

	Reward Element	Objective	Key Features	How Award Value is Determined	2022 Decisions
FIXED	Base Salary	Compensates executives based on their responsibilities, experience, and skillset.	Fixed element of compensation paid in cash.	Benchmarked against a group of comparably sized corporations and industry peers.	Base salary determinations varied by individual as noted on page 51.
AT RISK	Short-Term (Annual) Incentive	To motivate and incentivize performance over a one-year period.	Award value and measures are reviewed annually. Targets are set at the beginning of the period.	Performance measured against: • 60% NOPAT • 20% Asset Turns • 20% Non-Financial Strategic Metrics

Award values were targeted at the market median for 2022.

Added Non-Financial Strategic Metrics focused on sustainability and DE&I measured for full year 2022.

Repeated the split year performance goals for financial metrics consisting of two six-month performance periods established to address the challenge of setting full year financial goals in an uncertain market environment.

	Long-Term Incentives	To motivate and incentivize sustained performance over the long-term. Aligns interests of our NEOs with long-term shareholders.	Value is delivered: • 70% performance units measured over three years (½ in stock; ½ in cash) with relative TSR modifier • 30% restricted stock

The 2022 performance units measured against ROCE performance relative to performance peers and includes a relative TSR modifier.

Restricted stock grants have time-based vesting and value is driven by our share price.

Award values were targeted at the market median for 2022. Moved restricted stock grants from December to January to align LTI grant timing.

www.halliburton.com	HALLIBURTON | 2023 Proxy Statement	4

Back to contents

Our Year-round Shareholder Engagement (page 14)

•	In 2022, independent Board members offered off-season meetings with our largest shareholders.
•	A refreshed shareholder presentation highlighted the latest information about our Board oversight and corporate governance; executive compensation program; health, safety, and environment (HSE) performance and strategies; diversity, equity, and inclusion (DE&I) performance and strategies; and our approach to the energy mix transition.
•	Board members and management conducted meetings with 20 shareholders representing approximately 50% of our shares and with the two largest proxy advisors, ISS and Glass Lewis.
•	Participants included Murry Gerber, Chair of the Compensation Committee, or Bob Malone, Lead Independent Director, and senior management.
•	Also, our senior management and Investor Relations team participated in 13 sell-side conferences, three non-deal roadshows, and 313 investor meetings that are all part of our ongoing cadence of shareholder outreach.
•	Our senior management and Directors presented shareholder feedback to the full Board of Directors for discussion. As a result of these engagements and Board consideration of investor feedback, we made enhancements to our Board governance and executive compensation program.

HALLIBURTON | 2023 Proxy Statement	5

Back to contents

Corporate Governance

Corporate Governance Guidelines and Committee Charters

Our Board has long maintained a formal statement of its responsibilities and guidelines to ensure effective governance in all areas of its responsibilities. Our Corporate Governance Guidelines are available on our website at www.halliburton.com by clicking on the tabs “Investors”, “Company Information”, and then the “Corporate Governance” link. The guidelines are reviewed periodically and revised as appropriate to reflect the dynamic and evolving processes relating to corporate governance, including the operation of the Board.

Our current Board structure and governance practices, as specified in those Guidelines and our By-laws, Code of Business Conduct, and policies and business practices, include the following:

Annual Election of Directors	Yes	Shareholder Called Special Meetings	Yes
Mandatory Retirement Age	75	Poison Pill	No
Majority Voting in Director Elections	Yes	Code of Conduct for Directors, Officers, and Employees	Yes
Lead Independent Director	Yes	Stock Ownership Guidelines for Directors/Officers	Yes
Related Persons Transactions Policy	Yes	Anti-Hedging and Pledging Policy	Yes
Supermajority Voting Threshold for Mergers	No	Compensation Recoupment Policy	Yes
Proxy Access	Yes	Corporate Political Contributions	No
Shareholder Action by Written Consent	Yes

In order for our shareholders to understand how the Board conducts its affairs in all areas of its responsibility, the full text of the charters of our Audit; Compensation; Health, Safety and Environment; and Nominating and Corporate Governance Committees and for our Lead Independent Director are also available on our website.

Except to the extent expressly stated otherwise, information contained on or accessible from our website or any other website is not incorporated by reference into and should not be considered part of this proxy statement.

Code of Business Conduct

Our Code of Business Conduct, which applies to all of our Directors and employees and serves as the code of ethics for our principal executive officer, principal financial officer, principal accounting officer or controller, and other persons performing similar functions, is available on our website. Any waivers to our Code of Business Conduct for our Directors or executive officers can only be made by our Audit Committee. There were no waivers of the Code of Business Conduct in 2022.

Related Persons Transactions Policy

Our Board has adopted a written policy governing related persons transactions as part of the Board’s commitment to good governance and independent oversight. The policy covers transactions involving any of our Directors, executive officers, nominees for Director, greater than 5% shareholders, or any of their immediate family members, among others.

The types of transactions covered by this policy are transactions, arrangements, or relationships, or any series of similar transactions, arrangements, or relationships, including any indebtedness or guarantee of indebtedness, in which (i) we or any of our subsidiaries were or will be a participant, (ii) the aggregate amount involved exceeds $120,000 in any calendar year, and (iii) any related person had, has, or will have a direct or indirect material interest.

Under the policy, we generally only enter into or ratify related persons transactions when the Audit Committee determines such transactions are in our best interests and the best interests of our shareholders. In determining whether to approve or ratify a related persons transaction, the Audit Committee will consider the following factors and other factors it deems appropriate:

•	whether the related persons transaction is on terms comparable to terms generally available with an unaffiliated third party under the same or similar circumstances;
•	the benefits of the transaction to us;
•	the extent of the related person’s interest in the transaction; and
•	whether there are alternative sources for the subject matter of the transaction.

www.halliburton.com	HALLIBURTON | 2023 Proxy Statement	6

Back to contents

The Board of Directors and Standing Committees of Directors

The Board has the following standing Committees: Audit; Compensation; Health, Safety and Environment; and Nominating and Corporate Governance. Each standing Committee is comprised of Directors who, in the business judgment of the Board, are independent, after considering all relevant facts and circumstances, including the independence standards set forth in our Corporate Governance Guidelines.

Our independence standards meet New York Stock Exchange, or NYSE, independence requirements. Our independence standards and compliance with those standards are periodically reviewed by the Nominating and Corporate Governance Committee. There were no relevant transactions, arrangements, or relationships not disclosed in this proxy statement that were considered by the Board in making its determination as to the independence of the Directors.

Board Leadership

Our Board believes that it is important to maintain flexibility to determine the appropriate leadership of the Board and whether the roles of Chairman and Chief Executive Officer should be combined or separate. Our Corporate Governance Guidelines provide that the Board consider annually whether it is appropriate for the same individual to fill both of those roles. When making that determination, the Board considers issues such as industry and financial expertise, in-depth knowledge of Halliburton and its business, and succession planning. In 2022, the Board decided that a combined leadership role would continue to best serve the Company and its shareholders. The Board believes that Jeffrey A. Miller, our Chairman, President and Chief Executive Officer, with his industry expertise, financial expertise, and in-depth knowledge of Halliburton and its business, is the correct person to fill both roles. The Board also believes that Mr. Miller is best suited to lead the Board’s discussion and evaluation of the Company’s business, financial, and health, safety, environment, and sustainability strategy and performance. With the exception of Mr. Miller, the Board is composed of independent Directors.

Robert A. Malone is our Lead Independent Director. The Lead Independent Director’s role and responsibilities are set forth in the Lead Independent Director Charter adopted by the Board. These include the following:

liaises between the independent Directors and the Chairman	participates in shareholder engagement
approves agendas for Board meetings and ensures the agendas provide opportunities for the Board to provide input on the Company’s business strategy and management’s execution of that strategy	advises management on and approves information sent to the Board and approves schedules for meetings of the Board
presides over meetings and executive sessions of the independent Directors	authorizes the retention of outside advisors and consultants who report directly to the Board
leads the Board’s annual evaluation of the Chief Executive Officer	schedules meetings of the independent Directors as appropriate participates in efforts to identify and recruit candidates for Board membership

Our Lead Independent Director Charter is available on our website at www.halliburton.com.

HALLIBURTON | 2023 Proxy Statement	7

Back to contents

Board and Committee Oversight

Environmental, Social, and Governance Oversight

The Halliburton Board of Directors Nominating and Corporate Governance Committee conducts general oversight of ESG matters at Halliburton. However, each Board committee is responsible for different aspects of ESG (as outlined in each committee’s charter). In 2022, the Board increased its ESG oversight by dedicating more time to these matters in committee and full Board meetings, and in engagements with Halliburton’s shareholders.

By regularly engaging with shareholders and other outside experts, the Board can more effectively prioritize relevant sustainability matters in the Company’s overall corporate strategy. Shareholders have endorsed this oversight structure and other governance enhancements.

The following chart details the primary oversight responsibilities held by each of the Halliburton Board’s committees:

*	The Board of Directors receives quarterly cybersecurity updates.

The Board believes that it has a strong governance structure in place to ensure independent oversight on behalf of all shareholders. All standing Committees of the Board are comprised solely of independent Directors. Below is a discussion of some of these areas of oversight.

Political and Lobbying Spending

The Nominating and Corporate Governance Committee is responsible for oversight of political expenditures, payments to trade associations, and lobbying activity. In 2022, we published a comprehensive report (Halliburton Policies for Political Engagement) on our annual political activity. The report is available on our website at www.halliburton.com.

www.halliburton.com	HALLIBURTON | 2023 Proxy Statement	8

Back to contents

Notable highlights from this report include:

•	Zero corporate contributions made directly to political parties or candidates
•	Zero corporate contributions used to support ballot measures
•	Prohibitions against using corporate funds to contribute to 527 and 501(c)(4) organizations
•	Board oversight of the Company’s strategy for political engagement, including oversight of political spending lobbying

In 2022, Halliburton scored a 93 on the CPA-Zicklin Index with a raw score of 65 points. Halliburton’s score is high enough (90 or above) that the Company is now classified as a “Trendsetter” which, in CPA-Zicklin Index terms, indicates robust Company disclosure and oversight.

Enterprise Risk Management

We have implemented an Enterprise Risk Management (ERM) program to identify and analyze enterprise-level risks and their potential impact on our business. The objectives of our ERM program are to:

•	increase the probability of achieving higher returns on capital and reducing cash flow volatility by identifying:
•	current and developing risks; and
•	significant controls and potential gaps related to identified risks;
•	ensure that our key risks are being effectively managed; and
•	assess whether our compensation policies are reasonably likely to have a materially adverse effect on us.

Our internal processes to identify and manage risks include our Code of Business Conduct; extensive policies and business practices; financial controls; Internal Assurance Services audits of our internal controls and health, safety, environment, and sustainability; the activities of the Ethics and Compliance group of the Law Department; and our ERM program.

The Audit Committee receives an annual ERM report on risk assessment and risk management in which risks are identified and assigned a significance rating based on potential consequences of the risk, the likelihood of occurrence, and mitigation preparedness.

Our Chief Executive Officer, who is primarily responsible for managing our day-to-day business, is ultimately responsible to the Board for all risk categories. Our executive officers are assigned responsibility for the various risk categories. The Board has delegated to its Committees the responsibility to monitor certain risks and receive regular updates on those risks.

Cybersecurity

Global attacks on corporate IT and Operational Technology are increasingly frequent and sophisticated. Halliburton takes every threat to cybersecurity seriously. We invest significant resources in protecting Company systems and data, and do so in alignment with industry standards, including the International Organization for Standardization (ISO) 27001, the National Institute of Standards and Technology (NIST) 800-53, NIST 800-82, and International Electrochemical Commission (IEC) 62443. The Company’s Board of Directors was an early adopter among companies to call for an every-meeting update on cybersecurity. They receive quarterly cybersecurity updates, and our Audit Committee receives an in-depth annual review.

Energy Demand and Climate Initiatives

In 2022, the Company and our customers worked on furthering the energy mix transition to a lower carbon future. While worldwide demand for oil and gas remains strong, the energy mix transition is an issue of global importance. With guidance from the Board of Directors, the Company made progress on our goal to reduce Scope 1 and 2 emissions by 40% by 2035 from our baseline year of 2018. Halliburton executed on opportunities to reduce emissions and is on track to meet reduction targets.

Non-Financial Strategic Metrics and Incentive Plans

As a result of our Listen and Respond shareholder outreach effort, and with the endorsement of our shareholders, the Compensation Committee decided, effective January 1, 2022, to include Non-Financial Strategic Metrics focused on greenhouse gas (GHG) emissions and DE&I — two of our main areas of focus — in our annual incentive plan. Non-Financial Strategic Metrics comprise 20% of the total award, with achievement of specific financial goals comprising 80% of the total award. More information on these Non-Financial Strategic Metrics is provided beginning on page 54.

HALLIBURTON | 2023 Proxy Statement	9

Back to contents

Members of the Committees of Our Board of Directors

Name	Audit Committee	Compensation Committee	Health, Safety and Environment Committee	Nominating and Corporate Governance Committee
Abdulaziz F. Al Khayyal
William E. Albrecht
M. Katherine Banks
Alan M. Bennett
Milton Carroll
Earl M. Cummings
Murry S. Gerber
Robert A. Malone
Jeffrey A. Miller
Bhavesh V. Patel
Maurice S. Smith
Janet L. Weiss
Tobi M. Edwards Young

  Chair           Member

*	Ms. Weiss and Mr. Smith both joined the Board in February 2023 and will be appointed to Committees of the Board in May 2023.

The Board has determined that all members of the Audit Committee are independent under our Corporate Governance Guidelines. The Board has determined that M. Katherine Banks, Alan M. Bennett, Murry S. Gerber, and Bhavesh V. Patel are “audit committee financial experts” as defined by the Securities and Exchange Commission, or SEC.

Board Attendance

During 2022, the Board held 6 meetings and met in executive session of the independent Directors, without management present, on 4 occasions. Committee meetings were held as follows:

Audit Committee	9
Compensation Committee	5
Health, Safety and Environment Committee	4
Nominating and Corporate Governance Committee	4

All members of the Board attended at least 87% of the total number of meetings of the Board and the Committees on which he or she served during the last fiscal year.

All of our Directors attended the 2022 Annual Meeting, as required by our Corporate Governance Guidelines.

www.halliburton.com	HALLIBURTON | 2023 Proxy Statement	10

Back to contents

Evaluation of Board and Director Performance

The Board believes that a rigorous evaluation process is an essential component of strong corporate governance practices. The Nominating and Corporate Governance Committee annually conducts a four-part evaluation process to evaluate Board effectiveness and aid in succession planning.

PROCESS REVIEW	The Nominating and Corporate Governance Committee reviews and approves the process to evaluate the performance of the Board, its four standing Committees (Audit; Compensation; Health, Safety and Environment; and Nominating and Corporate Governance), and each individual Director. The Committee also approves a Director qualifications and experience survey. The Committee annually reviews, updates, and modifies, and then approves the evaluation process and the qualifications and experience survey. Questionnaires and the survey are distributed through a web-based platform. This process encourages candid responses from our Directors and promotes productive discussions.
EVALUATION	Each Director completes written questionnaires designed to gather suggestions to improve Board, Committee, and Director performance and effectiveness and to identify opportunities for change. The questionnaires solicit feedback on a range of issues, including: • Board operations • Succession planning • Committee composition, processes, and responsibilities • Information sharing with and from management • Overall Board dynamics • Director preparation, participation, and contribution • Alignment of skills and characteristics to business needs and strategy • Leadership • Agenda topics The qualifications and experience survey identifies individual skills and expertise of each non-management Director.
ANALYSIS	The Chair of the Nominating and Corporate Governance Committee analyzes completed questionnaires and provides a summary to the Board. We then update our qualifications and experience matrix based on the survey responses and feedback, with a focus on optimizing the range and depth of perspectives and experiences necessary to oversee the relevant opportunities, strategies, and risks of the Company.
ACTIONS TAKEN	The Nominating and Corporate Governance Chair reports to the Board on results of the entire process. This year, the Board had a lengthy discussion of the Board's processes and the evaluation results. Among the topics discussed were governance, oversight, and committee work. The Directors concluded that the Board and its Committees are functioning well. Further, by analyzing the completed qualifications and experience matrix, the Board identifies those skills and expertise desirable for future Director candidates. If warranted, the Chair of the Nominating and Corporate Governance Committee or the Lead Independent Director engage in discussions with individual Board members about their performance.

HALLIBURTON | 2023 Proxy Statement	11

Back to contents

Shareholder Nominations of Directors

Our By-laws provide that shareholders may nominate persons for election to the Board at a meeting of shareholders.

Shareholder nominations require written notice to the Corporate Secretary at the address of our principal executive office set forth on page 87 of this proxy statement, and for the Annual Meeting of Shareholders in 2024, must be received not less than 90 days nor more than 120 days prior to the anniversary date of the 2023 Annual Meeting of Shareholders, or no later than February 17, 2024, and no earlier than January 18, 2024. The shareholder notice must contain, among other things, certain information relating to the shareholder and the proposed nominee as described in our By-laws. In addition, the proposed nominee may be required to furnish other information as we may reasonably require to determine the eligibility of the proposed nominee to serve as a Director.

Our By-laws also provide for proxy access for shareholder nominations of Directors. The provision permits up to 20 shareholders owning 3% or more of our outstanding common stock continuously for at least three years to nominate and include in our proxy materials for a meeting of shareholders up to two Directors or 20% of the Board, whichever is greater, provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in the By-laws.

Qualifications of Directors

Candidates nominated for election or re-election to the Board should possess the following qualifications:

•	Personal characteristics:

•	high personal and professional ethics, integrity, and values;

•	an inquiring and independent mind; and

•	practical wisdom and mature judgment;

•	Broad training and experience at the policy-making level in business, government, education, or technology;

•	Expertise that is useful to us and complementary to the background and experience of other Board members, so that an optimum balance of experience and expertise of members of the Board can be achieved and maintained;

•	Willingness to devote the required amount of time to carry out the duties and responsibilities of Board membership;

•	Commitment to serve on the Board for several years to develop knowledge about our business;

•	Willingness to represent the best interests of all of our shareholders and objectively evaluate management performance; and

•	Involvement only in activities or interests that do not create a conflict with the Director’s responsibilities to us and our shareholders.

The Nominating and Corporate Governance Committee is responsible for assessing the appropriate mix of skills and characteristics required of Board members and periodically reviews and updates the criteria. In selecting Director nominees, the Board considers the personal characteristics, experience, and other criteria as set forth in our Corporate Governance Guidelines, as well as our specific needs and the needs of our Board at the time.

www.halliburton.com	HALLIBURTON | 2023 Proxy Statement	12

Back to contents

Board Refreshment

The Board of Directors is responsible for filling Board vacancies when they occur, and for making sure regular Board refreshment occurs. The Company’s Corporate Governance Guidelines stipulate that each non-management Director shall retire from the Board immediately prior to the annual shareholder meeting that follows their 75th birthday.

The Board has delegated to the Nominating and Corporate Governance Committee the duty to select and recommend new candidates for approval. When called upon to fill a vacancy, this Committee considers all recommended candidates, and may retain an independent executive search firm to assist with candidate selection and review.

The Nominating and Corporate Governance Committee conducts an annual review of the overall composition of the Board to determine whether the current non-management Directors collectively represent an appropriate mix of experience, diversity, and expertise. Determination of expertise includes consideration of the following (among other factors): experience in a leadership role in a public or private company, including C-suite experience; experience with oil and gas, energy, manufacturing, engineering, or technology; experience in matters relating to health, safety, and environment; or other sustainability experience.

The Nominating and Corporate Governance Committee will consider candidates for Board membership recommended by Board members, our management, and shareholders. The Committee may also retain an independent executive search firm to identify candidates for consideration and to gather additional information about the candidate’s background, experience, and reputation. Ms. Weiss and Mr. Smith were each identified as a potential Director candidate by non-management Directors. A shareholder who wishes to recommend a candidate should notify our Corporate Secretary.

This process resulted in enhancement of our Board over the last several years with the addition of four female Directors, one of whom is ethnically diverse, and three ethnically diverse male Directors. Ms. Weiss and Mr. Smith joined the Board in 2023. Ms. Weiss contributes substantial global, multinational experience in the oil and gas industry. As a CEO, Mr. Smith brings deep expertise in setting and executing long-term corporate strategy, identifying and implementing important growth initiatives, and overseeing financial operations and activities. Ms. Young and Mr. Cummings joined the Board in 2022. Ms. Young contributes technology, governance, policy making, and regulatory experience. Mr. Cummings contributes leadership in technology solutions and entrepreneurship. Mr. Patel joined the Board in 2021. His chemical industry experience benefits us greatly as we

HALLIBURTON | 2023 Proxy Statement	13

Back to contents

expand our chemicals business. Dr. Banks and Ms. Hemingway Hall joined the Board in 2019. Dr. Banks contributes extensive experience in engineering and technology to the Board as well as her perspective as the President of a major research university. Ms. Hemingway Hall decided not to stand for re-election to the Board last year, due solely to a personal decision related to health and travel issues associated with the COVID-19 pandemic and endemic.

Shareholder Engagement

Halliburton’s Board values continuous improvement. We prioritize regular engagement with our shareholders through ongoing, open dialogue that helps us gather valuable feedback and ensures we are aware of investor viewpoints.

To that end, in 2022, independent Board members offered off-season meetings to better understand shareholder priorities and concerns prior to the proxy voting season. We offered to engage with our largest shareholders, as well as several others who had contacted Halliburton. This engagement included offering and participating in in-person sessions. Board members and management conducted meetings with 20 shareholders representing approximately 50% of our shares, and with the two largest proxy advisors, Institutional Shareholder Services Inc. (ISS) and Glass Lewis. These included video conferences and in-person meetings with Murry Gerber (Chair of the Compensation Committee) or Robert Malone (Lead Independent Director) and senior management.

The Company distributed our refreshed shareholder presentation to all of our largest shareholders and others who contacted Halliburton, even if they were unable to participate in a meeting or video call, and offered to follow up with them. 2022 updates to these materials highlighted the most recent available information about our Board oversight and corporate governance; executive compensation program; health, safety, and environment (HSE) performance and strategies; diversity, equity, and inclusion (DE&I) performance and strategies; and our approach to the energy mix transition. After receiving these new materials, additional shareholders accepted the offer to meet.

In addition to providing an off-season investor engagement program, we solicited shareholder feedback coincident with annual and quarterly reporting, earnings conference calls, and investor meetings. Halliburton’s senior management and Investor Relations team held regular meetings and conference calls with analysts, institutional investors, and ESG rating firms, among others. In 2022, Halliburton participated in 13 sell-side conferences, three non-deal roadshows, and 313  investor meetings that were all part of the Company’s ongoing cadence of shareholder outreach.

Our senior management and Directors presented shareholder feedback to the full Board of Directors for discussion. As a result of these engagements and Board consideration of investor feedback, we made enhancements to our Board governance and executive compensation program.

Communication to the Board

To foster better communication from our shareholders and other interested persons, we maintain a process for shareholders and others to communicate with the Audit Committee and the Board. The process has been approved by both the Audit Committee and the Board and meets the requirements of the NYSE and SEC. The methods of communication with the Board include telephone, mail, and e-mail.

888.312.2692 or 770.613.6348	Board of Directors c/o Code of Business Conduct Halliburton Company P.O. Box 2625 Houston, TX 77252-2625 USA	BoardofDirectors@halliburton.com

Our Director of Business Conduct, an employee, reviews all communications directed to the Audit Committee and the Board. The Audit Committee is promptly notified of any substantive communication involving accounting, internal accounting controls, or auditing matters. The Lead Independent Director is promptly notified of any other significant communication, and any Board-related matters which are addressed to a named Director are promptly sent to that Director. Copies of all communications are available for review by any Director. Communications may be made anonymously or confidentially. Confidentiality shall be maintained unless disclosure is:

•	required or advisable in connection with any governmental investigation or report;

•	in the interests of Halliburton, consistent with the goals of our Code of Business Conduct; or

•	required or advisable in our legal defense of a matter.

Information regarding these methods of communication is also on our website at www.halliburton.com.

www.halliburton.com	HALLIBURTON | 2023 Proxy Statement	14

Back to contents

Proposal No. 1

Election of Directors

In considering whether a current Director should be nominated for election as a Director, the Nominating and Corporate Governance Committee and the Board considered, among other matters, the expertise and experience of the Director, the annual performance evaluation of the Director, the Director’s attendance at, preparation for, and engagement in Board and Committee meetings, the diversity of the Board, the tenure of the Director, and the overall distribution of tenure among Directors to ensure sufficient experience with the Company’s operations, performance, and technology, and the cycles of the industry. A summary of the qualifications and experience of our non-management Directors is provided under Information about Nominees for Director.

AFTER CONSULTATION WITH THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE, THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE DIRECTOR NOMINEES LISTED UNDER INFORMATION ABOUT NOMINEES FOR DIRECTOR.

The thirteen nominees are all current Directors. If any nominee is unwilling or unable to serve, favorable and uninstructed proxies will be voted for a substitute nominee designated by the Board. If a suitable substitute is not available, the Board will reduce the number of Directors to be elected. Each nominee has indicated approval of his or her nomination and his or her willingness to serve if elected. The Directors elected will serve for the ensuing year and until their successors are elected and qualify.

HALLIBURTON | 2023 Proxy Statement	15

Back to contents

NON-MANAGEMENT DIRECTOR QUALIFICATIONS AND EXPERIENCE

TENURE
Year Elected		2014	2016	2019	2006	2006	2022	2012	2009	2021	2023	2023	2022

INDEPENDENCE AND EXPERIENCE
Independence
Board or Board Committee Leadership
Public Company Experience
Private Company Experience
Not-for-Profit Experience
Government Experience
Academia
Community Leadership/Philanthropic

DECISION-MAKING OR OTHER SUBSTANTIAL EXPERIENCE
Energy Industry Including Oil and Gas		A	A	A	A	A	A	A	A	A	B	A
Accounting/Finance		B	A	A	A		A	A	A	A	A	A	A
Innovation and Entrepreneurship		A	A	A	A	A	A	A	A	A	A	A
Information Technology and Cybersecurity		B	B	A			A	A	A	A	B	A	A
Science, Technology, and Engineering		A	A	A	B		A	A	A	A		A	A
Legal/Compliance		B	A	A	A		A	A	A	A	A	A	A
Mergers & Acquisitions		A	A	B	A	A	A	A	A	A	A	A	A
Human Resources and Compensation		A	A	A	A	B	A	A	A	A	A	A	A
Strategic Planning and Risk Oversight		A	A	A	A	B	A	A	A	A	A	A	A
International Business		A	A	B	A	B		A	A	A	B	B	A
Health, Safety, and Environment and Sustainability		A	A	A	B		A	A	A	A	B	A	A
Manufacturing, Supply Chain, and Operations		A	A	A	B	A	B	A	A	A		A	A
Public Policy		B	A	A	B	A	A	A	A	B	A	A	A
Corporate Governance		A	A	A	A	A	A	A	A	A	A	A	A

LEGEND
A	Policy-making experience in business, government, education, or technology
B	Other substantial experience

DEMOGRAPHICS
Race/Ethnicity
Black/African American
Indian/South Asian
White/Caucasian
Middle Eastern
Native American
Gender
Male
Female

www.halliburton.com	HALLIBURTON | 2023 Proxy Statement	16

Back to contents

Information about Nominees for Director

Abdulaziz F. Al Khayyal

Former Director and Senior Vice President of Industrial Relations, Saudi Aramco

INDEPENDENT

Age: 69

Director Since: 2014

Halliburton Committees

•  Health, Safety and Environment

•  Nominating and Corporate Governance

Current Public Company Directorships

•  Marathon Petroleum Corporation (since 2016)

Former Public Company Directorships
(within last five years):

•  None

Other Directorships and Memberships

•  Director, National Gas & Industrialization Company

•  Member, Board of Directors for the International Youth Foundation

Mr. Al Khayyal has exceptional knowledge of the energy industry, including significant international experience, a thorough understanding of the geopolitics of the oil and gas business, and executive experience with the world’s largest producer of crude oil. Mr. Al Khayyal retired from a senior leadership role at Saudi Aramco in 2014 after more than three decades of service.

Skills and qualifications

Energy Industry, International Business, Strategic Planning: Mr. Al Khayyal is the retired director and Senior Vice President of Industrial Relations of Saudi Aramco. He held multiple senior roles of increasing responsibility during his career at Saudi Aramco, spanning from 1981 to 2014, including Senior Vice President, Refining, Marketing and International, and Vice President, Corporate Planning. He worked across many facets of the company, including leadership roles in sales and marketing, human resources, corporate planning, and international operations. Mr. Al Khayyal had responsibility or worked for assets and facilities around the globe, including in Saudi Arabia and the Middle East, the United States, South Korea, and the Philippines.

Technology/Engineering: Mr. Al Khayyal served in several engineering assignments early in his Saudi Aramco career and worked in several midstream and downstream positions. In addition to his 33-year career at Saudi Aramco, Mr. Al Khayyal attended University of California, Irvine, where he received his bachelor’s degree in mechanical engineering and an MBA.

Health, Safety & Environment and Sustainability: Mr. Al Khayyal held a wide range of managerial positions in oil and gas operations and maintenance, including as Saudi Aramco’s Senior Vice President, International Operations. While in this role, he oversaw the daily operations including environmental, safety, and security concerns for 50,000 employees across the Saudi Aramco organization. This extensive, directly applicable industry expertise brings important context and perspectives to the work of our Health, Safety and Environment Committee.

Human Resources/Compensation: As Director of Personnel and later VP of Human Resources for three years at Saudi Aramco, Mr. Al Khayyal was responsible for recruitment, hiring, training, benefits, and compensation practices, and policies and procedures across its global workforce. He led the initiative to form a medical joint venture with Johns Hopkins to manage healthcare needs for Aramco’s 350,000 employees and dependents.

Legal/Regulatory/Public Policy: Mr. Al Khayyal currently serves as a board member for Marathon Petroleum and is Vice Chair of the Sustainability and Public Policy Committee. As Senior Vice President of Industrial Relations, he had direct oversight for Aramco’s global government relations efforts.

HALLIBURTON | 2023 Proxy Statement	17

Back to contents

William E. Albrecht President, Moncrief Energy, LLC INDEPENDENT Age: 71 Director Since: 2016 Halliburton Committees • Health, Safety and Environment (Chair) • Compensation

Current Public Company Directorships

•  Chairman of the Board, Vital Energy (formerly Laredo Petroleum Inc.) (since 2020)

Former Public Company Directorships
(within last five years):

•  Chairman of the Board, Rowan Companies (2015–2019)

•  Chairman of the Board, California Resources Corporation (2014-2020)

•  Lead Independent Director, Valaris Inc. (2019-2021)

Other Directorships and Memberships

•  Director, Terra Energy Partners

•  Director Certified, National Association of Corporate Directors

•  Board Leadership Fellow, National Association of Corporate Directors

Mr. Albrecht has extensive experience in the oil and natural gas industry and executive experience with a public oil and gas exploration and production company and an international offshore drilling company. As the President of an independent oil and gas company, he has deep knowledge of the current dynamics in the U.S. oil and gas industry. Additionally, Mr. Albrecht’s expertise in the field of engineering gives him technical understanding of Halliburton’s products, services, and customers.

Skills and qualifications

Energy Industry, International Business, Strategic Planning: Mr. Albrecht has spent more than 40 years in leadership positions in the domestic oil and gas industry. Since 2021, he has been the President of Moncrief Energy. Previously, Mr. Albrecht was Chairman of the Board of California Resources Corporation (CRC), an independent oil and natural gas company. He worked as Vice President at Occidental Petroleum and as President of Oxy Oil & Gas, Americas. At Oxy, Mr. Albrecht had managerial oversight of its upstream assets. Prior to Oxy, Mr. Albrecht was an executive officer for domestic energy producer EOG Resources and a petroleum engineer for Tenneco Oil Company.

Accounting/Finance: Over multiple decades in oil and gas industry leadership roles, Mr. Albrecht has led development and acquisition efforts at companies including Kelley Oil & Gas Corp., Contour Energy, EOG Resources, and Occidental Petroleum. His responsibilities have included oversight and active engagement in accounting and finance matters at each assignment.

Health, Safety & Environment and Sustainability: As a petroleum engineer for Tenneco Oil Company, Mr. Albrecht had hands-on experience in the health, safety, environmental, and sustainability efforts of Tenneco and knows what it takes to maintain a safe and sustainable workplace. As President of Oxy Oil and Gas USA and later President of Oxy Oil and Gas Americas, Mr. Albrecht provided leadership and oversight on Oxy HSE performance and continuous improvement efforts.

Mergers & Acquisitions: Mr. Albrecht oversees strategy at Moncrief Energy. At EOG Resources, he served as Vice President of Acquisitions and Engineering, where he had responsibility for acquisitions, divestitures, and the annual SEC year-end reserves report. As Chairman of the Board of Rowan Companies, Mr. Albrecht oversaw the 2018 merger of Rowan and Ensco. As Chairman of the Board at CRC, he oversaw asset acquisitions such as the 2018 Elk Hills oil field purchase from Chevron.

Human Resources/Compensation: As Chairman of the Board of CRC and as President of Moncrief Energy, Mr. Albrecht gained significant industry experience regarding compensation and HR matters, such as recruitment and hiring, benefits, and training.

www.halliburton.com	HALLIBURTON | 2023 Proxy Statement	18

Back to contents

M. Katherine Banks President, Texas A&M University INDEPENDENT Age: 63 Director Since: 2019 Halliburton Committees • Audit • Health, Safety and Environment

Current Public Company Directorships

•  None

Former Public Company Directorships
(within last five years):

•  None

Other Directorships and Memberships

•  Elected Fellow of the American Society of Engineers

•  National Academy of Engineering

•  Board member, Triad National Security

Dr. Banks has significant experience in engineering, technology, and academia, and she brings unique expertise in scientific lab management, safety, and nuclear security. Since 2021, Dr. Banks has served as President of Texas A&M University. She also serves as Vice Chancellor of National Laboratories and National Security Strategic Initiatives for the Texas A&M University System, where she provides oversight of the Los Alamos National Laboratory and the George H.W. Bush Combat Development Complex at the RELLIS campus.

Skills and qualifications

Strategic Planning: Dr. Banks has over 30 years of experience in academia and currently serves as President of Texas A&M University, one of the largest U.S. universities with more than 72,000 students and 10,000 faculty and staff members. Prior to becoming President, she served as the Dean of the College of Engineering for nine years at Texas A&M and Head of the School of Civil Engineering at Purdue University. As governments and industries consider alternative forms of energy and as service companies consider additional products and services for emerging and alternative energy sources, Dr. Banks’ experience with engineering, technology, and nuclear security provides strategic insight into future opportunities.

Technology/Engineering, Energy Industry: Dr. Banks’ technical training includes a bachelor’s degree in engineering from the University of Florida, a master’s degree in engineering from the University of North Carolina, and a doctoral degree in civil and environmental engineering from Duke University. She has held numerous leadership positions in engineering schools, including serving as Vice Chancellor of Engineering and Dean of Texas A&M’s College of Engineering. Dr. Banks is an Elected Fellow of the American Society of Civil Engineers and was elected to the National Academy of Engineering. In addition to her leadership positions and national recognition in the field of engineering, she received Oil and Gas Investor’s 25 Influential Women in Energy Pinnacle Award in 2021.

Human Resources and Compensation: Given Halliburton’s focus on developing talent, Dr. Banks’ knowledge of the American academic system is highly valuable to the Board’s discussions of talent recruitment, retention, and development.

Health, Safety & Environment and Sustainability: At Texas A&M, Dr. Banks helped establish the EnMed program, an innovative engineering medical school option created by Texas A&M University and Houston Methodist Hospital, designed to educate a new kind of physician who will create transformational technology for health care. Dr. Banks’ oversight of Texas A&M’s Sustainability Master Plan provides unique perspectives and knowledge to the Board’s work to oversee ESG strategy at Halliburton.

Public Policy: Dr. Banks’ leadership positions include serving as Vice Chancellor of National Laboratories and National Security Strategic Initiatives. In these capacities she has had significant engagement on matters of public policy.

HALLIBURTON | 2023 Proxy Statement	19

Back to contents

Alan M. Bennett Former President and Chief Executive Officer, H&R Block, Inc. INDEPENDENT Age: 72 Director Since: 2006 Halliburton Committees • Audit (Chair) • Nominating and Corporate Governance

Current Public Company Directorships

•  Fluor Corporation (since 2011)

•  TJX Companies, Inc. (since 2007)

Former Public Company Directorships
(within last five years):

•  None

Other Directorships and Memberships

•  None

Mr. Bennett has broad business and financial expertise, from internal audit to corporate controller to chief financial officer of a large, public company. He is a certified public accountant and also has chief executive officer experience. Mr. Bennett has deep experience overseeing strategic decisions related to mergers and acquisitions, which gives him valuable perspectives in Board discussions of strategy and capital allocation. He brings a keen understanding of the customer perspective and how to create results-driven marketing campaigns.

Skills and qualifications

Accounting/Finance, Strategic Planning, Mergers & Acquisitions: Mr. Bennett is a certified public accountant who retired in 2011 as President and CEO of H&R Block, a tax, banking, and financial service provider, and he has intimate knowledge of financial matters. Prior to this role, he served as Senior Vice President and Chief Financial Officer at Aetna, a diversified healthcare benefits company, and was Vice President, Sales and Marketing, at Pirelli Armstrong Tire Company. His leadership roles at H&R Block, Aetna, and Pirelli Armstrong provide our Board with insights into strategic planning, audits, enterprise risk management, and mergers and acquisitions.

Legal/Regulatory/Public Policy: At Aetna, Mr. Bennett engaged frequently on critical regulatory and legal matters for a company that operates in a highly regulated industry. Mr. Bennett’s experience at Aetna required a deep understanding of public policy issues in the healthcare space. He brings deep knowledge of internal control processes for Sarbanes-Oxley Act compliance.

Technology: Through his leadership at H&R Block, Mr. Bennett understands the technology requirements needed to support a large workforce across multiple geographies. He approved and oversaw the rollout of major technology systems at H&R Block and Aetna.

Human Resources/Compensation: In his role as Chief Executive Officer of H&R Block, Mr. Bennett had responsibility for a global workforce that spanned more than 90,000 employees across the company’s operating footprint. He is intimately familiar with human resources issues such as hiring, benefits, retention, and training, having served as a leader at one of the largest U.S. health care providers, and he has direct experience overseeing management succession activities.

Corporate Governance: Mr. Bennett has served on the boards of five major U.S. corporations in the past 20 years: Bausch & Lomb, H&R Block, TJX Companies, Fluor, and Halliburton. He uses this deep experience and knowledge base to support Board discussions of investor expectations and governance best practices as he chairs the Audit Committee and serves on the Nominating and Corporate Governance Committee.

www.halliburton.com	HALLIBURTON | 2023 Proxy Statement	20

Back to contents

Milton Carroll

Former Executive Chairman of the Board, CenterPoint Energy, Inc.

INDEPENDENT

Age: 72

Director Since: 2006

Halliburton Committees

•  Compensation

•  Nominating and Corporate Governance (Chair)

Current Public Company Directorships

•  Chairman of the Board, Health Care Service Corporation (since 2002)

Former Public Company Directorships
(within last five years):

•  LyondellBasell Industries (2010-2016)

•  Western Gas Holdings LLC, the general partner of Western Gas Partners (2008-2019)

•  Western Midstream Partners, LP (February 2019-August 2019)

•  CenterPoint Energy (1992-2021)

Other Directorships and Memberships

•  None

Mr. Carroll has more than 30 years of public company board experience, corporate governance expertise, and deep knowledge of the oilfield services industry. Mr. Carroll retired from CenterPoint Energy in 2021, after serving as the company’s Chairman of the Board for 19 years. Since 2002 he has served as Chairman of the Board of Health Care Service Corporation, a health benefits company. Mr. Carroll’s leadership experience at large multinational companies, as well as his public company board experience, contribute greatly to our Board’s oversight of business strategy and operations.

Skills and qualifications

Energy Industry: Mr. Carroll has vast knowledge of the energy and power industries. He retired as Executive Chairman of the Board at CenterPoint Energy, a major domestic utility company that handles the transmission and distribution of power and natural gas to more than 5 million customers, after nearly 30 years of service as a director and executive of the company, its predecessors, and affiliates. Earlier in his career, Mr. Carroll founded Instrument Products, a company that manufactured oilfield equipment.

Mergers & Acquisitions: Mr. Carroll has worked on a number of high-profile M&A matters during his career, from his time as the founder of a manufacturing company supplying oilfield equipment to his work as Chairman at CenterPoint and as a LyondellBasell board member. He chaired the Special Committee of Western Gas Holdings, which oversaw several acquisitions, mergers, and special transactions.

Human Resources/Compensation: Mr. Carroll’s extensive experience as a board member at Health Care Services Corporation, CenterPoint Energy, LyondellBasell, and Western Gas Holdings provides valuable insight as our Board addresses HR, compensation, benefits, and retention issues. He chaired the Compensation Committee while serving as a board member at LyondellBasell.

Corporate Governance: Mr. Carroll’s public company board leadership experience brings breadth and depth to inform Halliburton’s corporate governance and shareholder engagement practices, and it underscores his effectiveness in the role of Nominating and Corporate Governance Committee Chair.

Legal/Regulatory/Public Policy: Mr. Carroll is intimately familiar with the legal and regulatory issues facing a publicly traded energy company. During Mr. Carroll’s tenure at CenterPoint Energy, he helped the company through the complexities of the Texas electrical market deregulation.

HALLIBURTON | 2023 Proxy Statement	21

Back to contents

Earl M. Cummings Managing Partner, MCM Houston Properties LLC INDEPENDENT Age: 58 Director Since: 2022 Halliburton Committees • Audit • Compensation

Current Public Company Directorships

•  CenterPoint Energy (since 2020)

Former Public Company Directorships
(within last five years):

•  None

Other Directorships and Memberships

•  Texas Southern University, Jesse H. Jones School of Business Advisory Council Member

•  Texas Children’s Hospital, Operations & Planning Committee

•  University of Houston Energy Advisory Board, Strategic Planning Committee

Mr. Cummings has significant technical expertise, leadership in information technology solutions, experience with federal and state government issues, and deep entrepreneurship credentials needed for innovation in an evolving energy economy. In addition, Mr. Cummings brings valuable expertise in business strategy, capital markets, and mergers and acquisitions. Since 2013, Mr. Cummings has been the Managing Partner of MCM Houston Properties, a real estate fund that purchases, restores, and rents single-family residential properties in the Houston area.

Skills and qualifications

Strategic Planning, Accounting/Finance: As Managing Partner of MCM Houston Properties, Mr. Cummings is responsible for executive leadership, capital raising, acquisition, and business and investment strategies of the fund and its assets. He has managed and sold more than 75,000 properties valued at over $5.5 billion. He is engaged in all phases of management and operation including investor and finance relationships, project selection, due diligence, acquisition, asset management, portfolio optimization and disposition strategy, RFP preparation and response, vendor and talent selection, and political and government affairs. Mr. Cummings serves on the Audit Committee of the CenterPoint Energy board of directors. He received an MBA from Pepperdine University.

Technology/Engineering: Previously, Mr. Cummings served as Chief Executive Officer of The BTS Team, an information technology and staffing firm specializing in network, programming, database, and desktop support services. Additionally, Mr. Cummings has served on the board of C-STEM Robotics, where he was founding Chairman of the Executive Board. He received a bachelor’s degree in management information systems from the University of Houston.

Public Policy: At MCM, Mr. Cummings has extensive knowledge of and direct experience working with a variety of federal and state real estate issues, including federal contract administration, technical proposal preparation, partnership and mentoring agreements, Federal Acquisition Regulations, the Small Business Administration, and General Service Administration.

Human Resources/Compensation: Mr. Cummings has direct HR and compensation experience as a board member of CenterPoint Energy, where he serves on the Compensation Committee.

Health, Safety & Environment and Sustainability: Mr. Cummings is intimately familiar with the HSE requirements of a publicly traded company through his work as the Chair of the Governance, Environment and Sustainability Committee of the CenterPoint Energy board of directors.

www.halliburton.com	HALLIBURTON | 2023 Proxy Statement	22

Back to contents

Murry S. Gerber Former Executive Chairman of the Board, EQT Corporation INDEPENDENT Age: 70 Director Since: 2012 Halliburton Committees • Audit • Compensation (Chair)

Current Public Company Directorships

•  BlackRock, Inc. (since 2000)

•  United States Steel Corporation (since 2012)

Former Public Company Directorships
(within last five years):

•  None

Other Directorships and Memberships

•  Board of Trustees, Pittsburgh Cultural Trust

Mr. Gerber has extensive business experience in the energy industry, with specific subject matter expertise in U.S. unconventional oil and natural gas basins. Mr. Gerber’s public company board experience spans two decades and multiple sectors, giving him important insights and perspectives on commodity markets and financial markets.

Skills and qualifications

Energy Industry, Strategic Planning, Accounting/Finance, Technology/Engineering: Mr. Gerber served as Executive Chairman of EQT Corporation from 2010 until May 2011, as its Chairman from 2000 to 2010, as its President from 1998 to 2007, and as its Chief Executive Officer from 1998 to 2010. EQT is an integrated energy company with a focus in natural gas production, gathering, processing, transmission, and distribution. Prior to this, Mr. Gerber served as CEO of Coral Energy (now Shell Trading North America). Mr. Gerber brings deep executive expertise managing and overseeing strategic, operational, and financial matters for large, complex enterprises. His experience as Lead Independent Director and a member of the Audit Committee at BlackRock and as Chair of the Audit Committee of U.S. Steel provides valuable experience for the Halliburton Board. Mr. Gerber holds a bachelor’s degree in geology from Augustana College and a master’s degree in geology from the University of Illinois.

Legal/Regulatory/Public Policy: Mr. Gerber is intimately familiar with legal and regulatory issues in highly regulated industries through his work at EQT and as the lead independent director of BlackRock. At EQT, he had daily oversight of public policy issues related to the oil and gas industry.

Mergers & Acquisitions: During this time leading EQT, Mr. Gerber oversaw the company’s growth from a local distribution company to the leading exploration and production company in the Appalachian Basin, investing $7 billion in the region.

Human Resources/Compensation: As President and CEO of EQT, Mr. Gerber had direct oversight of company HR and compensation plans, practices, and training and retention efforts.

Health, Safety & Environment and Sustainability: As a head of a large oil and gas company, Mr. Gerber had responsibility for company HSE initiatives and performance. He understands the critical nature of HSE requirements and their importance to the success of the business. Mr. Gerber serves on the Nominating, Governance & Sustainability Committee at BlackRock.

HALLIBURTON | 2023 Proxy Statement	23

Back to contents

Robert A. Malone

Executive Chairman, President and Chief Executive Officer, First Sonora Bancshares, and The First National Bank of Sonora (Sonora Bank)

INDEPENDENT

Age: 71

Director Since: 2009

Lead Independent Director Since: 2018

Halliburton Committees

•  Compensation

•  Nominating and Corporate Governance

Current Public Company Directorships

•  Non-Executive Chairman of the Board, Peabody Energy (since 2016) following the Company’s emergence from bankruptcy and Director (since 2009)

•  Teledyne Technologies (since 2015)

Former Public Company Directorships
(within last five years):

•  BP Midstream Partners GP LLC, the general partner of BP Midstream (2017-2022)

Other Directorships and Memberships

•  None

Mr. Malone has exceptional executive leadership experience, energy and natural resources industry expertise, and is highly experienced in crisis management, safety regulation compliance, and corporate restructuring. Mr. Malone is currently Executive Chairman, President and CEO of First Sonora Bancshares, and of Sonora Bank. He held global leadership roles at BP plc, BP America Inc., and BP Shipping Ltd.

Skills and qualifications

Accounting/Finance, Strategic Planning, Mergers & Acquisitions: In his current and prior roles, Mr. Malone has accrued years of experience setting and executing corporate strategy, leading acquisitions, and overseeing accounting and financial reporting processes. He brings important perspectives and context to the Board’s discussions of finance and capital allocation.

Energy Industry, Technology/Engineering: Prior to his current role at First Sonora, Mr. Malone was Executive Vice President of BP and the Chairman of the Board and President of BP America, at the time the largest producer of oil and natural gas and the second-largest gasoline retailer in the United States. Prior to this, Mr. Malone was Chief Executive of BP Shipping and Alyeska Pipeline. Additionally, Mr. Malone serves as non-executive Chairman of the Board at Peabody Energy and as a board member of Teledyne Technologies, which provides enabling technologies for industrial growth markets.

Legal/Regulatory/Public Policy: At BP, he led several efforts that required deep public policy, regulatory, and crisis management expertise, and he had direct oversight for the Law and Government Relations teams while at BP America.

Human Resources/Compensation: Mr. Malone’s executive leadership and board experience provides deep HR knowledge and insight from multiple industries. Through his work at Sonora Bank and BP, Mr. Malone brings knowledge on hiring, compensation, benefits, training, and retention matters that directly benefit our Board.

International Business: Mr. Malone lived abroad and conducted business around the world while at BP and BP Shipping. This gives him deep perspective into the global energy industry.

Health, Safety & Environment and Sustainability: In his past roles within the global BP organization, Mr. Malone had strong operations experience, supported sustainability initiatives, and was responsible for HSE performance and improvement. He was a safety director and understands the day-to-day safety requirements for a global energy company.

www.halliburton.com	HALLIBURTON | 2023 Proxy Statement	24

Back to contents

Jeffrey A. Miller Chairman of the Board, President and Chief Executive Officer, Halliburton Company NON-INDEPENDENT Age: 59 Director Since: 2014 Halliburton Committees • None

Current Public Company Directorships

•  None

Former Public Company Directorships
(within last five years):

•  None

Other Directorships and Memberships

•  American Petroleum Institute

•  National Petroleum Council

•  Advisory Council, Texas A&M University Dwight Look College of Engineering

•  The Council on Recovery Foundation

•  Greater Houston Partnership

Mr. Miller joined Halliburton in 1997, working in various leadership roles of increasing responsibility and oversight, including serving on our Board of Directors since 2014. From 2014 to 2017, he served as President and Chief Health, Safety and Environment Officer. From 2017 to 2018, Mr. Miller served as President and CEO; beginning in 2019, he has served as Halliburton’s Chairman of the Board, President and CEO.

Mr. Miller brings deep global energy industry expertise, executive and business development experience, and in-depth knowledge of Halliburton’s strategy, risks, human capital management programs, operations, and health, safety and environment protocols. Mr. Miller holds a bachelor’s degree in agriculture and business from McNeese State University and an MBA from Texas A&M University.

Skills and qualifications

Energy Industry, Strategic Planning, International Business: Mr. Miller has extensive experience leading energy industry business efforts in every region of the world, including specific assignments living in Angola, Indonesia, Venezuela, and Dubai. He leads Halliburton’s strategy and direction. He previously served as Senior Vice President, Global Business Development, and was responsible for Halliburton’s largest global customers.

Health, Safety & Environment and Sustainability: Mr. Miller leads the Company’s HSE and sustainability strategies and goals. He previously oversaw Halliburton’s HSE efforts and understands the daily requirements for an energy company to operate safely. Through his leadership, Halliburton made “advance a sustainable energy future” a strategic company priority and the Company set and is achieving measurable sustainability targets that include reductions in Scope 1 and 2 emissions.

Accounting/Finance, Mergers & Acquisitions: Mr. Miller is a CPA and worked at a major accounting firm prior to Halliburton. He has deep M&A experience, working closely on a number of significant acquisitions and divestitures. Through Mr. Miller’s guidance, Halliburton focuses on driving capital efficiency across the balance sheet.

Technology/Engineering: Through Mr. Miller’s leadership, Halliburton advances digital and automation in its and its customers’ operations to create more intelligent, remote, autonomous, and environmentally friendly operations throughout the energy industry. Under his direction, Halliburton develops and provides innovative technology solutions and is a leader in U.S. patents granted to oil and gas companies for the past three years.

Human Resources/Compensation: In roles of increasing responsibility in locations around the world while at Halliburton, Mr. Miller gained significant experience leading people and organizations. Through his various roles, Mr. Miller developed deep insight into and hands-on leadership in HR matters, such as recruitment and hiring, compensation, benefits, and training.

HALLIBURTON | 2023 Proxy Statement	25

Back to contents

Bhavesh V. (Bob) Patel President and Chief Executive Officer, W.R. Grace INDEPENDENT Age: 56 Director Since: 2021 Halliburton Committees • Audit • Health, Safety and Environment

Current Public Company Directorships

•  None

Former Public Company Directorships
(within last five years):

•  Union Pacific Corp. (2017-2021)

•  LyondellBasell Industries (2018-2021)

Other Directorships and Memberships

•  Director, Houston Branch, Federal Reserve of Dallas

•  Member, Business Council

•  Advisory Council, College of Engineering at The Ohio State University

•  Board of Visitors, Fox School of Business at Temple University

Mr. Patel has nearly 35 years of chemical industry experience in manufacturing, commercial, and management roles. He brings global executive leadership skills, public company board experience, and emissions reduction and safety expertise. Mr. Patel has served as Chief Executive Officer of W.R. Grace, a global leader in specialty chemicals and materials, since 2022. Previously, Mr. Patel held leadership positions at LyondellBasell in the U.S. and the Netherlands before becoming its CEO.

Skills and qualifications

Energy Industry, Mergers & Acquisitions, International Business: Mr. Patel has held numerous senior leadership roles during his distinguished career. In addition to his current role as CEO of W.R. Grace, Mr. Patel served as CEO of LyondellBasell, one of the largest chemicals, plastics, and refining companies in the world. During his tenure, LyondellBasell built new world-scale production facilities, expanded its market presence in Asia, and made strategic acquisitions, including A. Schulman.

Before serving as CEO at LyondellBasell, Mr. Patel held several leadership roles with the company, including Senior Vice President and then Executive Vice President of Olefins & Polyolefins, as well as technology segments. Prior to this, Mr. Patel held positions of increasing responsibility at Chevron and Chevron Phillips Chemical Company, including leadership positions based in Singapore and the United States. His experience in global commodity markets adds insight into the Board’s discussions of international operations, strategy, and risk.

Accounting/Finance: Mr. Patel has strong financial acumen, gleaned through his responsibilities for profit and loss while at W.R. Grace, LyondellBasell, and Chevron, and he understands financial issues pertinent to the Board.

Health, Safety & Environment and Sustainability: Mr. Patel’s experience overseeing LyondellBasell’s sustainability initiatives, including its emissions reduction strategy, provides important context for our Board’s oversight of Halliburton’s ESG strategy. As CEO of LyondellBasell, the company partnered with Suez, a French water and waste management company, as well as with Karlsruhe Institute of Technology in Germany, to advance chemical recycling of plastic materials and assist the global efforts regarding plastic waste recycling needs. He helped establish the Alliance to End Plastic Waste, a cross-value chain CEO-led organization that strives to advance a global circular economy for plastics.

Legal/Regulatory/Public Policy: Mr. Patel has vast experience evaluating and mediating global legal, regulatory, and public policy issues in the energy industry.

Human Resources/Compensation: At W.R. Grace currently, and at LyondellBasell previously, Mr. Patel has had oversight of company HR and compensation practices.

www.halliburton.com	HALLIBURTON | 2023 Proxy Statement	26

Back to contents

Maurice S. Smith President and Chief Executive Officer, Health Care Service Corporation INDEPENDENT Age: 51 Director Since: 2023 Halliburton Committees • To be determined

Current Public Company Directorships

•  Ventas Corporation

Former Public Company Directorships
(within last five years):

•  None

Other Directorships and Memberships

•  Chairman, Prime Therapeutics

•  Board member, Blue Cross Blue Shield Association

•  Board member, America’s Health Insurance Plans (AHIP)

•  Board, Federal Reserve Bank of Chicago

•  Chair, Board of Trustees, Roosevelt University

•  Board, Economic Club of Chicago

Mr. Smith has extensive senior leadership experience in the health care industry, currently serving as the President and CEO of Health Care Service Corporation (HCSC), one of the largest U.S. health insurers. Mr. Smith began his career at HCSC in 1993 and has held positions of increasing responsibilities across a range of functions. He is Chairman of the Board of Prime Therapeutics (a privately held, partially owned subsidiary of HCSC with revenue of over $30 billion), a diversified pharmacy solutions organization serving health plans, employers, and government programs. Mr. Smith brings to our Board deep expertise in setting and executing long-term corporate strategy, identifying and implementing important growth initiatives, and overseeing financial operations and activities.

Skills and qualifications

Strategic Planning, Accounting/Finance, Mergers & Acquisitions: Mr. Smith has held prominent leadership roles over the past three decades, with experience across sales, finance, strategy, operations, and government relations. Under his leadership as HCSC President (since 2019) and CEO (since 2020), Mr. Smith has delivered strong revenue and earnings growth and steered the company through an ever-evolving industry, including navigating the dynamic landscape created by a global pandemic. Mr. Smith was President of Blue Cross Blue Shield of Illinois, a division of HCSC, from 2015 to 2019. Previously, he has directed the Company’s investment and capital allocation strategies, capital structure, and financing activities, including important step-function growth initiatives such as the acquisition of Health Benefits and doubling HCSC’s Medicare Advantage geographic footprint. Through these efforts, HCSC has achieved annual revenues over $50 billion and employs more than 25,000 people. Mr. Smith’s board involvement with the Federal Reserve Bank of Chicago provides context for current and future economic conditions.

Regulatory/Public Policy: With nearly 30 years in health care, Mr. Smith has gained invaluable experience with the trends, public policy matters, and direction of the industry. This experience enhances our Board’s understanding of complex legal, regulatory, and compliance risks relevant to the business.

Health, Safety & Environment and Sustainability: Under Mr. Smith’s leadership, HCSC has continued to advance its long-term impact by partnering with non-profits and local care providers to improve community health, create jobs, and operate in a responsible and sustainable manner. From this experience, Mr. Smith brings important context and perspectives to our boardroom that are invaluable in our oversight of sustainability initiatives and corporate social responsibility efforts.

Human Resources/Compensation: Mr. Smith is intimately familiar with human resources issues such as hiring, benefits, retention, and training, having served as a leader at one of the largest U.S. health insurers.

HALLIBURTON | 2023 Proxy Statement	27

Back to contents

Janet L. Weiss Former President, BP Alaska INDEPENDENT Age: 59 Director Since: 2023 Halliburton Committees • To be determined

Current Public Company Directorships

•  Tourmaline Oil Corp.

Former Public Company Directorships
(within last five years):

•  None

Other Directorships and Memberships

•  Director, First National Bank Alaska

•  Director, Northwest University

Ms. Weiss has substantial experience in the oil and gas industry, including serving as the President of BP Alaska. Prior to that role, Ms. Weiss held numerous leadership positions at BP and ARCO. Through these experiences, Ms. Weiss gained and brings to our Board significant experience in engineering, management, health and safety, operations, and strategic planning, as well as invaluable insight and perspective on the operations and financial aspects of the global oil and gas industry.

Skills and qualifications

Energy Industry, International Business, Strategic Planning: Ms. Weiss retired in 2020 with more than 35 years of energy industry leadership experience. As President of BP Alaska, Ms. Weiss was responsible for BP’s Alaska oil and gas exploration, development, and production activities, as well as its interests in the Trans-Alaska oil pipeline. Prior to that, she held key management positions throughout BP in North America and the UK. Ms. Weiss serves as a director at Tourmaline Oil, a publicly traded Canadian exploration and production company.

Technology/Engineering: Beginning her career in Alaska, Ms. Weiss worked as a process engineer, reservoir engineer, petroleum engineer, and reservoir engineering advisor. Her executive appointments have included VP of Special Projects for BP Exploration & Production and VP for Unconventional Gas Technology. Her engineering background is valuable in discussions about Halliburton’s products and services strategy and the Board’s oversight of related risks.

Health, Safety & Environment and Sustainability: Ms. Weiss has hands-on experience with the daily operational and HSE requirements needed to operate safely in the oil and gas industry. This includes roles as Vice President responsible for business delivery for fields in Wyoming and in the Gulf of Mexico Shelf, Reservoir Manager for fields in Alaska, Strategy Manager for Alaska, and Director of Organizational Capability for BP’s Exploration and Production Operations and HSSE staff of over 7,000 people. Ms. Weiss serves as a member of the Environment, Safety, and Sustainability Committee of the Tourmaline board.

Human Resources/Compensation: As President of BP Alaska and in roles of increasing responsibility prior to that, Ms. Weiss gained significant industry experience regarding compensation and HR matters, such as recruitment and hiring, benefits, and training.

Corporate Governance: Ms. Weiss has deep governance experience through her time at BP and serving on the boards of public, private, and academic entities. She brings valuable business and cultural perspectives from her global, multinational experience that will contribute meaningfully to the Board’s efforts.

www.halliburton.com	HALLIBURTON | 2023 Proxy Statement	28

Back to contents

Tobi M. Edwards Young

Senior Vice President, Legal, Regulatory, and Corporate Affairs, Cognizant Technology Solutions

INDEPENDENT

Age: 47

Director Since: 2022

Halliburton Committees

•  Audit

•  Nominating and Corporate Governance

Current Public Company Directorships

•  None

Former Public Company Directorships
(within last five years):

•  None

Other Directorships and Memberships

•  Board, Information Technology Industry Council

•  Board, Chamber of Commerce, U.S.-India Business Council

•  Co-chair, Global Women’s Democracy Network, International Republican Institute

Ms. Young has extensive experience with legal and regulatory issues, policy making, compliance, and corporate social responsibility, as well as valuable knowledge in technology and digital including cybersecurity, data management, data privacy, and artificial intelligence. Ms. Young serves as Senior Vice President, Legal, Regulatory, and Corporate Affairs for Cognizant Technology Solutions, a Fortune 200 information technology services and consulting company. She has direct experience in the executive, legislative, and judicial branches of the federal government, bringing valuable public policy experience to the Board.

Skills and qualifications

Legal/Regulatory/Public Policy: Ms. Young brings vast legal, regulatory, and compliance experience and expertise to our Board. At Cognizant, Ms. Young serves as Senior Vice President, Legal, Regulatory, and Corporate Affairs. Prior to this, Ms. Young served as a law clerk to U.S. Supreme Court Associate Justice Neil M. Gorsuch from 2018 to 2019, as well as General Counsel and Board Secretary of the George W. Bush Foundation/Office of the Former President. Ms. Young also served as Associate White House Counsel and Special Assistant to President George W. Bush, as well as Press Secretary to U.S. Representative J.C. Watts, Jr.

Technology/Engineering: In her current role, Ms. Young addresses legal and regulatory issues related to compliance, artificial intelligence, global data privacy, and cybersecurity standards, among other issues. Ms. Young serves as a board member of the Information Technology Industry Council, the IT industry’s global trade association, and is a member of the International Republican Institute’s Business Advisory Council. She was previously a member of the U.S. Chamber of Commerce Litigation Center’s Technology Advisory Committee. These organizations address emerging policy and litigation issues such as data privacy, cybersecurity, accessibility, and sustainability that surround technology advancement.

Health, Safety & Environment and Sustainability: At Cognizant, Ms. Young oversees the company’s corporate social responsibility portfolio focused on economic mobility, educational opportunities, health, and community sustainability, and she works closely on ESG issues to develop policy and action on sustainability efforts.

Strategic Planning, Accounting/Finance, Mergers & Acquisitions/Global Business: Ms. Young has strong experience with strategic planning, M&A, and financial issues at Cognizant. She serves as a board member on the U.S.-India Business Council of the U.S. Chamber of Commerce, which works to create an inclusive bilateral trade environment between the two countries.

HALLIBURTON | 2023 Proxy Statement	29

Back to contents

Directors’ Compensation

Directors’ Fees

All non-management Directors receive an annual retainer of $130,000, which increased in 2022 from $115,000, the annual retainer since 2014. The Lead Independent Director receives an additional annual retainer of $35,000, and the chair of each Committee receives an additional annual retainer for serving as chair as follows: Audit - $25,000; Compensation - $20,000; Health, Safety and Environment - $20,000; and Nominating and Corporate Governance - $20,000. Non-management Directors are permitted to defer all or part of their fees under the Directors’ Deferred Compensation Plan.

Directors’ Equity Awards

All non-management Directors receive an annual equity award with a value of approximately $185,000, which remains unchanged since 2014, consisting of restricted stock units (RSUs), each of which represents the right to receive a share of common stock at a future date. These annual awards are made in December. The actual number of RSUs is determined by dividing $185,000 by the average of the closing price of our common stock on the NYSE on each business day during the month of November. The value of the award may be more or less than $185,000 based on the methodology described above for determining the number of RSUs to be awarded and the closing price of our common stock on the NYSE on the date of the award. Non-management Directors are permitted to defer all of their RSUs under the Directors’ Deferred Compensation Plan.

Additionally, when a non-management Director first joins the Board, he or she receives an equity award shortly thereafter of RSUs equal to a prorated value of the annual equity award of $185,000. The factor used to determine the prorated award is the number of whole months of service from the beginning of the month in which Board service begins to the following first of December divided by 12. The number of RSUs awarded is determined by dividing the prorated award amount by the average of the closing price of our common stock on the NYSE on each business day during the month immediately preceding the Director joining the Board.

Directors may not sell, assign, otherwise transfer, or encumber restricted shares (which were previously granted to non-management Directors) or RSUs until the restrictions are removed. Beginning in 2020 and to align our practices with peer companies, restrictions on RSUs lapse entirely on the first anniversary of the grant date with the applicable underlying shares of common stock distributed to the non-management Director unless the Director elected to defer receipt of the shares under the Directors’ Deferred Compensation Plan. Restrictions on RSUs granted prior to 2020 lapse 25% a year over four years. If a non-management Director has a separation of service from the Board before completing the specified number of service years from the applicable award date, any unvested RSUs would be forfeited, unless the Board determines to accelerate vesting. Restrictions on restricted shares and RSUs lapse following termination of Board service only under specified circumstances, which include death or disability, retirement under the Director mandatory retirement policy, or early retirement after at least four years of service.

During the restriction period, Directors have the right to (i) vote restricted shares, but not shares underlying RSUs, and (ii) receive dividends or dividend equivalents in cash on restricted shares and RSUs that have not been deferred. RSUs that have been deferred receive dividend equivalents under the Directors’ Deferred Compensation Plan.

Directors’ Deferred Compensation Plan

The Directors’ Deferred Compensation Plan is a nonqualified deferred compensation plan and participation is completely voluntary. Under the plan, non-management Directors are permitted to defer all or part of their retainer fees and all of the shares of common stock underlying their RSUs when they vest. If a non-management Director elects to defer retainer fees under the plan, then the Director may elect to have his or her deferred fees accumulate under an interest-bearing account or translate on a quarterly basis into Halliburton common stock equivalent units (SEUs) under a stock equivalents account. If a non-management Director elects to defer receipt of the shares of common stock underlying his or her RSUs when they vest, then those shares are retained as deferred RSUs under the plan. The interest-bearing account is credited daily with interest at the prime rate of Citibank, N.A. The SEUs and deferred RSUs are credited quarterly with dividend equivalents based on the same dividend rate as Halliburton common stock and those amounts are translated into additional SEUs or RSUs, respectively.

www.halliburton.com	HALLIBURTON | 2023 Proxy Statement	30

Back to contents

After a Director’s retirement, distributions under the plan are made to the Director in a single distribution or in annual installments over a 5- or 10-year period as elected by the Director. Distributions under the interest-bearing account are made in cash, while distributions of SEUs under the stock equivalents account and deferred RSUs are made in shares of Halliburton common stock. Messrs. Al Khayyal, Bennett, Carroll, and Patel have deferred retainer fees under the plan. Dr. Banks, Ms. Hemingway Hall, and Messrs. Al Khayyal, Albrecht, Bennett, Carroll, and Patel have deferred RSUs under the plan.

Directors’ Stock Ownership Requirements

We have stock ownership requirements for all non-management Directors to further align their interests with our shareholders. As a result, all non-management Directors are required to own Halliburton common stock in an amount equal to or in excess of the greater of (i) the annual base retainer in effect on the date the non-management Director is first elected to the Board multiplied by five or (ii) $500,000. The Nominating and Corporate Governance Committee reviews the holdings of all non-management Directors, which include restricted shares, other Halliburton common stock, and RSUs owned by the Director, at each May meeting. Each non-management Director has five years to meet the requirements, measured from the date he or she is first elected to the Board. Each non-management Director currently meets the stock ownership requirements or is on track to do so within the requisite five-year period.

Director Clawback Policy

We have a clawback policy under which we will seek, in all appropriate cases, to recoup incentive compensation paid to, awarded to, or credited for the benefit of a Director, if and to the extent that:

•	it is determined that, in connection with the performance of that Director’s duties, he or she breached his or her fiduciary duty by knowingly or recklessly engaging in a material violation of a U.S. federal or state law, or recklessly disregarded his or her duty to exercise reasonable oversight; or
•	the Director is named as a defendant in a law enforcement proceeding for having breached his or her fiduciary duty by knowingly or recklessly engaging in a material violation of a U.S. federal or state law, the Director disagrees with the allegations relating to the proceeding, and either (i) we initiate a review and determine that the alleged action is not indemnifiable or (ii) the Director does not prevail at trial, enters into a plea arrangement, agrees to the entry of a final administrative or judicial order imposing sanctions, or otherwise admits to the violation in a legal proceeding.

The disinterested members of the Board and the disinterested members of the Compensation Committee and the Nominating and Corporate Governance Committee may be involved in reviewing, considering, and making determinations regarding the Director’s alleged conduct, whether recoupment is appropriate or required, and the type and amount of incentive compensation to be recouped from the Director.

The policy also provides that, to the extent permitted by applicable law and not previously disclosed in a filing with the SEC, we will disclose in our proxy statement the circumstances of any recoupment arising under the policy or that there has not been any recoupment pursuant to the policy for the prior calendar year. There was no recoupment under the policy in 2022.

Matching Programs

To further our support for charities, Directors may participate in the Halliburton Foundation’s matching gift programs for educational institutions, not-for-profit hospitals, and medical foundations. For each eligible contribution, the Halliburton Foundation contributes 2.25 times the amount contributed by the Director, subject to approval by its Trustees. The maximum aggregate of all contributions each calendar year by a Director eligible for matching is $50,000, resulting in a maximum aggregate amount contributed annually by the Halliburton Foundation in the form of matching gifts of $112,500 for any Director who participates in the programs. Neither the Halliburton Foundation nor we have made a charitable contribution, within the preceding three years, to any charitable organization in which a Director serves as an executive officer that exceeds in any single year the greater of $1 million or 2% of such charitable organization’s consolidated gross revenues.

The Halliburton Political Action Committee, or HALPAC, allows Directors to donate to political candidates and participate in the political process. We match the Directors’ donations to HALPAC dollar-for-dollar to a 501(c)(3) status nonprofit organization of the contributor’s choice.

HALLIBURTON | 2023 Proxy Statement	31

Back to contents

2022 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Abdulaziz F. Al Khayyal	124,313	172,293	0	32,584	329,190
William E. Albrecht	142,418	172,293	0	133,523	448,234
M. Katherine Banks	124,313	172,293	0	74,982	371,588
Alan M. Bennett	149,313	172,293	0	132,735	454,341
Milton Carroll	142,418	172,293	0	67,187	381,898
Earl M. Cummings(1)	107,702	375,061	0	2,141	484,904
Murry S. Gerber	144,313	172,293	0	118,139	434,745
Patricia Hemingway Hall(2)	43,915	0	0	7,679	51,594
Robert A. Malone	157,418	172,293	0	124,304	454,015
Bhavesh V. Patel	124,313	172,293	29	122,718	419,353
Tobi M. Edwards Young(1)	107,702	375,061	0	4,641	487,404
(1)	Mr. Cummings and Ms. Young joined the Board on February 22, 2022. The Stock Awards each received include a prorated award when they joined the Board and the grant in December received by all of the non-management Directors.
(2)	Ms. Hemingway Hall retired from the Board on May 18, 2022.

Fees Earned or Paid In Cash. The amounts in this column represent retainer fees earned in fiscal year 2022, but not necessarily paid in 2022. Refer to the section Directors’ Fees for information on annual retainer fees.

Stock Awards. The amounts in the Stock Awards column reflect the grant date fair value of RSUs awarded in 2022. We calculate the fair value of equity awards by multiplying the number of RSUs granted by the closing stock price as of the award’s grant date.

The number of restricted shares (RSAs), outstanding RSUs, deferred RSUs, and SEUs held at December 31, 2022, by non-management Directors are:

Name	Restricted Shares	Outstanding RSUs	Deferred RSUs	SEUs
Abdulaziz F. Al Khayyal	0	0	56,457	18,157
William E. Albrecht	0	0	48,825	0
M. Katherine Banks	0	2,769	12,907	0
Alan M. Bennett	25,236	0	67,330	39,427
Milton Carroll	20,271	0	67,330	61,921
Earl M. Cummings	0	10,457	0	0
Murry S. Gerber	2,000	6,948	0	0
Patricia Hemingway Hall	0	0	12,636	0
Robert A. Malone	14,843	6,948	0	0
Bhavesh V. Patel	0	0	20,867	6,482
Tobi M. Edwards Young	0	10,457	0	0

Change in Pension Value and Nonqualified Deferred Compensation Earnings. The amounts in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column are attributable to the above-market earnings for the Directors’ Deferred Compensation Plan, a nonqualified deferred compensation plan. The methodology for determining what constitutes above market earnings is the difference between the interest rate as stated in the plan document and the Internal Revenue Service Long-Term 120% AFR rate as of December 31, 2022. The 120% AFR rate used for determining above-market earnings in 2022 was 5.22%. None of the Directors had above-market earnings, except as noted for Mr. Patel.

All Other Compensation. This column includes compensation related to the matching gift programs under the Halliburton Foundation and for HALPAC, the Accidental Death and Dismemberment program, dividends or dividend equivalents on restricted shares or RSUs, and dividend equivalents associated with the Directors’ Deferred Compensation Plan.

www.halliburton.com	HALLIBURTON | 2023 Proxy Statement	32

Back to contents

Directors who participated in the matching gift program and the corresponding match provided by the Halliburton Foundation in 2022 are: Mr. Albrecht - $112,500; Dr. Banks - $69,228; Mr. Bennett - $67,500; Mr. Gerber - $112,500; Mr. Malone - $112,500; and Mr. Patel - $112,500.

Halliburton Political Action Committee matching contributions are: Mr. Bennett - $5,000; and Ms. Young - $2,500.

Non-management Directors are provided an Accidental Death and Dismemberment benefit, the annual premium for which is $155. This benefit will no longer be provided effective January 1, 2023.

Directors who received dividends or dividend equivalents on restricted shares or RSUs held on Halliburton record dates are: Dr. Banks - $1,811; Mr. Bennett - $12,113; Mr. Carroll - $9,730; Mr. Cummings - $1,986; Mr. Gerber - $5,484; Ms. Hemingway Hall - $573; Mr. Malone - $11,649; and Ms. Young - $1,986.

Directors who received dividend equivalents attributable to their stock equivalents account under the Directors’ Deferred Compensation Plan are: Mr. Al Khayyal - $8,042; Mr. Bennett - $18,748; Mr. Carroll - $28,083; and Mr. Patel - $2,490.

Directors who received dividend equivalents attributable to their deferred RSUs under the Directors’ Deferred Compensation Plan are: Mr. Al Khayyal - $24,387; Mr. Albrecht - $20,868; Dr. Banks - $3,788; Mr. Bennett - $29,219; Mr. Carroll - $29,219; Ms. Hemingway Hall - $6,951; and Mr. Patel - $7,573.

HALLIBURTON | 2023 Proxy Statement	33

Back to contents

Stock Ownership Information

Delinquent Section 16(a) Reports

The Company believes, based on our records and review of filings with the SEC, that during the fiscal year ended December 31, 2022, our Directors and executive officers complied with the filing requirements of Section 16(a) of the Securities Exchange Act of 1934.

Stock Ownership of Certain Beneficial Owners and Management

The following table sets forth beneficial ownership information about persons or groups that own or have the right to acquire more than 5% of our common stock, based on information contained in Schedules 13G filed with the SEC.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
BlackRock, Inc. 55 East 52nd Street, New York, NY 10055	81,714,029	(1)	9.0%
Capital World Investors 333 South Hope Street, 55th Fl, Los Angeles, CA 90071	64,215,784	(2)	7.1%
State Street Corporation 1 Lincoln Street, Boston, MA 02111	60,221,186	(3)	6.6%
The Vanguard Group 100 Vanguard Blvd, Malvern, PA 19355	99,631,311	(4)	10.97%
(1)	BlackRock, Inc. is deemed to be the beneficial owner of 81,714,029 shares. BlackRock has sole power to vote or to direct the vote of 72,870,136 shares and has sole power to dispose or to direct the disposition of 81,714,029 shares.
(2)	Capital World Investors is deemed to be the beneficial owner of 64,215,784 shares. Capital World Investors has sole power to vote or to direct the vote of 64,215,784 shares and has sole power to dispose or to direct the disposition of 64,215,784 shares.
(3)	State Street Corporation is deemed to be the beneficial owner of 60,221,186 shares. State Street Corporation has shared power to vote or to direct the vote of 54,193,213 shares and has shared power to dispose or to direct the disposition of 60,026,976 shares.
(4)	The Vanguard Group is deemed to be the beneficial owner of 99,631,311 shares. The Vanguard Group has sole power to dispose or to direct the disposition of 96,032,285 shares. The Vanguard Group has shared power to vote or to direct the vote of 1,243,413 shares and has shared power to dispose or to direct the disposition of 3,599,026 shares.

www.halliburton.com	HALLIBURTON | 2023 Proxy Statement	34

Back to contents

The following table sets forth information, as of March 16, 2023, regarding the beneficial ownership of our common stock by each Director, each Named Executive Officer, and by all Directors and executive officers as a group.

	Amount and Nature of Beneficial Ownership
Name of Beneficial Owner or Number of Persons in Group	Sole Voting and Investment Power(1)	Shared Voting or Investment Power	Percent of Class
Abdulaziz F. Al Khayyal	0		*
William E. Albrecht	16,000		*
M. Katherine Banks	12,618		*
Alan M. Bennett	27,236		*
Eric J. Carre	351,976		*
Milton Carroll	20,271		*
Earl M. Cummings	11,116		*
Murry S. Gerber	562,823		*
Lance Loeffler	188,369		*
Robert A. Malone	69,630		*
Jeffrey A. Miller	1,739,049		*
Bhavesh V. Patel	10,000		*
Lawrence J. Pope	538,377		*
Joe D. Rainey	686,419		*
Mark J. Richard	492,951		*
Maurice S. Smith	0		*
Janet L. Weiss	1,566		*
Tobi M. Edwards Young	5,516		*
Shares owned by all current Directors and executive officers as a group (23 persons)	5,405,589		*
*	Less than 1% of shares outstanding.
(1)	The table includes shares of common stock eligible for purchase pursuant to outstanding stock options within 60 days of March 16, 2023, for the following: Mr. Carre – 157,209; Mr. Loeffler – 52,688; Mr. Miller – 639,200; Mr. Pope – 237,200; Mr. Rainey – 316,500; Mr. Richard – 136,373; and five unnamed executive officers – 235,823. Until the options are exercised, these individuals will not have voting or investment power over the underlying shares of common stock but will only have the right to acquire beneficial ownership of the shares through exercise of their respective options. The table also includes restricted shares of common stock over which the individuals have voting power but no investment power.

HALLIBURTON | 2023 Proxy Statement	35

Back to contents

Proposal No. 2  Ratification of Selection of Principal Independent Public Accountants

The Audit Committee is responsible for the appointment, compensation, retention, oversight of the work, and evaluation of the principal independent public accountants retained to audit our financial statements. The Audit Committee and Board have approved the selection of KPMG LLP as our principal independent public accountants to examine our financial statements and books and records for the year ended December 31, 2023, and a resolution will be presented at the Annual Meeting to ratify this selection. The Audit Committee and Board believe that the continued retention of KPMG to serve as our principal independent public accountants for the year ended December 31, 2023, is in the best interests of Halliburton and our shareholders. Representatives of KPMG are expected to be present at the Annual Meeting and be available to respond to appropriate questions from shareholders.

KPMG began serving as our principal independent public accountants for the year ended December 31, 2002. The Audit Committee routinely reviews the performance and retention of our independent public accountants, including an evaluation of service quality, the nature and extent of non-audit services, and other factors required to be considered when assessing independence from Halliburton and its management. The Audit Committee also periodically considers whether there should be a rotation of the principal independent public accountants and is involved in the selection of the Principal Independent Public Accountants’ lead engagement partner and the mandated rotation process of such partner.

The affirmative vote of the majority of votes cast by holders of shares of our common stock present in person or represented by proxy at the meeting and entitled to vote on the matter is needed to approve the proposal.

If the shareholders do not ratify the selection of KPMG, the Board will reconsider the selection of independent public accountants.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS PRINCIPAL INDEPENDENT PUBLIC ACCOUNTANTS TO EXAMINE OUR FINANCIAL STATEMENTS AND BOOKS AND RECORDS FOR THE YEAR ENDING DECEMBER 31, 2023.

www.halliburton.com	HALLIBURTON | 2023 Proxy Statement	36

Back to contents

Audit Committee Report

We operate under a written charter, a copy of which is available on Halliburton’s website at www.halliburton.com. As required by the charter, we review and reassess the charter annually and recommend any changes to the Board for approval. We are also mindful of the observations provided in the Securities and Exchange Commission’s Statement on Role of Audit Committees in Financial Reporting and Key Reminders Regarding Oversight Responsibilities.

Halliburton’s management is responsible for preparing Halliburton’s financial statements and the principal independent public accountants are responsible for auditing those financial statements. The Audit Committee’s role is to provide oversight of management in carrying out management’s responsibility and to appoint, compensate, retain, oversee the work of, and evaluate the principal independent public accountants. The Audit Committee is not providing any expert or special assurance as to Halliburton’s financial statements or any professional certification as to the principal independent public accountants’ work.

In fulfilling our oversight role for the year ended December 31, 2022, we:

•	reviewed and discussed Halliburton’s audited financial statements with management;
•	discussed with KPMG LLP, Halliburton’s principal independent public accountants, the matters required by Auditing Standard 1301 relating to the conduct of the audit;
•	received from KPMG the written disclosures and the letter required by the Public Company Accounting Oversight Board regarding KPMG’s independence;
•	evaluated KPMG’s service quality; and
•	discussed with KPMG its independence and reviewed other matters required to be considered under Securities and Exchange Commission rules regarding KPMG’s independence.

Based on the foregoing, we recommended to the Board that the audited financial statements be included in Halliburton’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

M. Katherine Banks
Alan M. Bennett
Earl M. Cummings
Murry S. Gerber
Bhavesh V. Patel
Tobi M. Edwards Young

HALLIBURTON | 2023 Proxy Statement	37

Back to contents

Fees Paid to KPMG LLP

During 2021 and 2022, we incurred the following fees for services performed by KPMG LLP.

	2021	2022
	(In millions)	(In millions)
Audit fees	$9.3	$10.1
Audit-related fees	0.5	0.4
Tax fees	0.6	0.6
All other fees	0.4	0.1
TOTAL	$10.8	$11.2

Audit Fees

Audit fees represent the aggregate fees for professional services rendered by KPMG for the integrated audit of our annual financial statements for the fiscal years ended December 31, 2021, and December 31, 2022. Audit fees also include the audits of many of our subsidiaries to comply with statutory requirements in foreign countries and reviews of our financial statements included in the Forms 10-Q we filed during fiscal years 2021 and 2022.

Audit-Related Fees

Audit-related fees were incurred for assurance and related services that are traditionally performed by the independent public accountants. These services primarily include attestation engagements required by contractual or regulatory provisions.

Tax Fees

The aggregate fees for tax services primarily consisted of international tax compliance and tax return services related to our expatriate employees. In 2021, tax compliance and preparation fees total $0.2 million and tax advisory fees total $0.4 million, and in 2022, tax compliance and preparation fees total $0.2 million and tax advisory fees total $0.4 million.

All Other Fees

All other fees are comprised of professional services rendered by KPMG related to nonrecurring miscellaneous services.

Fee Approval Policies and Procedures

The Audit Committee has established a written policy that requires the approval by the Audit Committee of all services provided by KPMG as the principal independent public accountants that examine our financial statements and books and records and of all audit services provided by other independent public accountants. Prior to engaging KPMG for the annual audit, the Audit Committee reviews a Principal Independent Public Accountants Auditor Services Plan. KPMG then performs services throughout the year as approved by the Committee. KPMG reviews with the Committee, at least quarterly, a projection of KPMG’s fees for the year. Periodically, the Audit Committee approves revisions to the plan if the Committee determines changes are warranted. Our Audit Committee also considered whether KPMG’s provision of tax services as reported above were compatible with maintaining KPMG’s independence as our principal independent public accountants. All of the fees described above for services provided by KPMG were approved in accordance with the policy.

www.halliburton.com	HALLIBURTON | 2023 Proxy Statement	38

Back to contents

Proposal No. 3  Advisory Approval of Executive Compensation

Pursuant to Section 14A of the Securities Exchange Act of 1934, our shareholders are being presented with the opportunity to vote to approve, on an advisory basis, the compensation of our Named Executive Officers (NEOs) as disclosed in this proxy statement. As reaffirmed by our shareholders at the 2017 Annual Meeting of Shareholders, consistent with our Board’s recommendation, we are submitting this proposal for a non-binding vote on an annual basis.

As described in detail under Compensation Discussion and Analysis, our executive compensation program is designed to attract, motivate, and retain our NEOs, who are critical to our success. Under the program, our NEOs are rewarded for the achievement of specific annual, long-term, and strategic goals, corporate goals, and the realization of increased shareholder returns. Please read Compensation Discussion and Analysis for additional details about our executive compensation program, including information about the fiscal year 2022 compensation of our NEOs and our Board’s ongoing commitment to ensure that our program aligns with our long-term strategy and shareholder value creation.

The Compensation Committee continually reviews the compensation program for our NEOs to ensure the program achieves the desired goals of aligning our executive compensation structure with our shareholders’ interests and current market practices. We believe our executive compensation program achieves the following objectives identified under Compensation Discussion and Analysis:

•	Provide a clear and direct relationship between executive pay and our performance on both a short-term and long-term basis;
•	Target market competitive pay levels with a comparator peer group;
•	Emphasize operating performance drivers;
•	Link executive pay to measures that drive shareholder returns;
•	Support our business strategies; and
•	Maximize the return on our human resource investment.

We are asking our shareholders to indicate their support for our NEOs’ compensation as described in this proxy statement and vote “FOR” the following resolution at the Annual Meeting: “RESOLVED, that the compensation paid to Halliburton’s Named Executive Officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby approved.”

The affirmative vote of the majority of votes cast by holders of shares of our common stock present in person or represented by proxy at the meeting and entitled to vote on the matter is needed to approve the proposal.

Our Board and our Compensation Committee value the opinions of our shareholders. The say-on-pay vote is advisory and, therefore, not binding on us, our Board, or our Compensation Committee. However, the Compensation Committee considers shareholder feedback in its ongoing review of our executive compensation program.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

Compensation Committee Report

We have reviewed and discussed the Compensation Discussion and Analysis with Company management and, based on such review and discussion, we recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE

William E. Albrecht
Milton Carroll
Earl M. Cummings
Murry S. Gerber
Robert A. Malone

HALLIBURTON | 2023 Proxy Statement	39

Back to contents

Compensation Discussion and Analysis

To Our Valued Shareholders:

“Our current executive compensation program is the culmination of years of open dialogue with our investors. The recent changes we’ve made reflect their most recent feedback and further strengthen our program’s ability to create value for our employees, customers, and shareholders.”

Murry S. Gerber

Chair of the Compensation Committee

April 4, 2023

Over the last several years, we have worked hard to listen and respond to our shareholders’ feedback and 2022 was no exception. As Halliburton’s Compensation Committee, we take responsible and balanced actions to consider and respond to shareholder feedback. Over the last four years, we have made numerous, substantive changes to our executive compensation program — prioritizing improvements that strengthened our plan designs and overall compensation governance.

Again, this year, based on your feedback, we approved and implemented several changes to our incentive plans for 2022 and for 2023.

For 2022, given our strategic focus on sustainability and to further align our program with expectations for continued progress on our commitments, we introduced specific and quantifiable Non-Financial Strategic Metrics into our Annual Performance Pay Plan. The new metrics, which are weighted equally, comprise 20% of the total award and are focused on making demonstrated progress towards Halliburton’s specific sustainability and Diversity, Equity, and Inclusion (DE&I) goals.

After engaging in extensive in-person and video shareholder meetings, we have also approved and implemented the following changes to our 2023 incentive plans:

•	Performance Unit Program (PUP):
•	Implemented a payout cap for negative Return on Capital Employed (ROCE) performance. For prospective PUP cycles beginning with the 2023 cycle, the Plan now caps any payout at target level if Halliburton’s three-year average ROCE is negative. The Total Shareholder Return (TSR) modifier may still apply.
•	Increased target performance for relative ROCE. The Plan now sets target performance at the 55th percentile for relative ROCE performance required to achieve a target PUP payout.
•	Annual Performance Pay Plan:
•	Set a 12-month performance measurement period. Shareholders supported the temporary, six-month approach we used for setting financial goals, measuring performance, and calculating awards in 2021 and 2022. However, given the recent more stabilized and post-pandemic macro environment, we have returned to our historic 12-month approach for 2023.

All of these changes directly reflect the feedback we received after our May 2022 say-on-pay advisory vote, as well as during our 2022 shareholder outreach and engagement campaign, which was a continuation of our renewed and refreshed approach to investor outreach and engagement. On page 41, we provide a summary of the robust Board-led shareholder engagement throughout 2022.

As always, we appreciate the care you take in reading this year’s Compensation Discussion and Analysis (CD&A). We are confident it demonstrates that we remain steadfast in our commitment to respond to shareholder input and feedback as we strengthen our program to further align the interests of our shareholders with our leadership team in pursuit of our strategic objectives.

Sincerely,

The Compensation Committee of the Board of Directors

William E. Albrecht	Milton Carroll	Earl M. Cummings	Murry S. Gerber	Robert A. Malone

www.halliburton.com	HALLIBURTON | 2023 Proxy Statement	40

Back to contents

Enhancing Our Shareholder Outreach and Board Activity

Halliburton prioritizes continuing engagement with its shareholders. Our ongoing, open dialogue helps ensure that the Board and management have a regular pulse on investors’ views and provides valuable feedback on how we can continuously improve.

During 2022, we offered to engage with our largest shareholders, as well as others who had reached out for engagement or otherwise contacted Halliburton. Board members and management conducted meetings with 20 shareholders representing approximately 50% of our shares, and with the two largest proxy advisors, Institutional Shareholder Services Inc. (ISS) and Glass Lewis. These included in-person sessions and video conferences with Murry Gerber (Chair of the Compensation Committee) or Robert Malone (Lead Independent Director) and senior management. These efforts were in addition to the 13 sell-side conferences, 3 non-deal roadshows, and 313 investor meetings that are all part of our regular shareholder outreach cadence.

Over the last four years we have made numerous, substantive changes to strengthen the structure and governance of our executive compensation program based on shareholder input and feedback. These changes included:

Short-Term Incentives	Long-Term Incentives	Compensation Governance

Strengthened Alignment with Business Strategy

•   Modified short-term incentive metrics to increase emphasis on free cash flow and capital discipline

Introduced Non-Financial Strategic Metrics

•   Comprises 20% of the total award (weighted equally), metrics focus on sustainability and DE&I

Shifted Long-Term Vehicle Mix

•   Eliminated stock options

•   Decreased use of time-based restricted stock

•   Increased use of performance units from 50% to 70%

•   Increased performance equity

•   Performance unit opportunity now delivered 50% in cash and 50% in performance shares (prior to 2020, delivered 100% in cash)

Strengthened Alignment with Shareholders

•   Added relative TSR modifier

Eliminated special or one-time stock grants for internal promotions

Implemented a double-trigger change-in-control provision in stock and incentive plan

Eliminated tax gross ups for personal use of corporate aircraft and other executive perquisites

The Compensation Committee took into consideration the results of the 2022 say-on-pay vote and direct feedback from our shareholders when planning for the 2023 plan year. Effective January 1, 2023, based on the feedback we received, we approved two additional, major changes to our long-term Performance Unit Program (PUP). Our PUP is the foundation of our long-term incentive program and provides executives with long-term, variable pay opportunities based on Halliburton’s performance in both three-year relative ROCE and relative TSR vs. the Oilfield Services Index (OSX), which is used as a modifier to penalize/reward bottom and top quartile performance. These changes are summarized below:

What We Did	Why We Did It
Implemented a payout cap for negative ROCE performance. For prospective PUP cycles beginning with the 2023 cycle, payouts are now capped at target level if Halliburton’s three-year relative ROCE is negative. The TSR modifier still applies.	Help to ensure an alignment of outcomes for executives and shareholders in a period of negative ROCE performance.
Increase target performance for relative ROCE. Increase the relative ROCE performance required for a target PUP payout from median performance to the 55th percentile.	Provide a more challenging performance target, strengthening our pay and performance alignment.

These changes, together with the significant restructuring of the PUP in 2020 (increased emphasis on performance-based equity awards and adding a TSR modifier), create a strong long-term incentive structure that continues to incentivize the senior leadership team to execute on strategies that drive superior returns (ROCE) — regardless of market conditions — and reflects our investors’ preferences.

For 2023, at the request of our shareholders, we also returned to a 12-month performance measurement period for purposes of setting financial goals, measuring performance, and calculating awards under our Annual Performance Pay Plan.

HALLIBURTON | 2023 Proxy Statement	41

Back to contents

Straight from the Boardroom:
Talking with Murry S. Gerber

Robust discussions with investors have led to meaningful and well-received changes to our executive compensation program. With our constant and direct shareholder engagement activities, we continue to receive excellent questions and both positive and constructive feedback about aspects of our program. Below are the answers to recent representative shareholder questions from Murry S. Gerber, Chair of our Compensation Committee.

Q	What drove the decision to cap the PUP?

A	Our senior executive team is responsible for executing on strategies that drive superior returns (ROCE) — regardless of market conditions. Our shareholders told us they wanted stronger alignment with executive compensation outcomes in periods of negative ROCE performance. Adding the cap to the PUP directly responds to shareholder feedback and balances our goal while also aligning with the shareholder experience.

Q	Why did the Board raise the performance hurdle on PUP target-level payouts?

A	We expect outperformance from Halliburton in all markets, as do our shareholders. Implementing more challenging performance targets — specifically raising the bar from median performance to the 55th percentile relative to our Performance Peer Group — reinforces this belief and reflects our investors’ high expectations.

Q	How did the Compensation Committee decide to integrate Non-Financial Strategic Metrics into executive compensation?

A	We know holding ourselves accountable to progress on our strategic priorities, including Non-Financial Strategic Metrics, is important to our shareholders and to our Board. During our extensive shareholder outreach efforts in 2021, we heard the importance of directly tying compensation to demonstrated progress on our strategic priorities through objective and measurable goals. As a result, 20% of Annual Performance Pay Plan awards are now based on new metrics, which are equally weighted between our GHG emissions reduction performance and our DE&I performance. The Board chose GHG emissions reduction performance because it is our top sustainable energy strategic priority. Delivering on GHG reduction goals has a direct impact on our relationships with our customers and should impact the long-term bottom line for Halliburton shareholders. The Board chose DE&I because it is a core pillar of our strategy. We see diversity as a tremendous strength of our organization, and we invest significant effort in harnessing the wide range of perspectives and experiences across this workforce.

Q	How does the Board view the relationship between pay and financial performance over the last few years?

A	Our executive compensation program has been built on a foundation of market best practices, shareholder input, and our business strategy to directly link pay to performance on both a short-term and long-term basis, with financial metrics that emphasize free cash flow and capital discipline and drive shareholder returns. Our resilience over these last three years, demonstrated by our ROCE which was at the 71st percentile relative to our peers, our top quartile TSR performance relative to the Oilfield Services Index (OSX), and our solid TSR results relative to the S&P 500, is a direct reflection of swift decision-making and disciplined deployment of capital by our senior leadership team. Their continued focus on key performance drivers through the oil downturn and COVID-19 pandemic and ability to remove $1 billion in costs helped us to reset our earnings power and deliver strong margins and cash flow — allowing us to emerge successfully in 2022 and deliver results that are again driving value.

Q	Can you explain the Board’s methodology for setting LTI targets?

A	It is our philosophy and practice to target and set LTI award values at the market median. Once the Committee determines the intended value of the NEO’s awards, it uses the average of the NYSE closing price of our common stock on each business day during the month of December to determine the number of shares granted. This methodology protects the value of the award from the impact of single-day market swings and is a commonly used approach in administering equity plans. This approach can cause a disconnect between the intended target value determined by the Committee

www.halliburton.com	HALLIBURTON | 2023 Proxy Statement	42

Back to contents

and what’s reported in the Summary Compensation Table (SCT) — especially if the stock price on the date of the grant date is significantly higher (or lower) than the average share price used by the Committee. The SCT requires us to report award values using the stock price on the date of the grant. Exacerbating the issue was our historic practice of granting restricted stock awards at the beginning of December and performance units in January. To respond to shareholders’ feedback and help reduce the complexity in the required reporting, in 2022, we synchronized the timing of our LTI award grants to January.

2022 CEO Compensation Overview

Determination of CEO Target Total Compensation

When determining target total compensation for the CEO, the Compensation Committee evaluates CEO compensation through various lenses to ensure that it is setting appropriate and competitive total target compensation opportunities and approving actual compensation outcomes that are aligned with actual performance results and shareholder expectations.

Total target compensation for our CEO is structured to target market competitive pay levels in base salary and short- and long-term incentive opportunities relative to market pay levels for CEOs in the comparator peer group. An emphasis is placed on variable pay at risk, which enables the compensation structure to position actual pay above or below the 50th percentile of our Comparator Peer Group depending on performance. Total target compensation opportunities are set by the Compensation Committee at the beginning of each performance period and are intended to be forward looking.

Mr. Miller’s last three years of total target compensation as approved by the Compensation Committee are shown below:

Effective January of 2022, the Committee moved grants of restricted stock from December to January to align with grants of performance units. For purposes of comparable presentation, the restricted stock grants awarded in December 2019 and 2020 are included in the above graph for years 2020 and 2021, respectively.

The Compensation Committee also considers the CEO’s performance and accomplishments in the areas of business development and expansion, management succession, development and retention of management, ethical leadership, and the achievement of financial and operational objectives. Each year, our CEO and the members of the Board agree upon a set of objectives addressing the following areas:

•	Leadership and vision;
•	Integrity;
•	Keeping the Board informed on matters affecting Halliburton;
•	Performance of the business;
•	Development and implementation of initiatives that provide long-term economic benefits;
•	Accomplishment of strategic objectives; and
•	Development of management.

Other NEOs’ compensation is determined similarly by evaluating each NEO’s performance and considering the market competitive pay levels of the Comparator Peer Group for the NEO’s position. The Compensation Committee also considers the importance of keeping our management team focused and stable, especially given that other oilfield services companies have aggressively recruited our NEOs and other executives in the past, with more than thirty former Halliburton executives departing to become CEOs and/or senior executives of other oilfield services companies.

HALLIBURTON | 2023 Proxy Statement	43

Back to contents

Individual Performance Highlights

The Board determined that Mr. Miller met these objectives in 2022 through the following achievements:

LEADERSHIP AND VISION

•	Led the organization through another transitional year as the industry completed its recovery from the global COVID-19 pandemic and the macro environment stabilized
•	Prioritized stakeholder communication and maintained high visibility with employees, shareholders, and customers
•	Facilitated the addition of two new Board members, both of whom bring one or more forms of diversity to the Board

INTEGRITY

•	Stressed and upheld Halliburton’s Code of Business Conduct (COBC), actively reinforcing our COBC as the “DNA” underlying all our business strategy and execution through employee town halls and leadership meetings
•	Continued to prioritize and advocate for the Local Ethics Officer (LEO) program, which continues to be at the cutting edge of compliance initiatives
•	Led efforts and underscored the importance of making significant progress on increasing gender and ethnic/racial diversity, inclusion, and respect, all core elements of our COBC and imperative to the culture within Halliburton

KEEPING THE BOARD INFORMED

•	Communicated regularly with the Board, providing updates on business issues and unfettered access to management and subject matter experts
•	Promoted Board exposure through management presentations, field operations visits, and introductions to employees

PERFORMANCE OF THE BUSINESS

•	Strengthened our balance sheet, reducing gross debt by $1.2 billion during 2022
•	Generated over $1.4 billion of free cash flow in 2022
•	Outperformed primary competitors on ROCE
•	Maintained unwavering commitment to our Health, Safety and Environment program
•	Halliburton recognized in 2022 Dow Jones Sustainability Index as one of the top 10% most sustainable companies in the industry peer group

DEVELOP AND IMPLEMENT INITIATIVES THAT PROVIDE LONG-TERM ECONOMIC BENEFITS

•	Continued Company focus on evolving market trends and advancing digitalization and automation
•	Continued to institutionalize Continuous Improvement, which drives profitability, capacity, and greater flexibility
•	Executed key steps to increase environmental, social, and governance focus
•	Grew Halliburton Labs, our clean energy accelerator, with the addition of nine new companies

ACCOMPLISHMENT OF STRATEGIC OBJECTIVES

•	Deployed key technologies to drive future growth and profitability
•	Continued expansion of our new drilling technology platforms
•	Delivered growth and increased deployment of “first of its kind” hydraulic fracturing technologies that help to improve completion performance
•	Advanced a sustainable energy future through efforts to convert the North America hydraulic fracturing fleet to lower emissions footprint and reduce hydraulic fracturing GHG emissions intensity

DEVELOPMENT OF MANAGEMENT

•	Prioritized management exposure to the Board via spotlight presentations, continued commitment to our robust succession management process, and remained focused on talent development with an emphasis on diversity, equity, inclusion, and respect initiatives

www.halliburton.com	HALLIBURTON | 2023 Proxy Statement	44

Back to contents

2022 Performance Overview

Business Highlights

Our success throughout 2022 was a direct result of the hard work and dedication of our employees with relentless focus on safety, operational execution, customer collaboration, and service quality performance. We saw the resilience of oil and gas demand throughout 2022 even as central banks raised interest rates to combat inflation. Our exceptional financial performance this year is a clear result of the execution of our strategic priorities in 2022. Here are the highlights for 2022:

•	Financial: Our total revenue increased 33% in 2022 as compared to 2021. Our International revenue increased 20% and our North America revenue increased 51% in 2022 compared to 2021, with improved margins driven by increased activity and pricing gains. Overall, our Completion and Production and Drilling and Evaluation operating segments finished the year with 18% and 15% operating margins, respectively. We generated strong cash flows from operations and retired $1.2 billion of debt.
•	Digital: Our accelerated deployment and integration of digital and automation technologies created technical differentiation in the market and contributed to our higher margins and increased internal efficiencies.
•	Capital efficiency: We advanced technologies and made strategic choices that kept our capital expenditures to 5% of revenue, which is in the range of our 5-6% of revenue target.
•	Sustainability and energy mix transition: We were named to the Dow Jones Sustainability Index (DJSI), which recognizes the top 10% most sustainable companies per industry. The DJSI uses environmental, social, and governance (ESG) criteria to measure and rank the performance of best-in-class companies selected for its list. When compared to our peers, we ranked in the 98th percentile and received high marks in the Human Capital Development, Risk & Crisis Management, and Business Ethics categories. Additionally, we added nine new participating companies to Halliburton Labs, our clean energy accelerator.

Geographic Revenue Diversity

In 2022, Halliburton continued to earn the majority of our revenue internationally, but with a strong rebound in North America.

Cash Flow Execution

During 2022, we generated $2.2 billion of operating cash flow and had $1.0 billion of capital expenditures and $200 million of proceeds from sales of property, plant, and equipment, resulting in over $1.4 billion of free cash flow. This demonstrates our ability to generate strong free cash flow* in different business environments. We additionally repaid $1.2 billion of debt, returned $435 million to shareholders through dividends, and purchased $250 million of our stock under our share repurchase program.

*	Management believes that free cash flow, defined as “operating cash flow” less “capital expenditures” plus “proceeds from sale of property, plant, and equipment” is an important liquidity measure that is useful to investors and management for assessing the business’s ability to generate cash.

HALLIBURTON | 2023 Proxy Statement	45

Back to contents

Debt Reduction Progress

Halliburton has strengthened our balance sheet, reducing gross debt by $1.2 billion during 2022.

We delivered strong ROCE performance over the one-, three-, and five-year periods ending December 31, 2022, relative to the Oilfield Services Index (OSX), our two largest competitors, and our Performance Peer Group. The details are depicted in the chart below:

Return on Capital Employed (ROCE)

(in percentage)

www.halliburton.com	HALLIBURTON | 2023 Proxy Statement	46

Back to contents

The Foundation of Our Executive Compensation Program

2022 Named Executive Officers

Name	Age	Occupation
Jeffrey A. Miller	59	Chairman, President and Chief Executive Officer
Eric J. Carre(1)	57	Executive Vice President and Chief Financial Officer
Lance Loeffler(1)	46	Senior Vice President, Middle East North Africa Region
Lawrence J. Pope	55	Executive Vice President, Administration and Chief Human Resources Officer
Joe D. Rainey	66	President – Eastern Hemisphere
Mark J. Richard	61	President – Western Hemisphere
(1)	Effective May 2, 2022, Halliburton’s Board of Directors appointed Mr. Carre to the role of Executive Vice President and Chief Financial Officer and Mr. Loeffler was appointed to the role of Senior Vice President, Middle East North Africa Region.

Our Executive Compensation Program Objectives

Our executive compensation program is designed to achieve the following objectives:

•	Provide a clear and direct relationship between executive pay and our performance on both a short-term and long-term basis;
•	Target market competitive pay levels with a comparator peer group;
•	Emphasize operating performance drivers;
•	Link executive pay to measures that drive shareholder returns;
•	Support our business strategies; and
•	Maximize the return on our human resource investment.

Good Compensation Governance Practices At-A-Glance

What We Do	What We Don’t Do
Use mix of relative and absolute financial metrics	No repricing of underwater stock options
The majority of total direct compensation opportunity is performance-based, at-risk, and long-term	No excessive perquisites
Deliver rewards that are based on the achievement of long-term objectives and the creation of shareholder value	No guaranteed bonuses or uncapped incentives
Maintain a clawback policy in the event of a material financial restatement or fraud	No single trigger vesting upon a change of control (applicable to awards to NEOs for 2019 forward)
Maintain robust executive and Director stock ownership requirements	No excise tax gross-ups
Use an independent, external compensation consultant	No hedging or pledging of company securities by executives and Directors
Benchmark against a relevant group of peer companies	No buyout or exchange of underwater options
Rigorous oversight of incentive metrics, goals, and pay-for-performance relationship	No special or one-time stock grants for internal promotions
Hold an annual say-on-pay vote	No liberal share counting or recycling

HALLIBURTON | 2023 Proxy Statement	47

Back to contents

Elements of our Executive Compensation Program for 2022

Halliburton’s executive compensation program for the 2022 plan year was composed of base salary, a short-term incentive, and long-term incentives as described below:

	Reward Element	Objective	Key Features	How Award Value is Determined	2022 Decisions
FIXED	Base Salary	Compensates executives based on their responsibilities, experience, and skillset.	Fixed element of compensation paid in cash.	Benchmarked against a group of comparably sized corporations and industry peers.	Base salary determinations varied by individual as noted on page 51.
AT RISK	Short-Term (Annual) Incentive	To motivate and incentivize performance over a one-year period.	Award value and measures are reviewed annually. Targets are set at the beginning of the period.	Performance measured against: • 60% NOPAT • 20% Asset Turns • 20% Non-Financial Strategic Metrics

Award values were targeted at the market median for 2022.

Added Non-Financial Strategic Metrics focused on sustainability and DE&I measured for full year 2022.

Repeated the split year performance goals for financial metrics consisting of two six-month performance periods established to address the challenge of setting full year financial goals in an uncertain market environment.

	Long-Term Incentives	To motivate and incentivize sustained performance over the long-term. Aligns interests of our NEOs with long-term shareholders.	Value is delivered: • 70% performance units measured over three years (½ in stock; ½ in cash) with relative TSR modifier • 30% restricted stock

The 2022 performance units measured against ROCE performance relative to performance peers and includes a relative TSR modifier.

Restricted stock grants have time-based vesting and value is driven by our share price.

Award values were targeted at the market median for 2022. Moved restricted stock grants from December to January to align LTI grant timing.

www.halliburton.com	HALLIBURTON | 2023 Proxy Statement	48

Back to contents

Compensation Mix

As illustrated below, the majority of our CEO’s and NEOs’ total direct compensation opportunity is performance-based, at-risk, and long-term. The graphs depict the mix of total target direct compensation set for our CEO and NEOs for the 2022 plan year. As part of its process, the Compensation Committee makes decisions about target long-term incentive award opportunities for the following year during its regular December meeting.

2022 CEO Compensation Mix	2022 Other NEO Compensation Mix

Setting Executive Compensation

Role of the Compensation Committee

The Compensation Committee oversees the executive compensation program and has overall responsibility for making final decisions about total compensation for all of the NEOs, except for the CEO, which is set by the entire Board of Directors. As part of its annual process, the Compensation Committee works closely with senior management (as appropriate) and the Compensation Committee’s independent compensation consultant. This process ensures consistency from year to year and adherence to the responsibilities listed in the Committee’s Charter, which is available on our website.

The CEO does not provide recommendations concerning his own compensation, nor is he present when his compensation is discussed by the Compensation Committee. The Compensation Committee, with input from its independent compensation consultant, discusses the elements of his compensation in executive session and makes a recommendation to all the non-management Directors for discussion and final approval. At the Compensation Committee’s request, a member of management attends the executive session to answer questions.

The CEO, with input from the Compensation Committee’s independent compensation consultant, assists the Compensation Committee in setting compensation for the other NEOs.

Use of Independent Consultants and Advisors

The Compensation Committee engaged Pearl Meyer as its independent compensation consultant during 2022. Pearl Meyer does not provide any other services to us. The primary responsibilities of the independent compensation consultant are to:

•	Provide independent and objective market data;
•	Conduct compensation analysis;
•	Recommend potential changes to the Comparator Peer Group and Performance Peer Group;
•	Recommend plan design changes;
•	Advise on risks associated with compensation plans; and
•	Review and advise on pay programs and pay levels.

These services are provided as requested by the Compensation Committee throughout the year. Based on their review of our executive compensation program, Pearl Meyer concluded that our compensation plans do not appear to present any material risks to the Company or its shareholders in the design, metrics, interaction between, or administration of the incentive plans.

HALLIBURTON | 2023 Proxy Statement	49

Back to contents

Comparator and Performance Peer Companies

The Compensation Committee uses various market data to examine and set target compensation opportunities for the NEOs, as well as determine actual award payouts, to ensure that it provides competitive compensation opportunities and approves actual compensation outcomes that are aligned with shareholder expectations. The following provides context for the different peer groups used to support the Compensation Committee’s process:

•	Comparator Peer Group — used to determine market levels of total compensation for the 2022 plan year.
•	Performance Peer Group — used to assess relative ROCE performance over a three-year performance period for determining Performance Unit Program (PUP) payouts.
•	Oilfield Services Index (OSX) — used to assess relative TSR performance and adds a long-term performance component to the PUP directly linked to stock price (modifier imposes an award penalty for bottom quartile performance and provides an incentive for top quartile performance).

2022 Comparator Peer Group

The Compensation Committee regularly assesses the market competitiveness of the Company’s executive compensation program based on data from a comparator peer group. The companies comprising the Comparator Peer Group are reviewed annually by the Committee and selected based on the following considerations:

•	Market capitalization;
•	Revenue and number of employees;
•	Global impact and reach; and
•	Industry affiliation.

Industry affiliation includes companies that are involved in the oil and natural gas and energy services industries. With data provided by the independent compensation consultant, the Compensation Committee reviews the Comparator Peer Group annually to ensure relevance. There are challenges developing a comparator peer group based solely on our industry affiliation as the majority of our direct peers are significantly smaller in size and scale of operations. Consequently, expansion beyond the direct industry is necessary to maintain a sufficient sample size of suitable comparison companies.

The 2022 Comparator Peer Group was composed of the following peer companies within the energy industry, as well as selected companies representing general industry. This peer group was utilized to determine market levels of total compensation for the 2022 plan year:

3M Company	Hess Corporation
Apache Corporation	Honeywell International Inc.
Baker Hughes	Johnson Controls International plc
Caterpillar Inc.	National Oilwell Varco, Inc.
ConocoPhillips	Occidental Petroleum Corporation
Deere and Company	SLB
Emerson Electric Co.	Transocean Ltd.
Fluor Corporation	Weatherford International plc

Because of variances in market capitalization and revenue size among the companies comprising our Comparator Peer Group, the market data is size adjusted by revenue as necessary so that it is comparable with our trailing 12 months revenue. These adjusted values are used to compare our executives’ compensation to those of the Comparator Peer Group.

Total compensation for each NEO is structured to target market competitive pay levels in base salary and short- and long-term incentive opportunities. We also place an emphasis on variable pay at risk, which enables this compensation structure to position actual pay above or below the 50th percentile of our Comparator Peer Group depending on performance.

A consistent pre-tax, present value methodology is used in assessing stock-based and other long-term incentive awards.

The independent compensation consultant gathers and performs an analysis of market data for each NEO, comparing each of their individual components of compensation and total compensation to that of the Comparator Peer Group. This competitive analysis consists of comparing the market data of each of the pay elements and total compensation at the 25th, 50th, and 75th percentiles of the Comparator Peer Group to current compensation for each NEO.

www.halliburton.com	HALLIBURTON | 2023 Proxy Statement	50

Back to contents
2022 Performance Peer Group

For determining PUP award payouts, the Compensation Committee measures ROCE on a relative basis over three years to the results of a performance peer group it selects. The Performance Peer Group used for the PUP is reviewed annually by the Committee and is comprised of oilfield equipment and services companies and domestic and international exploration and production companies. This peer group is used for the PUP because these companies represent the timing, cyclicality, and volatility of the oil and natural gas industry and provide an appropriate industry group for measuring our relative performance.

For the 2022 cycle, the Compensation Committee set the performance measures on a 100% relative ROCE basis with relative performance to be measured as of the three-year period ending December 31, 2024.

The Performance Peer Group used for the 2022 PUP consists of the following companies:

Apache Corporation	Nabors Industries Ltd.
Baker Hughes	National Oilwell Varco, Inc.
Chesapeake Energy Corporation	SLB
Devon Energy Corporation	TechnipFMC
Hess Corporation	Transocean Ltd.
Marathon Oil Corporation	Weatherford International plc
Murphy Oil Corporation	The Williams Companies, Inc.

OSX

In addition to relative ROCE, the PUP also uses a relative TSR modifier that compares three-year performance against the constituents of the OSX and can increase or decrease the incentive opportunity payout by 25%. The OSX is comprised of companies that are engaged in the same industry and impacted by the same external factors as we are. These are also the same companies with whom we compete for investors’ dollars.

2022 Executive Compensation Outcomes in Detail

Base Salary

The Compensation Committee generally targets base salaries at the median of the Comparator Peer Group. The Compensation Committee also considers the following factors when setting base salary:

•	Level of responsibility;
•	Experience in current role and equitable compensation relationships among internal peers;
•	Performance and leadership; and
•	External factors involving competitive positioning, general economic conditions, and marketplace compensation trends.

No specific formula is applied to determine the weight of each factor.

Salary reviews are conducted annually to evaluate each executive. Individual salaries are not necessarily adjusted each year.

The Compensation Committee reviewed the base salary of each of our NEOs, and upon review of the market data and other relevant factors, the Compensation Committee determined to maintain the base salaries of Messrs. Miller, Loeffler, and Rainey at their current levels for 2022. To align base salaries more closely with the market median of our Comparator Peer Group, Mr. Carre, Mr. Pope, and Mr. Richard received increases in annual base salary as follows: Mr. Carre 3.1% ($800,000 to $825,000), Mr. Pope 3.4% ($725,000 to $750,000), and Mr. Richard 4.9% ($810,000 to $850,000).

HALLIBURTON | 2023 Proxy Statement	51

Back to contents

Short-Term (Annual) Incentive

The Annual Performance Pay Plan is designed to provide executives and other key members of management the opportunity to earn an annual cash bonus based on the annual performance of the Company. The Annual Performance Pay Plan places a significant percentage of each NEO’s annual cash compensation at risk and aligns the interests of executives and shareholders. It is administered in accordance with the terms of the Stock and Incentive Plan.

2022 Target Award Opportunities

Individual incentive award opportunities are established as a percentage of base salary at the beginning of the plan year based on market competitive targets. The maximum award a NEO can receive is limited to two times the target opportunity level. The level of achievement of annual performance determines the dollar amount of incentive compensation payable to participants following completion of the plan year. The Compensation Committee set incentive award opportunities under the plan for 2022 as follows:

NEO	Threshold	Target	Maximum
Mr. Miller	48%	150%	300%
Mr. Carre	32%	100%	200%
Mr. Loeffler	32%	100%	200%
Mr. Pope	32%	100%	200%
Mr. Rainey	35%	110%	220%
Mr. Richard	35%	110%	220%

Threshold, Target, and Maximum opportunity dollar amounts can be found in the Grants of Plan-Based Awards in Fiscal 2022 table.

2022 Plan Structure At-A-Glance

During our extensive shareholder outreach efforts in 2021, we heard the importance of directly tying compensation to demonstrated progress on our strategic priorities through objective and measurable goals. As a result, the Board redesigned the structure of the Annual Performance Pay Plan to add accountability for making progress towards and then achieving specific Non-Financial Strategic Metrics, while continuing to maintain a strong focus on key financial performance metrics. Effective January 1, 2022, the Annual Performance Pay Plan is structured as follows:

	Financial Metrics		Non-Financial Strategic Metrics
	80%		20%
Measures	Net Operating Profit After-Taxes (NOPAT)	Asset Turns	GHG Emissions Reduction Performance	DE&I Performance
Weights	60%	20%	10%	10%
Rationale/Shareholder Alignment	Places emphasis on free cash flow and capital discipline		Links directly to our key sustainable energy and DE&I strategic priorities
Performance Measurement Period	Two, six-month performance periods: January 1, 2022, through June 30, 2022 (1st performance period), and July 1, 2022, through December 31, 2022 (2nd performance period)		One 12-month performance period: January 1, 2022, through December 31, 2022

Given the market uncertainty and continuing business challenges driven by the COVID-19 pandemic, the Compensation Committee decided at the onset of 2021 that it would replace its traditional 12-month performance period for measuring financial performance metrics with two, six-month performance periods. At the onset of 2022, the macro environment had not yet stabilized; therefore, the Committee decided to continue with having two, six-month performance periods that would run from January 1, 2022, through June 30, 2022 (1st performance period), and July 1, 2022, through December 31, 2022 (2nd performance period). Given the economic uncertainty, this split plan-year approach provided the Committee the agility mid-year to ensure that the performance goals it then set for the 2nd performance period were appropriately rigorous. To account for what would have been an uncertain 12-month plan, the Committee focused on making sure that it set more challenging performance goals for the 2nd half of the year than for the 1st half of the year. Specifically, the threshold performance goals for the 2nd performance period the Committee set were higher than both the maximum performance goals and actual results for the 1st performance period. The practical reality of attempting to set aggregate 12-month performance goals during a pandemic and macro-economic volatility is that, in all likelihood, a 12-month performance period would have had lower goals. However, given the recent stabilization of the macro environment, the Committee has returned to a traditional 12-month approach for 2023.

www.halliburton.com	HALLIBURTON | 2023 Proxy Statement	52

Back to contents
2022 Financial Metrics

For 2022, as discussed above, financial performance under the Annual Performance Pay Plan was based on the achievement of pre-established performance metrics: Net Operating Profit After-Taxes (NOPAT) and Asset Turns. The Compensation Committee selected these metrics because they are key financial measures upon which we set our performance expectations for the year and place an increased emphasis on free cash flow and capital discipline, as preferred by our shareholders.

(1)	Average Net Assets excludes cash and marketable investments, and current and non-current deferred income tax assets.
(2)	Average Net Liabilities excludes current and long-term debt, which includes finance lease liabilities, and non-current deferred income tax liability.

Adjustments in the calculation of NOPAT and Asset Turns may, at times, be approved by the Compensation Committee and can include the treatment of unusual items that may have impacted our actual results.

At the beginning of each plan year, the Compensation Committee approves an incentive award schedule that equates levels of performance with cash reward opportunities. The performance goals range from “Threshold” to “Target” to “Maximum”. Threshold reflects the minimum performance level which must be achieved for an award to be earned and Maximum reflects the maximum awards that can be earned.

Traditionally, the performance goals are based on our annual operating plan, as reviewed and approved by our Board, and are set at levels to meet or exceed shareholder expectations of our performance, as well as expectations of our performance relative to our competitors. Given the cyclical nature of our business, our performance goals vary from year to year, which can similarly impact the difficulty of achieving the goals. The Compensation Committee may also consider other business performance factors that are important to our investors, including health, safety, environment, and service quality, in determining the final payout amounts under the Annual Performance Pay Plan.

As a result of Russia’s invasion of Ukraine, governments in the European Union, the United States, the United Kingdom, Switzerland, and other countries enacted new sanctions against Russia and Russian interests. In order to comply with these sanctions, we ceased pursuing future business in Russia and began to wind down our remaining operations in Russia in March of 2022. During the second quarter of 2022, we made the decision to sell our Russian operations and completed the sale in the third quarter of 2022. Given the impact of this decision on our business, the Compensation Committee set the financial performance goals for our NEOs based on Company-wide consolidated results, specifying these goals were to be set excluding Russia and Ukraine. For both performance periods, Threshold NOPAT was based on 90% of planned Operating Income, Target NOPAT on 100% of planned Operating Income, and Maximum NOPAT on 110% of planned Operating Income. Threshold Asset Turns was based on 98% of planned Revenues, Target Asset Turns on 100% of planned Revenues, and Maximum Asset Turns on 102% of planned Revenues. Net Invested Capital was based on 100% of our operating plan in all performance range scenarios.

HALLIBURTON | 2023 Proxy Statement	53

Back to contents
2022 Non-Financial Strategic Metrics

In response to shareholder feedback, effective January 1, 2022, the metrics for the Annual Performance Pay Plan were modified to include Non-Financial Strategic Metrics focused on two categories: sustainability (specifically GHG emissions reduction performance) and DE&I. The Compensation Committee selected these categories and their respective metrics and goals at the beginning of the year to intentionally reflect the Company’s strategy and perspective: the sustainability of our business, the reduction in environmental impacts, and the enhancement of the economic and social well-being of our employees and the communities in which we live and work are critical to our success. As such, each goal is also aligned with and measured against key principles designed to guide the NEOs’ decisions and actions throughout the year.

The Non-Financial Strategic Metrics are binary and limited to a Target award. Award opportunities for each category are 2.5%, 5.0%, 7.5%, or 10% depending on the number of goals met and there is no opportunity for a threshold level payout. The specific metrics and goals in each category that were approved by the Board for 2022, as well as the actual achievement results, are outlined below:

Sustainability

2022 Metrics	Key Principles	2022 Goal	Achievement
Convert North America hydraulic fracturing fleet to lower emission footprint	Because greater than 80% of our corporate scope 1 and 2 GHG emissions are directly tied to hydraulic fracturing, our fleet mix will drive future emissions reduction by converting fleet to electric and Tier 4 Duel Fuel (T4DF), and for emissions intensity we will be transparent about the impact of our fleet transition.	Exit the year ≥ 30% fleet electric or T4DF	34%
Reduce North America hydraulic fracturing GHG emissions intensity		Exit year at 2.5% improvement YoY	3.2%
Automate sustainability label creation in ESG365 software suite	We will help our customers achieve their emissions goals, as well as operationalize sustainability into their businesses, by integrating emissions impacts into existing software ecosystems through EnvanaTM — our digital emissions management solution.	Achieved/Not Achieved	Achieved
Complete additional rounds of prospects for Halliburton Labs	Through Halliburton Labs we invest our expertise, resources, and team which builds insights into the gaps in the developing energy value chains that will provide opportunities in the future. Hosting prospect rounds is a critical component to accessing the latest transformative ideas. A prospect round is the cumulation of 100s of presentation reviews, finalist “shark tank-style” pitch day presentations, and keynote speakers from across the energy mix transition ecosystem. This facilitates the advisory board selection of program participants.	Three (3) or more rounds	3

DE&I

2022 Metrics	Key Principles	2022 Goal	Achievement
Gender Diversity: Advance gender diversity balance in professional hires	We measure ourselves against the National Association of Colleges and Employers (NACE) Graduation Rate for the disciplines in which we recruit, including engineering, geosciences, and business.	20% or more of worldwide professional hires are qualified women	22%
Ethnic Diversity: Advance ethnic diversity balance in the U.S.	As part of our multi-year commitment to this effort, we are engaged with several Historically Black Colleges and Universities (HBCUs) to support and develop the future workforce. We have committed $1M to Prairie View A&M (PVA&M), an HBCU in the Houston, Texas region, to work together to create opportunities and a pipeline of talent. Instead of a purely financial donation, and because of its proximity to our corporate campus, we have created a multi-pronged approach which includes annual scholarship and development programs, Halliburton mentors, and internships. Our goal is for a mutually-beneficial, lasting relationship that builds PVA&M and our workforce.	Hire first cohort of Black interns from HBCU (PVA&M)	6 hires
Workforce Localization: Ensure appropriate global diversity mix through workforce localization	A workforce that is representative of the communities we work in is important to us. We hire and develop local workforce talent, while providing opportunities for exposure to other parts of the world.	Greater than 90% of worldwide headcount localized	92%
Education: Educate management and Board of Directors through DE&I training	Our leadership is expected to model critical behaviors essential to supporting and executing on our DE&I commitments.	90% of management and Board of Directors completed required DE&I training	98%

www.halliburton.com	HALLIBURTON | 2023 Proxy Statement	54

Back to contents
2022 Performance Results

The performance goals and results are noted in the table below:

			Performance Period 1				Performance Period 2
Category	Weight	Performance Measures	Threshold	Target	Maximum	Actual	Threshold	Target	Maximum	Actual
Financial	60.0%	Net Operating Profit After Tax	$769M	$856M	$944M	$952M	$1.139B	$1.267B	$1.394B	$1.401B
	20.0%	Asset Turns	0.793	0.809	0.826	0.881	0.921	0.940	0.959	0.981
Non-Financial Strategic	10.0%	Sustainability								Achieved
	10.0%	Diversity, Equity, and Inclusion								Achieved

Because actual 2022 Asset Turns and NOPAT results for both of the 1st and 2nd performance periods exceeded the maximum performance goals and all goals were achieved with respect to our Non-Financial Strategic Metrics, our NEOs received an overall payout of 200% of target for the Annual Performance Pay Plan. As evidence of the Compensation Committee’s commitment to setting robust targets, over the past ten years, the Annual Performance Pay Plan achieved Maximum performance levels five times, Target performance levels two times, and fell short of the Threshold performance level three times resulting in no payout.

Long-Term Incentives

The Stock and Incentive Plan is designed to reward consistent achievement of value creation and operating performance goals, align management with shareholder interests, and encourage long-term perspective and commitment. Long-term incentives represent the largest component of total executive compensation opportunity.

Using a mix of incentive vehicles allows us to provide a diversified yet balanced long-term incentive program that effectively addresses volatility in our industry and in the stock market, in addition to maintaining an incentive to meet performance goals. For the 2022 plan year, the Compensation Committee used the following combination of equity vehicles for long-term incentive grants:

Vehicle	Weighting	Purpose
Performance Units(1)	70% of Award	Rewards achievement of specific financial goals measured over a three-year performance period
Restricted Stock(2)	30% of Award	Supports leadership retention/stability objectives; five-year vesting period
(1)	Performance units vest upon achievement of specific financial goals measured over a three-year performance period and are denominated in 50% cash and 50% stock. Dividend equivalents are measured, and vest based on the same performance conditions as the units denominated in stock. Accrued dividend equivalents that vest are paid out in cash.
(2)	Restricted stock grants are generally subject to a graded vesting schedule of 20% per year over five years. However, different vesting schedules may be utilized at the discretion of the Compensation Committee. Shares of restricted stock receive dividend or dividend equivalent payments.

Individual Incentive Opportunities

In determining the size of long-term incentive awards, the Compensation Committee first considers market data for comparable positions and then may adjust the awards upwards or downwards based on the Compensation Committee’s review of internal equity. This can result in positions of similar scope receiving awards of varying size. Awards are targeted to the market median.

As part of its process, the Compensation Committee reviews and makes decisions about target long-term incentive award opportunities for the following year during its regular December meeting. Stock grants are then determined by dividing the grant value by the average of the closing price of our common stock on the NYSE on each business day during the month of December. The Compensation Committee reviews the final stock grant calculations again in January and determines final approval. For the 2022 plan year, the Compensation Committee approved restricted stock and performance shares grants in January 2022.

Individual incentive opportunities are established based on market references and the NEO’s role within the organization. In the Grants of Plan-Based Awards in Fiscal 2022 table, the Threshold, Target, and Maximum columns under the heading Estimated Future Payouts Under Non-Equity Incentive Plan Awards indicate the potential cash payout for each NEO under the Performance Unit Program (PUP) for the 2022 cycle and the Threshold, Target, and Maximum columns under the heading Estimated Future Payouts Under Equity Incentive Plan Awards indicate the Target potential shares that can be earned by each NEO under the PUP for the 2022 cycle. The potential payouts are performance driven and completely at risk. Actual payouts and shares vesting, if any, will not be determined until the three-year cycle closes on December 31, 2024.

HALLIBURTON | 2023 Proxy Statement	55

Back to contents
A Closer Look at the Performance Unit Program

The PUP provides NEOs and other selected executives with incentive opportunities based on our consolidated ROCE during a three-year performance period. This program reinforces our objectives for sustained long-term performance and value creation. It also reinforces strategic planning processes and balances short- and long-term decision making.

The program measures ROCE on a relative basis to the results of a performance peer group over three years. The Performance Peer Group used for the PUP is comprised of oilfield equipment and services companies and domestic and international exploration and production companies. This peer group is used for the PUP because these companies represent the timing, cyclicality, and volatility of the oil and natural gas industry and provide an appropriate industry group for measuring our relative performance. The 2022 Performance Peer Group is listed on page 51 of this CD&A.

The three-year performance period aligns this measurement with our and our Performance Peer Group’s business cycles. ROCE indicates the efficiency and profitability of our capital investments and is determined based on the ratio of earnings divided by average capital employed. The calculation is as follows:

Why ROCE?
Highly correlated to stock price performance over the long-term, applying drivers that management can directly influence.	Overwhelmingly supported by our shareholders.
Aligned with our strategy of delivering industry-leading returns across the business cycle.	Eliminates the subjectivity inherent in setting long-term absolute targets in a cyclical industry.
Reinforces the Company’s objective for sustained long-term performance and value creation.	Provides our management team with clear line of sight to long-term financial results.

Consistent with our executive compensation objectives and strategy to deliver leading returns in our industry, over the past ten years we delivered superior ROCE performance relative to the Oilfield Services Index (OSX), our two largest competitors, and our Performance Peer Group. We believe that this long-term focus on generating superior returns within our industry also correlates with our industry TSR outperformance over the same period of time.

2020-2022 Cycles of PUP

Performance Matrix

At the end of the three-year award cycle, the average ROCE of Halliburton and the Performance Peer Group will be calculated, and performance percentiles will be determined. If Halliburton’s relative performance ranking is between the 25th and 75th percentiles, the payout will be interpolated accordingly. If Halliburton’s relative performance ranking is below the 25th percentile, there will not be a payout.

www.halliburton.com	HALLIBURTON | 2023 Proxy Statement	56

Back to contents

The PUP also uses a relative TSR modifier that compares three-year performance against the constituents of the OSX and can increase or decrease the incentive opportunity payout by 25%. For purposes of calculating TSR used in the modifier, a one month averaging period is used beginning with the month preceding the performance period and ending with the last month of the performance period. The modifier imposes an award penalty for bottom quartile performance and an incentive for top quartile performance. The performance matrix for the 2020-2022 cycles of the PUP are as follows:

				Relative TSR Modifier
			Lower Quartile Performance ≤25th percentile	2nd/3rd Quartile Performance >25th percentile & <75th percentile	Upper Quartile Performance ≥75th percentile
		Unadjusted Incentive Opportunity(1)		MULTIPLIER(2)
			75%	100%	125%
HAL ROCE Ranking vs. Performance Peer Group	Below Threshold <25th percentile	0%	0% (0% x 75%)	0% (0% x 100%)	0% (0% x 125%)
	Threshold 25th percentile	25%	18.75% (25% x 75%)	25% (25% x 100%)	31.25% (25% x 125%)
	Plan 50th percentile	100%	75% (100% x 75%)	100% (100% x 100%)	125% (100% x 125%)
	Challenge ≥75th percentile	200%	150% (200% x 75%)	200% (200% x 100%)	250% (200% x 125%)
(1)	If Halliburton’s relative ROCE performance ranking is between the 25th and 75th percentiles, the payout will be interpolated accordingly.
(2)	If TSR is in the upper quartile but negative, the TSR Modifier will not apply.

Any awards earned at the end of the cycle will be issued 50% in stock and 50% in cash.

2020 Cycle PUP Results

The incentive opportunity set for our NEOs for the 2020 cycle of the PUP was based on Halliburton’s ROCE performance relative to that of our Performance Peer Group for the 3-year period ending December 31, 2022. For this cycle, we achieved ROCE of 4.02% which was above the 50th percentile and below the 75th percentile of our Performance Peer Group’s ROCE of -2.29% and 4.68%, respectively, yielding an award paid at 190.53% of the target opportunity level. For the three-year period ending December 31, 2022, we achieved TSR of 63.98% which was in the Upper Quartile relative to the Oil Service Index (OSX) and yielded a 25% modification to the opportunity payout. For purposes of calculating TSR, Halliburton Company is excluded from the peer group, dividends are reinvested on the ex-dividend date, and a one month averaging period is used beginning with the calendar month preceding the beginning of the performance period and ending with the last calendar month of the performance period. The 2020 PUP Cycle is the first cycle that will be paid 50% in cash and 50% in stock. Dividend equivalents are measured, and vest based on the same performance conditions as the units denominated in stock. Dividend equivalents are paid in cash.

The NEOs received cash payments as set forth in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table. The equity payment is reported in the 2022 Option Exercises and Stock Vested Table.

Other Executive Benefits and Policies

Stock Ownership Requirements

We have stock ownership requirements for our executive officers, which include all NEOs, to further align their interests with our shareholders.

Our CEO is required to own Halliburton common stock in an amount equal to or in excess of six times his annual base salary. Executive officers that report directly to the CEO are required to own an amount of Halliburton common stock equal to or in excess of three times their annual base salary, and all other executive officers are required to own an amount of Halliburton common stock equal to or in excess of two times their annual base salary. The Compensation Committee reviews their holdings, which include restricted shares and all other Halliburton common stock owned by the officer, at each December meeting. Each executive officer has five years to meet the requirements, measured from the date the officer becomes subject to the ownership level for the applicable office.

HALLIBURTON | 2023 Proxy Statement	57

Back to contents

After the five-year stock ownership period described above, executive officers who have not met their minimum ownership requirement must retain 100% of the net shares acquired upon restricted stock vesting until they achieve their required ownership level. Also, any stock option exercise must be an exercise and hold.

As of December 31, 2022, all NEOs met the requirements.

Clawback Policy

We have a clawback policy under which we will seek to recoup incentive compensation in all appropriate cases paid to, awarded, or credited for the benefit of any of our executive officers, which includes all NEOs, if and to the extent that:

•	The amount of incentive compensation was calculated based on the achievement of financial results that were subsequently reduced due to a restatement of our financial results;
•	The officer engaged in fraudulent conduct that caused the need for the restatement; and
•	The amount of incentive compensation that would have been paid to, awarded to, or credited for the benefit of the officer, had our financial results been properly reported, would have been lower than the amount actually paid, awarded, or credited.

The policy also provides that we will seek to recoup incentive compensation in all appropriate cases paid to, awarded to, or credited for the benefit of any of our executive officers, which includes all NEOs, and certain other senior officers, if and to the extent that:

•	It is determined that, in connection with the performance of that officer’s duties, he or she breached his or her fiduciary duty by knowingly or recklessly engaging in a material violation of a U.S. federal or state law, or failed to supervise an employee who substantially participated in such a violation; or
•	The officer is named as a defendant in a law enforcement proceeding for having breached his or her fiduciary duty by knowingly or recklessly engaging in a material violation of a U.S. federal or state law, the officer disagrees with the allegations relating to the proceeding, and either (i) we initiate a review and determine that the alleged action is not indemnifiable or (ii) the officer does not prevail at trial, enters into a plea arrangement, agrees to the entry of a final administrative or judicial order imposing sanctions, or otherwise admits to the violation in a legal proceeding.

The disinterested members of the Board and the disinterested members of the Compensation Committee and the Nominating and Corporate Governance Committee may be involved in reviewing, considering, and making determinations regarding the officer’s alleged conduct, whether recoupment is appropriate or required, and the type and amount of incentive compensation to be recouped from the officer.

The policy also provides that, to the extent permitted by applicable law and not previously disclosed in a filing with the SEC, we will disclose in our proxy statement the circumstances of any recoupment arising under the policy or that there has not been any recoupment pursuant to the policy for the prior calendar year. There was no recoupment under the policy in 2022.

Hedging and Pledging Policy

We have a policy under which our Directors and executive officers, which includes all NEOs, and certain senior officers are prohibited from:

•	hedging activities related to Halliburton securities; and
•	the pledging of Halliburton securities.

The policy defines hedging activities as the use of any financial instrument designed to hedge or offset a change in the market value of any Halliburton security and defines pledging as the use of a Halliburton security or any related derivative security as collateral for any form of indebtedness.

Additionally, the policy:

•	discourages all employees and Directors from speculative activities in Halliburton securities and related derivative securities, such as puts or call options;
•	applies to all Halliburton securities, including restricted stock, restricted stock units, options, and debt securities, which are issued by any Halliburton entity, and any other security directly or indirectly exercisable for or convertible or exchangeable into any Halliburton security; and
•	applies regardless of whether or not the securities were acquired from our equity compensation plans.

Retirement and Savings Plan

All NEOs may participate in the Halliburton Retirement and Savings Plan, which is the defined contribution benefit plan available to all eligible U.S. employees. The matching contribution amounts we contributed on behalf of each NEO are included in the Supplemental Table: All Other Compensation.

www.halliburton.com	HALLIBURTON | 2023 Proxy Statement	58

Back to contents

Supplemental Executive Retirement Plan

The objective of the Supplemental Executive Retirement Plan, or SERP, is to provide a competitive level of pay replacement upon retirement. The current pay replacement target is 75% of base salary at age 65 with 25 years of service, using the highest annual salary during the last three years of employment.

The material factors and guidelines considered in making an allocation include: (i) retirement benefits provided, both qualified and nonqualified; (ii) current compensation; (iii) length of service; and (iv) years of service to normal retirement.

The calculation takes into account the following variables: (i) base salary; (ii) years of service; (iii) age; (iv) employer portion of qualified plan savings; (v) age 65 value of any defined benefit plan; and (vi) existing nonqualified plan balances and any other retirement plans.

Several assumptions are made annually and include a base salary increase percentage, qualified and nonqualified plan contributions and investment earnings, and an annuity rate. These factors are reviewed and approved annually by the Compensation Committee in advance of calculating any awards.

To determine the annual benefit, external actuaries calculate the total lump sum retirement benefit needed at age 65 from all company retirement sources to produce an annual retirement benefit of 75% of the highest annual salary during the last three years of employment. Company retirement sources include any Company contributions to qualified benefit plans and contributions to nonqualified benefit plans. If the combination of these two sources does not yield a total retirement balance that will meet the 75% objective, then contributions may be made annually through the SERP to bring the total benefit up to the targeted level.

To illustrate, assume $10 million is needed at age 65 to produce an annual retirement benefit equal to 75% of base salary. The participant is projected to have $3 million in qualified benefit plans resulting from Company contributions at retirement and $4 million in nonqualified retirement plans resulting from Company contributions at retirement. Since the total of these two sources is $7 million, a shortfall of $3 million results. This is the amount needed to achieve the 75% pay replacement objective. This shortfall may be offset through annual contributions to the SERP.

Participation in the SERP is limited to the direct reports of the CEO and other selected executives as recommended by the CEO and approved at the discretion of the Compensation Committee. However, participation one year does not guarantee future participation. In 2022, the Compensation Committee authorized retirement allocations under the SERP to all NEOs except Messrs. Pope and Rainey. Amounts allocated to Messrs. Miller, Carre, Loeffler, and Richard are listed in the Supplemental Table: All Other Compensation and the 2022 Nonqualified Deferred Compensation table.

All of the NEOs, except Mr. Loeffler, are fully vested in their respective account balances. Balances for active and terminated participants earn interest at an annual rate of 5% and 10%, respectively.

Elective Deferral Plan

All NEOs may participate in the Halliburton Elective Deferral Plan, which was established to provide highly compensated employees with an opportunity to defer earned base salary and incentive compensation to help meet retirement and other future income needs.

Participants may elect to defer up to 75% of their annual base salary and up to 75% of their incentive compensation into the plan. Deferral elections must be made on an annual basis, including the type and timing of distribution. Plan earnings are based on the NEO’s choice of up to 12 investment options with varying degrees of risk, including the risk of loss. Investment options may be changed by the NEO daily.

In 2022, none of our NEOs participated in this plan. Messrs. Rainey and Richard have account balances from participation in the plan in prior years. Messrs. Miller, Carre, Loeffler, and Pope are not participants in the plan. Further details can be found in the 2022 Nonqualified Deferred Compensation table.

Benefit Restoration Plan

The Halliburton Company Benefit Restoration Plan provides a vehicle to restore qualified plan benefits that are reduced as a result of limitations on contributions imposed under the Internal Revenue Code (IRC) or due to participation in other plans we sponsor and to defer compensation that would otherwise be treated as excessive remuneration within the meaning of IRC Section 162(m). Awards are made annually to those who meet these criteria and earn interest at an annual rate as defined by the plan document. Awards and corresponding interest balances are 100% vested and distributed upon separation.

In accordance with the plan document, participants earn monthly interest at the 120% AFR rate, provided the interest rate shall be no less than 6% per annum or greater than 10% per annum. Because the 120% AFR rate was below the 6% minimum interest threshold, plan participants earned interest at an annual rate of 6% in 2022.

In 2022, all NEOs received awards under this plan in the amounts included in the Supplemental Table: All Other Compensation and the 2022 Nonqualified Deferred Compensation table.

HALLIBURTON | 2023 Proxy Statement	59

Back to contents

Perquisites

We do not pay for tax gross ups for personal use of corporate aircraft, executive physical examinations, financial planning, or country club dues. We do not provide cars to our NEOs. However, a car and part-time driver is available for Mr. Miller’s limited use as needed for security purposes and so that he can work while in transit to meet customers or attend business-related functions.

We provided security at the personal residences of Messrs. Miller and Pope during 2022.

As a result of the recommendations provided by an independent, third-party security consultant, the Board has determined that Mr. Miller must use company aircraft for all travel. The security study also recommends that his spouse and children use company-provided aircraft.

Messrs. Loeffler and Rainey are expatriates under our long-term expatriate business practice. A differential is commonly paid to expatriates in assignment locations where the cost of goods and services is greater than the cost for the same goods and services in the expatriate’s home country. Differentials are determined by AIRINC, a third-party consultant. Messrs. Loeffler and Rainey receive certain assignment allowances, including a goods and services differential and host country transportation, housing, and utilities. They also participate in our tax equalization program, which neutralizes the tax effect of the international assignment and approximates the tax obligation the expatriate would pay in his home country. Messrs. Loeffler and Rainey have expatriate benefit packages that are commensurate with benefits offered to all other Halliburton expatriates.

Specific amounts for the only available perquisites are detailed for each NEO in the Supplemental Table: All Other Compensation.

Elements of Post-Termination Compensation and Benefits

Termination events that trigger payments and benefits include normal or early retirement, cause, death, disability, and voluntary termination. Post-termination or change-in-control payments may include severance, accelerated vesting of restricted stock and stock options, payments under cash-based short- and long-term incentive plans, share vesting under the long-term incentive plan, payout of nonqualified account balances, and health benefits, among others. The impact of various events on each element of compensation for the NEOs is detailed in the Post-Termination or Change-In-Control Payment table.

Impact of Regulatory Requirements on Compensation

IRC Section 162(m) generally disallows a tax deduction to public companies for compensation paid to the CEO, CFO, or any of the three other most highly compensated officers (“covered employees”) to the extent the compensation exceeds $1 million in any year. Effective for tax years beginning after December 31, 2017, Section 162(m) has been revised to eliminate the performance-based compensation exception and expand the provision to include an individual who is a covered employee for 2017 or any later tax year will continue to be a covered employee for all subsequent taxable years, including years after the death of the individual.

Although the tax deductibility of compensation is a consideration evaluated by our Compensation Committee, the Committee believes that the elimination of the deduction on compensation payable in excess of the $1 million limitation for our NEOs is not material relative to the benefit of being able to attract and retain talented management. Accordingly, our Compensation Committee will continue to pay compensation that is not deductible.

www.halliburton.com	HALLIBURTON | 2023 Proxy Statement	60

Back to contents

Executive Compensation Tables

Summary Compensation Table

The following tables set forth information regarding our CEO, CFO, former CFO, and our three other most highly compensated executive officers for the fiscal year ended December 31, 2022.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change In Pension Value and NQDC Earnings ($)	All Other Compensation ($)	Total ($)
Jeffrey A. Miller Chairman, President and Chief Executive Officer	2022	1,500,000	0	7,239,220	0	14,009,829	6,251	647,017	23,402,317
	2021	1,500,000	0	6,300,070	0	14,131,664	242,327	1,417,921	23,591,982
	2020	1,300,000	0	9,687,697	0	9,456,914	252,566	1,622,208	22,319,385
Eric J. Carre(1) Executive Vice President and Chief Financial Officer	2022	825,000	0	2,046,769	0	3,896,349	2,844	329,499	7,100,461
	2021	800,000	0	1,710,830	0	4,417,392	90,828	608,429	7,627,479
	2020	746,667	0	2,455,778	0	2,534,094	89,513	697,483	6,523,535
Lance Loeffler(1) Senior Vice President, Middle East North Africa Region	2022	760,000	0	2,046,769	0	3,880,548	852	862,469	7,550,638
	2021	760,000	0	1,765,560	0	4,398,952	28,146	480,841	7,433,499
	2020	709,333	0	2,554,478	0	0	19,725	504,508	3,788,044
Lawrence J. Pope	2022	750,000	0	2,046,769	0	3,860,548	4,581	123,494	6,785,392
Executive Vice President, Administration and Chief Human Resources Officer
Joe D. Rainey President – Eastern Hemisphere	2022	910,000	0	2,555,241	0	5,002,848	5,303	1,298,957	9,772,349
	2021	910,000	0	2,258,133	0	5,760,776	541,642	2,200,075	11,670,626
	2020	849,333	0	3,256,812	0	3,378,792	490,397	4,868,394	12,843,728
Mark J. Richard President – Western Hemisphere	2022	850,000	0	2,555,241	0	4,870,848	1,972	714,490	8,992,551
	2021	810,000	0	2,217,592	0	5,540,776	205,693	1,321,497	10,095,558
	2020	756,000	0	3,226,875	0	2,000,000	123,041	1,337,580	7,443,496

(1)	Effective May 2, 2022, Halliburton’s Board of Directors appointed Mr. Carre to the role of Executive Vice President and Chief Financial Officer and Mr. Loeffler, previously our Chief Financial Officer, was appointed to the role of Senior Vice President, Middle East North Africa Region.

Salary. The amounts in the Salary column reflect the salary earned by each NEO.

Stock Awards. The amounts in the Stock Awards column reflect the aggregate grant date fair value of the restricted stock and performance shares awarded in 2022. Each amount reflects an accounting expense and does not correspond to actual value that may be realized by a NEO in the future. Except where there is a distinction to make between the two types of awards, this proxy statement refers to both restricted stock and restricted stock units as “restricted stock”. We calculate the fair value of restricted stock awards by multiplying the number of restricted shares or restricted stock units granted by the closing stock price on the grant date. For the performance shares, a Monte Carlo simulation that uses a probabilistic approach was performed by an actuary to determine grant date fair value. The NEOs may never realize any value from these performance shares and, to the extent that they do, the amounts realized may have no correlation to the amounts reported above.

Non-Equity Incentive Plan Compensation. The Non-Equity Incentive Plan Compensation column reflects amounts earned in 2022 for the 2022 Halliburton Annual Performance Pay Plan and the award amount payable in cash for the 2020 cycle Performance Unit Program.

The 2022 Halliburton Annual Performance Pay Plan amounts paid to each NEO are: $4,500,000 for Mr. Miller; $1,650,000 for Mr. Carre; $1,520,000 for Mr. Loeffler; $1,500,000 for Mr. Pope; $2,002,000 for Mr. Rainey; and $1,870,000 for Mr. Richard.

The 2020 cycle Performance Unit Program amounts paid to each NEO are: $9,509,829 for Mr. Miller; $2,246,349 for Mr. Carre; $2,360,548 for Mr. Loeffler; $2,360,548 for Mr. Pope; $3,000,848

HALLIBURTON | 2023 Proxy Statement	61

Back to contents

for Mr. Rainey; and $3,000,848 for Mr. Richard. The amounts paid to the NEOs for the 2020 cycle Performance Unit Program differ from what is shown in the Grants of Plan-Based Awards in Fiscal Year 2022 table under Estimated Future Payments Under Non-Equity Incentive Plan Awards. That table indicates the potential award amounts payable in cash under the 2022 cycle Performance Unit Program, which will close on December 31, 2024.

Change in Pension Value and NQDC Earnings. The amounts in the Change in Pension Value and NQDC Earnings column are attributable to the above-market earnings for various nonqualified plans. The methodology for determining what constitutes above-market earnings is the difference between the interest rate as stated in the applicable nonqualified plan document and the Internal Revenue Service Long-Term 120% AFR rate as of December 31, 2022. The 120% AFR rate used for determining above-market earnings in 2022 was 5.22%.

Supplemental Executive Retirement Plan Above-Market Earnings. The current interest rate for active participant accounts in the Supplemental Executive Retirement Plan is 5% as defined by the plan document. Because the 120% AFR rate of 5.22% is above the interest rate earned by participants, there were no above-market earnings for the Supplemental Executive Retirement Plan for 2022.

Benefit Restoration Plan Above-Market Earnings. In accordance with the plan document, participants earn monthly interest at the 120% AFR rate, provided the interest rate shall be no less than 6% per annum or greater than 10% per annum. Because the 120% AFR rate was below the 6% minimum interest threshold, the above-market earnings associated with this plan were 0.78% (6% (plan interest) minus 5.22%) for 2022.

NEOs earned above-market earnings for their balances associated with the plan as follows: $6,251 for Mr. Miller; $2,844 for Mr. Carre; $852 for Mr. Loeffler; $4,581 for Mr. Pope; $5,303 for Mr. Rainey; and $1,972 for Mr. Richard.

Elective Deferral Plan Above-Market Earnings. The NEO earnings for the balances associated with the Elective Deferral Plan were negative for the year. Accordingly, there were no above-market earnings associated with this plan for 2022.

The amounts shown in this column differ from the amounts shown for the Supplemental Executive Retirement Plan, the Benefit Restoration Plan, and the Elective Deferral Plan in the 2022 Nonqualified Deferred Compensation table under the Aggregate Earnings in Last Fiscal Year column because that table includes all earnings and losses, and the Summary Compensation Table shows above-market earnings only.

All Other Compensation. Detailed information for amounts included in the All Other Compensation column can be found in the Supplemental Table: All Other Compensation.

Supplemental Table: All Other Compensation

The following table details the components of the All Other Compensation column of the Summary Compensation Table for 2022.

Name	Halliburton Foundation ($)	Halliburton Giving Choices ($)	HALPAC ($)	Restricted Stock Dividends ($)	HRSP Employer Match ($)	HRSP Basic ($)	Benefit Restoration Plan ($)	SERP ($)	Expatriate ($)	All Other ($)	Total ($)
Jeffrey A. Miller	112,500	1,000	5,000	262,175	13,500	6,100	83,650	109,000	0	54,092	647,017
Eric J. Carre	0	0	0	60,914	15,085	6,100	36,400	211,000	0	0	329,499
Lance Loeffler	45,000	300	5,000	61,625	12,333	6,100	31,850	213,000	487,261	0	862,469
Lawrence J. Pope	0	720	0	68,684	15,250	6,100	31,150	0	0	1,590	123,494
Joe D. Rainey	0	0	5,000	0	13,500	6,100	42,350	0	1,232,007	0	1,298,957
Mark J. Richard	45,000	480	5,000	76,510	15,250	6,100	38,150	528,000	0	0	714,490

Halliburton Foundation. The Halliburton Foundation allows NEOs and other employees to donate to approved universities, medical hospitals, and primary schools of their choice. In 2022, the Halliburton Foundation matched donations up to $20,000 on a 2.25 for 1 basis. Mr. Miller participated in the Halliburton Foundation’s matching program for Directors, which allowed his 2022 contributions up to $50,000 to qualified organizations to be matched on a 2.25 for 1 basis.

Halliburton Giving Choices. The Halliburton Giving Choices Program allows NEOs and other employees to donate to approved not-for-profit charities of their choice. We match donations by contributing ten cents for every dollar contributed by employees. The amounts shown represent the match amounts the program donated to charities on behalf of the NEOs in 2022.

Halliburton Political Action Committee. The Halliburton Political Action Committee, or HALPAC, allows NEOs and other eligible employees to donate to political candidates and participate in the political process. We match the NEOs’ and other employees’ donations to HALPAC dollar-for-dollar to a 501(c)(3) status nonprofit organization of the contributor’s choice. The amounts shown represent the match amounts donated to charities on behalf of the NEOs in 2022.

Restricted Stock Dividends. This is the amount of dividends paid on restricted stock held by NEOs in 2022. Restricted stock units granted to employees do not receive dividend payments.

www.halliburton.com	HALLIBURTON | 2023 Proxy Statement	62

Back to contents

Retirement and Savings Plan Employer Match. This is the contribution we made on behalf of each NEO to the Halliburton Retirement and Savings Plan, our defined contribution plan. We match employee contributions up to 5% of each employee’s eligible base salary up to the 401(a)(17) compensation limit of $305,000 in 2022.

Retirement and Savings Plan Basic Contribution. This is the contribution we made on behalf of each NEO to the Retirement and Savings Plan. If actively employed on December 31, 2022, or if they meet retirement eligibility requirements of the plan as of their separation date, each employee receives a contribution equal to 2% of their eligible base pay up to the 401(a)(17) compensation limit of $305,000 in 2022.

Benefit Restoration Plan. This is the award earned under the Benefit Restoration Plan in 2022 as discussed in the Benefit Restoration Plan section of Compensation Discussion and Analysis. Associated interest, awards, and beginning and ending balances for the Benefit Restoration Plan are included in the 2022 Nonqualified Deferred Compensation table.

Supplemental Executive Retirement Plan. This is the award approved under the Supplemental Executive Retirement Plan in 2022 as discussed in the Supplemental Executive Retirement Plan section of Compensation Discussion and Analysis. Associated interest, awards, and beginning and ending balances for the Supplemental Executive Retirement Plan are included in the 2022 Nonqualified Deferred Compensation table.

Expatriate Assignment. In 2022, Mr. Loeffler received compensation associated with his expatriate assignment similar in type to that received by other expatriates on comparable assignments. Mr. Loeffler received $33,868 for cost of living adjustment; $38,000 for mobility premium; $52,960 for tax equalization; $179,076 for imputed housing allowance; $68,693 for dependent education; $110,307 for imputed relocation; and $4,357 for auto imputed allowance.

In 2022, Mr. Rainey received compensation associated with his expatriate assignment similar in type to that received by other expatriates on comparable assignments. Mr. Rainey received $67,773 for cost of living adjustment; $91,000 for mobility premium; $938,861 for tax equalization; $101,997 for imputed housing allowance; $19,305 for tax preparation; and $13,071 for auto imputed allowance.

All Other.

•	Aircraft Usage. As a result of the recommendations provided by an independent, third-party security consultant, the Board has determined that Mr. Miller must use company aircraft for all travel. The security study also recommends that his spouse and children use company-provided aircraft. For 2022, the incremental cost to us for this personal use of our aircraft was $44,387 for Mr. Miller. For total compensation purposes in 2022, we valued the incremental cost of the personal use of aircraft using a method that takes into account: landing, parking, hanger, flight planning services, and dead-head costs; crew travel expenses; supplies and catering; aircraft fuel and oil expenses per hour of flight; any customs, foreign permit, and similar fees; and passenger ground transportation. NEOs are not reimbursed for the tax impact of any imputed income resulting from aircraft usage.
•	Home Security. We provide security for residences based on risk assessments. In 2022, home security costs were $1,559 for Mr. Miller and $1,590 for Mr. Pope.
•	Car/Driver. A car and part-time driver is available for Mr. Miller’s limited use as needed for security purposes and so that he can work while in transit to meet customers or attend business-related functions. In 2022, the cost to us for personal use was $8,146.

HALLIBURTON | 2023 Proxy Statement	63

Back to contents

Grants of Plan-Based Awards in Fiscal 2022

The following table represents amounts associated with the 2022 cycle Performance Unit Program and the 2022 Annual Performance Pay Plan.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Options Awards ($)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)		Threshold (#)	Target (#)	Maximum (#)
Jeffrey A. Miller		880,775	3,523,100	7,046,200	(1)
		720,000	2,250,000	4,500,000	(2)
	1/3/2022					38,818	155,271	310,542	(3)		4,046,415
	1/3/2022									133,089	3,192,805
Eric J. Carre		249,025	996,100	1,992,200	(1)
		264,000	825,000	1,650,000	(2)
	1/3/2022					10,975	43,900	87,800	(3)		1,144,049
	1/3/2022									37,629	902,720
Lance Loeffler		249,025	996,100	1,992,200	(1)
		243,200	760,000	1,520,000	(2)
	1/3/2022					10,975	43,900	87,800	(3)		1,144,049
	1/3/2022									37,629	902,720
Lawrence J. Pope		249,025	996,100	1,992,200	(1)
		240,000	750,000	1,500,000	(2)
	1/3/2022					10,975	43,900	87,800	(3)		1,144,049
	1/3/2022									37,629	902,720
Joe D. Rainey		310,888	1,243,550	2,487,100	(1)
		320,320	1,001,000	2,002,000	(2)
	1/3/2022					13,702	54,806	109,612	(3)		1,428,263
	1/3/2022									46,977	1,126,978
Mark J. Richard		310,888	1,243,550	2,487,100	(1)
		299,200	935,000	1,870,000	(2)
	1/3/2022					13,702	54,806	109,612	(3)		1,428,263
	1/3/2022									46,977	1,126,978

(1)	Cash opportunity levels under the 2022 cycle of the Performance Unit Program that are subject to a relative TSR modifier that can increase or decrease the incentive opportunity payout by 25%.
(2)	Cash opportunity levels under the 2022 Halliburton Annual Performance Pay Plan.
(3)	Share opportunity levels under the 2022 cycle of the Performance Unit Program that are subject to a relative TSR modifier that can increase or decrease the incentive opportunity payout by 25%.
(4)	With respect to restricted stock awards, this column reflects the grant date fair value of the award. With respect to equity-based incentive awards under the PUP, this column reflects the grant date fair value at target.

As indicated by footnotes (1) and (3), the cash opportunities for each NEO under the 2022 cycle Performance Unit Program if the Threshold, Target, or Maximum levels are achieved are reflected under Estimated Future Payouts Under Non-Equity Incentive Plan Awards and the share opportunities are reflected under Estimated Future Payouts Under Equity Incentive Plan Awards. The potential payouts are performance driven and completely at risk. For more information on the 2022 cycle Performance Unit Program, refer to Long-term Incentives in Compensation Discussion and Analysis.

As indicated by footnote (2), the opportunities for each NEO under the 2022 Halliburton Annual Performance Pay Plan are also reflected under Estimated Future Payouts Under Non-Equity Incentive Plan Awards. The potential payouts are performance driven and completely at risk. For more information on the 2022 Halliburton Annual Performance Pay Program, refer to Short-term (Annual) Incentive in Compensation Discussion and Analysis.

www.halliburton.com	HALLIBURTON | 2023 Proxy Statement	64

Back to contents

All restricted stock awards are granted under the Stock and Incentive Plan. The awards listed under All Other Stock Awards: Number of Shares of Stock or Units were awarded to each NEO on the date indicated by the Compensation Committee.

The restricted stock grants awarded to the NEOs during 2022 are subject to a graded vesting schedule of 20% per year over five years. All restricted shares are priced at fair market value on the date of grant. Quarterly dividends are paid on the restricted shares at the same time and rate payable on our common stock, which was $0.12 per share during each quarter of 2022. The shares may not be sold or transferred until fully vested. The shares remain subject to forfeiture during the restricted period in the event of the NEO’s termination of employment or an unapproved early retirement.

The performance shares grants awarded to the NEOs during 2022 are subject to a three-year performance period. All performance shares are priced at fair market value on the date of grant. Quarterly dividends will not be paid during the performance period but shall be accrued and paid in cash at the time, and to the extent, the underlying shares of Company common stock are delivered.

Outstanding Equity Awards at Fiscal Year End 2022

The following table represents outstanding stock option, restricted stock, and performance share awards for our NEOs as of December 31, 2022. The market value of shares or units of stock not vested was determined by multiplying the number of unvested restricted shares at year end by the closing price of our common stock on the NYSE of $39.35 on December 31, 2022.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock Not Vested (#)	Market Value of Shares or Units of Stock Not Vested ($)	Equity Incentive Plan Awards: # Unearned Shares Units or Other Rights Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares Units or Other Rights Not Vested ($)
Jeffrey A. Miller	12/4/2013	55,700	–	50.62	12/4/2023	–	–	–	–
	12/3/2014	115,100	–	40.75	12/3/2024	–	–	–	–
	12/2/2015	99,200	–	38.95	12/2/2025	–	–	–	–
	12/7/2016	69,500	–	53.54	12/7/2026	–	–	–	–
	12/6/2017	128,500	–	43.38	12/6/2027	–	–	–	–
	12/5/2018	171,200	–	31.44	12/5/2028	19,960	785,426	–	–
	12/4/2019	–	–			66,773	2,627,518	–	–
	12/2/2020	–	–			159,840	6,289,704	–	–
	1/4/2021	–	–			–	–	310,800	12,229,980
	1/3/2022	–	–			133,089	5,237,052	–	–
	1/3/2022	–	–			–	–	155,271	6,109,914
TOTAL		639,200	–			379,662	14,939,700	466,071	18,339,894

HALLIBURTON | 2023 Proxy Statement	65

Back to contents
		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock Not Vested (#)	Market Value of Shares or Units of Stock Not Vested ($)	Equity Incentive Plan Awards: # Unearned Shares Units or Other Rights Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares Units or Other Rights Not Vested ($)
Eric J. Carre	1/2/2014	8,300	–	50.01	1/2/2024	–	–	–	–
	1/2/2015	24,750	–	39.49	1/2/2025	–	–	–	–
	1/4/2016	9,534	–	34.48	1/4/2026	–	–	–	–
	12/7/2016	30,100	–	53.54	12/7/2026	–	–	–	–
	12/6/2017	34,425	–	43.38	12/6/2027	–	–	–	–
	12/5/2018	50,100	–	31.44	12/5/2028	5,840	229,804	–	–
	12/4/2019	–	–			15,800	621,730	–	–
	12/2/2020	–	–			43,380	1,707,003	–	–
	1/4/2021	–	–			–	–	84,400	3,321,140
	1/3/2022	–	–			37,629	1,480,701	–	–
	1/3/2022	–	–			–	–	43,900	1,727,465
TOTAL		157,209	–			102,649	4,039,238	128,300	5,048,605
Lance Loeffler	1/2/2015	15,594	–	39.49	1/2/2025	–	–	–	–
	1/3/2017	16,678	–	55.68	1/3/2027	–	–	–	–
	1/2/2018	20,416	–	49.61	1/2/2028	1,532	60,284	–	–
	12/5/2018	–	–			5,960	234,526	–	–
	12/4/2019	–	–			16,560	651,636	–	–
	12/2/2020	–	–			44,820	1,763,667	–	–
	1/4/2021	–	–			–	–	87,100	3,427,385
	1/3/2022	–	–			37,629	1,480,701	–	–
	1/3/2022	–	–			–	–	43,900	1,727,465
TOTAL		52,688	–			106,501	4,190,814	131,000	5,154,850
Lawrence J. Pope	12/4/2013	29,400	–	50.62	12/4/2023	–	–	–	–
	12/3/2014	47,400	–	40.75	12/3/2024	–	–	–	–
	12/2/2015	44,500	–	38.95	12/2/2025	–	–	–	–
	12/7/2016	30,500	–	53.54	12/7/2026	–	–	–	–
	12/6/2017	34,300	–	43.38	12/6/2027	–	–	–	–
	12/5/2018	51,100	–	31.44	12/5/2028	5,960	234,526	–	–
	12/4/2019	–	–			16,560	651,636	–	–
	12/2/2020	–	–			44,520	1,751,862	–	–
	1/4/2021	–	–			–	–	86,500	3,403,775
	1/3/2022	–	–			37,629	1,480,701	–	–
	1/3/2022	–	–			–	–	43,900	1,727,465
TOTAL		237,200	–			104,669	4,118,725	130,400	5,131,240

www.halliburton.com	HALLIBURTON | 2023 Proxy Statement	66

Back to contents
		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock Not Vested (#)	Market Value of Shares or Units of Stock Not Vested ($)	Equity Incentive Plan Awards: # Unearned Shares Units or Other Rights Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares Units or Other Rights Not Vested ($)
Joe D. Rainey	12/4/2013	45,500	–	50.62	12/4/2023	–	–	–	–
	12/3/2014	59,500	–	40.75	12/3/2024	–	–	–	–
	12/2/2015	58,700	–	38.95	12/2/2025	–	–	–	–
	12/7/2016	40,100	–	53.54	12/7/2026	–	–	–	–
	12/6/2017	45,900	–	43.38	12/6/2027	–	–	–	–
	12/5/2018	66,800	–	31.44	12/5/2028	7,780	306,143	–	–
	12/4/2019	–	–			21,040	827,924	–	–
	12/2/2020	–	–			57,300	2,254,755	–	–
	1/4/2021	–	–			–	–	111,400	4,383,590
	1/3/2022	–	–			46,977	1,848,545	–	–
	1/3/2022	–	–			–	–	54,806	2,156,616
TOTAL		316,500	–			133,097	5,237,367	166,206	6,540,206
Mark J. Richard	1/3/2013	13,900	–	36.31	1/3/2023	–	–	–	–
	1/2/2014	7,900	–	50.01	1/2/2024	–	–	–	–
	1/2/2015	14,807	–	39.49	1/2/2025	–	–	–	–
	1/4/2016	28,604	–	34.48	1/4/2026	–	–	–	–
	1/3/2017	17,119	–	55.68	1/3/2027	–	–	–	–
	1/2/2018	24,019	–	49.61	1/2/2028	2,822	111,046	–	–
	12/20/2018	43,924	–	27.14	12/20/2028	5,158	202,967	–	–
	12/4/2019	–	–			21,040	827,924	–	–
	12/2/2020	–	–			56,280	2,214,618	–	–
	1/4/2021	–	–			–	–	109,400	4,304,890
	1/3/2022	–	–			46,977	1,848,545	–	–
	1/3/2022	–	–			–	–	54,806	2,156,616
TOTAL		150,273	–			132,277	5,205,100	164,206	6,461,506

Stock options. The awards vest annually in equal amounts over three-year vesting schedules.

Restricted stock. The awards vest in equal amounts over each grant’s five-year vesting schedule.

Performance shares. The awards are subject to a three-year performance period.

HALLIBURTON | 2023 Proxy Statement	67

Back to contents

2022 Option Exercises and Stock Vested

The following table represents stock options exercised and restricted stock and performance shares that vested during fiscal year 2022 for our NEOs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Jeffrey A. Miller	–	–	735,923	29,125,398
Eric J. Carre	–	–	142,133	5,554,385
Lance Loeffler	79,012	545,114	147,040	5,714,646
Lawrence J. Pope	38,500	248,325	202,321	7,842,666
Joe D. Rainey	37,933	151,353	243,241	9,440,734
Mark J. Richard	–	–	185,573	7,199,817

The value realized for vested restricted stock awards was determined by multiplying the fair market value of the shares (closing price of our common stock on the NYSE on the vesting date) by the number of shares that vested. Restricted shares vested on various dates throughout the year. The value listed represents the aggregate value of all shares that vested for each NEO in 2022.

The value realized for vested performance shares awards was determined by multiplying the fair market value of the shares (closing price of our common stock on the NYSE on December 31, 2022) by the number of shares that vested.

2022 Nonqualified Deferred Compensation

The 2022 Nonqualified Deferred Compensation table reflects balances in our nonqualified plans as of January 1, 2022, contributions made by the NEO and us during 2022, earnings (the net of the gains and losses on funds, as applicable), distributions, and the ending balance as of December 31, 2022. The plans are described in Compensation Discussion and Analysis.

Name	Plan	01/01/22 Balance ($)	Executive Contributions In Last Fiscal Year ($)	Registrant Contributions In Last Fiscal Year ($)	Aggregate Earnings In Last Fiscal Year ($)	Aggregate Distributions ($)	Aggregate Balance At Last Fiscal Year End ($)
Jeffrey A. Miller	SERP	9,436,817	0	109,000	471,526	0	10,017,343
	Benefit Restoration	803,486	0	83,650	48,193	0	935,329
	TOTAL	10,240,303	0	192,650	519,719	0	10,952,672
Eric J. Carre	SERP	3,599,022	0	211,000	179,793	0	3,989,815
	Benefit Restoration	365,506	0	36,400	21,923	0	423,829
	TOTAL	3,964,528	0	247,400	201,716	0	4,413,644
Lance Loeffler	SERP	1,367,346	0	213,000	68,258	0	1,648,604
	Benefit Restoration	109,904	0	31,850	6,589	0	148,343
	TOTAL	1,477,250	0	244,850	74,847	0	1,796,947
Lawrence J. Pope	SERP	3,580,417	0	0	178,945	0	3,759,362
	Benefit Restoration	588,210	0	31,150	35,286	0	654,646
	TOTAL	4,168,627	0	31,150	214,231	0	4,414,008

www.halliburton.com	HALLIBURTON | 2023 Proxy Statement	68

Back to contents
Name	Plan	01/01/22 Balance ($)	Executive Contributions In Last Fiscal Year ($)	Registrant Contributions In Last Fiscal Year ($)	Aggregate Earnings In Last Fiscal Year ($)	Aggregate Distributions ($)	Aggregate Balance At Last Fiscal Year End ($)
Joe D. Rainey	SERP	8,335,369	0	0	416,745	0	8,752,114
	Benefit Restoration	681,023	0	42,350	40,852	0	764,225
	Elective Deferral	4,919,024	0	0	(41,059)	0	4,877,965
	TOTAL	13,935,416	0	42,350	416,538	0	14,394,304
Mark J. Richard	SERP	3,710,259	0	528,000	185,171	0	4,423,430
	Benefit Restoration	253,610	0	38,150	15,210	0	306,970
	Elective Deferral	1,387,906	0	0	(169,875)	207,907	1,010,124
	TOTAL	5,351,775	0	566,150	30,506	207,907	5,740,524

Employment Contracts and Change-in-Control Arrangements

Employment Contracts

All of our NEOs have employment agreements with us that contain substantial non-compete and non-solicitation provisions post separation.

The employment agreements provide that if the agreement is terminated by the employee for good reason or by death, disability, or retirement or his employment is terminated by the Company for any reason other than cause or a fiduciary violation, all restrictions on restricted stock and units will lapse. In addition, in the case of a termination by the employee for good reason or termination by the Company for any reason other than cause or a fiduciary violation, the employee will receive a lump sum cash payment equal to two years of his base salary then in effect.

Change-in-Control Arrangements

We do not maintain individual change-in-control agreements or provide for excise tax gross-ups on any payments associated with a change-in-control. Some of our compensation plans, however, contain change-in-control provisions, which could result in payment of specific benefits.

Under the Stock and Incentive Plan, in the event of a change-in-control, awards granted after February 13, 2019, are subject to double-trigger vesting, such that, if a participant is terminated due to involuntary termination without cause, death, disability, good reason (as defined in an employment agreement, or a similar constructive termination event, in each case, only if a severance benefit is payable upon termination of employment due to such event pursuant to an employment agreement), or other event as specified in the participant’s award document within the period beginning on the date of the public announcement of a transaction that, if consummated, would constitute a corporate change and ending on the date that is the earlier of the announcement of the termination of the proposed transaction or two years after the consummation of the transaction (a Qualifying Termination), the following will occur automatically:

•	any outstanding options and stock appreciation rights shall become immediately vested and fully exercisable for the full term thereof;
•	any restrictions on restricted stock awards shall immediately lapse;
•	all performance measures upon which an outstanding performance award is contingent are deemed achieved and the holder shall receive a payment equal to the target amount of the award he or she would have been entitled to receive; and
•	any outstanding cash awards, including stock value equivalent awards, immediately vest and are paid based on the vested value of the award.

Under the Annual Performance Pay Plan:

•	in the event of a change-in-control during a plan year, a participant experiencing a Qualifying Termination will be entitled to payment equal to the target amount of the award he or she would have been entitled to receive, without proration; and
•	in the event of a change-in-control after the end of a plan year but before the payment date, a participant will be entitled to an immediate cash payment equal to the incentive earned for the plan year.

HALLIBURTON | 2023 Proxy Statement	69

Back to contents

Under the Performance Unit Program:

•	in the event of a change-in-control during a performance cycle, a participant experiencing a Qualifying Termination will be entitled to both a payment equal to the target amount of the cash award he or she would have been entitled to receive and the vesting of the target amount of performance shares awarded, without proration; and
•	in the event of a change-in-control after the end of a performance cycle but before the payment date, a participant will be entitled to an immediate payment equal to the cash award earned and the vesting of performance shares earned for that performance cycle.

Under the Employee Stock Purchase Plan, in the event of a change-in-control, unless the successor corporation assumes or substitutes new stock purchase rights:

•	the purchase date for the outstanding stock purchase rights will be accelerated to a date fixed by the Compensation Committee prior to the effective date of the change-in-control; and
•	upon such effective date, any unexercised stock purchase rights will expire and we will refund to each participant the amount of his or her payroll deductions made for purposes of the Employee Stock Purchase Plan that have not yet been used to purchase stock.

Post-Termination or Change-in-Control Payments

The following tables and narratives represent the impact of certain termination events or a change-in-control on each element of compensation for NEOs as of December 31, 2022.

		Termination Event
Name	Payments	Resignation ($)	Early Retirement w/o Approval ($)	Early Retirement w/Approval ($)	Normal Retirement ($)	Term for Cause ($)	Term w/o Cause ($)	Change-in- Control ($)
Jeffrey A. Miller	Severance	0	0	0	0	0	3,000,000	0
	Annual Perf. Pay Plan	0	0	0	0	0	0	0
	Restricted Stock	0	0	14,939,700	14,939,700	0	14,939,700	785,426
	Stock Options	1,393,872	1,393,872	1,393,872	1,393,872	1,393,872	1,393,872	1,393,872
	Performance Cash	0	0	10,110,550	10,110,550	0	0	0
	Performance Shares	0	0	25,474,915	25,474,915	0	0	0
	Nonqualified Plans	10,952,672	10,952,672	10,952,672	10,952,672	10,952,672	10,952,672	0
	Health Benefits	0	12,000	12,000	0	0	0	0
	TOTAL	12,346,544	12,358,544	62,883,709	62,871,709	12,346,544	30,286,244	2,179,298
Eric J. Carre	Severance	0	0	0	0	0	1,650,000	0
	Annual Perf. Pay Plan	0	0	0	0	0	0	0
	Restricted Stock	0	0	4,039,238	4,039,238	0	4,039,238	229,804
	Stock Options	442,722	442,722	442,722	442,722	442,722	442,722	442,722
	Performance Cash	0	0	2,779,591	2,779,591	0	0	0
	Performance Shares	0	0	6,974,788	6,974,788	0	0	0
	Nonqualified Plans	4,413,644	4,413,644	4,413,644	4,413,644	4,413,644	4,413,644	0
	Health Benefits	0	0	0	0	0	0	0
	TOTAL	4,856,366	4,856,366	18,649,983	18,649,983	4,856,366	10,545,604	672,526

www.halliburton.com	HALLIBURTON | 2023 Proxy Statement	70

Back to contents
		Termination Event
Name	Payments	Resignation ($)	Early Retirement w/o Approval ($)	Early Retirement w/Approval ($)	Normal Retirement ($)	Term for Cause ($)	Term w/o Cause ($)	Change-in- Control ($)
Lance Loeffler	Severance	0	0	0	0	0	1,520,000	0
	Annual Perf. Pay Plan	0	0	0	0	0	0	0
	Restricted Stock	0	0	4,190,814	4,190,814	0	4,190,814	294,810
	Stock Options	0	0	0	0	0	0	0
	Performance Cash	0	0	2,841,866	2,841,866	0	0	0
	Performance Shares	0	0	7,151,863	7,151,863	0	0	0
	Nonqualified Plans	148,343	148,343	148,343	148,343	148,343	148,343	0
	Health Benefits	0	0	0	0	0	0	0
	TOTAL	148,343	148,343	14,332,886	14,332,886	148,343	5,859,157	294,810
Lawrence J. Pope	Severance	0	0	0	0	0	1,500,000	0
	Annual Perf. Pay Plan	0	0	0	0	0	0	0
	Restricted Stock	0	0	4,118,725	4,118,725	0	4,118,725	234,526
	Stock Options	422,001	422,001	422,001	422,001	422,001	422,001	422,001
	Performance Cash	0	0	2,826,425	2,826,425	0	0	0
	Performance Shares	0	0	7,112,513	7,112,513	0	0	0
	Nonqualified Plans	4,414,008	4,414,008	4,414,008	4,414,008	4,414,008	4,414,008	0
	Health Benefits	0	0	0	0	0	0	0
	TOTAL	4,836,009	4,836,009	18,893,672	18,893,672	4,836,009	10,454,734	656,527
Joe D. Rainey	Severance	0	0	0	0	0	1,820,000	0
	Annual Perf. Pay Plan	0	0	0	0	0	0	0
	Restricted Stock	0	0	5,237,367	5,237,367	0	5,237,367	306,143
	Stock Options	551,868	551,868	551,868	551,868	551,868	551,868	551,868
	Performance Cash	0	0	3,604,850	3,604,850	0	0	0
	Performance Shares	0	0	9,103,190	9,103,190	0	0	0
	Nonqualified Plans	14,394,304	14,394,304	14,394,304	14,394,304	14,394,304	14,394,304	0
	Health Benefits	0	12,000	12,000	0	0	0	0
	TOTAL	14,946,172	14,958,172	32,903,579	32,891,579	14,946,172	22,003,539	858,011
Mark J. Richard	Severance	0	0	0	0	0	1,700,000	0
	Annual Perf. Pay Plan	0	0	0	0	0	0	0
	Restricted Stock	0	0	5,205,100	5,205,100	0	5,205,100	202,967
	Stock Options	717,870	717,870	717,870	717,870	717,870	717,870	717,870
	Performance Cash	0	0	3,561,925	3,561,925	0	0	0
	Performance Shares	0	0	8,971,997	8,971,997	0	0	0
	Nonqualified Plans	5,740,523	5,740,523	5,740,523	5,740,523	5,740,523	5,740,523	0
	Health Benefits	0	12,000	12,000	0	0	0	0
	TOTAL	6,458,393	6,470,393	24,209,415	24,197,415	6,458,393	13,363,493	920,837

Resignation. Resignation is defined as leaving employment with us voluntarily, without having attained early or normal retirement status (see the applicable sections below for information on what constitutes these statuses). Upon resignation, the following actions will occur for the NEO’s various elements of compensation:

•	Severance Pay. No severance would be paid to the NEO.
•	Annual Performance Pay Plan. No payment would be made to the NEO under the Performance Pay Plan.
•	Restricted Stock. Any restricted stock holdings would be forfeited upon the date of resignation. Restricted stock holdings information can be found in the Outstanding Equity Awards at Fiscal Year End 2022 table.
•	Stock Options. The NEO must exercise outstanding, vested options within 90 days after the NEO’s resignation or the options will be forfeited as per the terms of the stock option agreements. Any unvested stock options would be forfeited. Stock option information can be found in the Outstanding Equity Awards at Fiscal Year End 2022 table.

HALLIBURTON | 2023 Proxy Statement	71

Back to contents
•	Performance Cash. The NEO would not be eligible to receive payments under the Performance Unit Program.
•	Performance Shares. The NEO would not be eligible to receive performance shares under the Performance Unit Program.
•	Nonqualified Plans. The NEO is entitled to any vested benefits under the applicable nonqualified plans as shown in the 2022 Nonqualified Deferred Compensation table. Payments from the Supplemental Executive Retirement Plan and Benefit Restoration Plan are paid out of an irrevocable grantor trust. The principal and income of the trust are treated as our assets and income for federal income tax purposes and are subject to the claims of our general creditors to the extent provided in the plan. The Elective Deferral Plan is unfunded and we make payments from our general assets. Payments from these plans may be paid in a lump sum or in annual installments for a maximum ten-year period.
•	Health Benefits. The NEO is not eligible for the $12,000 credit to assist in paying for retiree medical costs.

Early Retirement. A NEO becomes eligible for early retirement when the NEO has attained age 55 with ten years of service or when the NEO’s age and years of service equals 70 points. Eligibility for early retirement does not guarantee retention of stock awards (lapse of forfeiture restrictions on restricted stock and ability to exercise outstanding options for the remainder of the stated term) or the pro rata distribution of performance awards, if earned. Early retirement eligibility is a condition that must be met before the Compensation Committee will consider retention of stock awards and pro rata participation in performance awards upon separation from employment. For example, if a NEO is eligible for early retirement but is leaving us to go to work for a competitor, then the NEO’s stock awards would not be considered for retention.

Early Retirement (Without Approval). The impact on the NEO’s various elements of compensation is the same as described under Resignation except as follows:

•	Health Benefits. A NEO that was age 40 or older as of December 31, 2004, and qualifies for early retirement under our health and welfare plans, which require that the NEO has attained age 55 with ten years of service or that the NEO’s age and years of service equals 70 points with a minimum of ten years of service, is eligible for a $12,000 credit toward retiree medical costs incurred prior to age 65. The credit is only applicable if the NEO chooses Halliburton retiree medical coverage. This benefit is amortized as a monthly credit applied to the cost of retiree medical coverage based on the number of months from the time of early retirement to age 65. For example, if a NEO is 10 years or 120 months away from age 65 at the time of the NEO’s early retirement, the NEO will receive a monthly credit in the amount of $100 ($12,000/120 months). Should the NEO choose not to elect coverage with Halliburton after the NEO’s separation, the NEO would not receive any cash in lieu of the credit.

Early Retirement (With Approval). The following actions will occur for the NEO’s various elements of compensation:

•	Severance Pay. No severance would be paid to the NEO.
•	Annual Performance Pay Plan. If the NEO retires prior to the end of the plan year for any reason other than death or disability, he would forfeit any payment due under the plan, unless the Compensation Committee determines that the payment should be prorated for the partial plan year.
•	Restricted Stock. Any stock holdings restrictions would lapse upon the date of retirement. Restricted stock holdings information can be found in the Outstanding Equity Awards at Fiscal Year End 2022 table.
•	Stock Options. The NEO will be granted retention of the NEO’s option awards. The unvested awards will continue to vest per the vesting schedule outlined in the NEO stock option agreements and any vested options will not expire until 10 years from the grant award date. Stock option information can be found in the Outstanding Equity Awards at Fiscal Year End 2022 table.
•	Performance Cash. The NEO will participate on a prorated basis for any Performance Unit Program cycles that have not been completed at the time of the NEO’s retirement. These payments, if earned, are paid out and the NEO would receive payments at the same time as other participants, which is usually no later than March of the year following the close of the cycle.
•	Performance Shares. The NEO will participate on a prorated basis for any Performance Unit Program cycles that have not been completed at the time of the NEO’s retirement. The shares, if earned, are vested and the NEO would receive the performance shares at the same time as other participants, which is usually no later than March of the year following the close of the cycle.
•	Nonqualified Plans. The NEO is entitled to any vested benefits under the applicable nonqualified plans as shown in the 2022 Nonqualified Deferred Compensation table. Refer above to Resignation for more information on Nonqualified Plans.
•	Health Benefits. Same as described under Early Retirement (Without Approval).

Normal Retirement. A NEO would be eligible for normal retirement should the NEO cease employment at age 65 or later. The impact on the NEO’s various elements of compensation is the same as described under Early Retirement (With Approval) except as follows:

•	Health Benefits. The NEO is not eligible for the $12,000 credit to assist in paying for retiree medical costs.

Termination (For Cause). Should we terminate a NEO for cause, such as violating our Code of Business Conduct, the impact on the NEO’s various elements of compensation is the same as described under Resignation.

www.halliburton.com	HALLIBURTON | 2023 Proxy Statement	72

Back to contents

Termination (Without Cause). Should we terminate a NEO without cause, such as termination at our convenience, then the provisions of the NEO’s employment agreement related to severance payments and lapsing of stock restrictions would apply. Payments for these items are conditioned on a release agreement being executed by the NEO. The impact on the NEO’s various elements of compensation is the same as described under Normal Retirement except as follows:

•	Severance Pay. Severance is paid according to terms of the applicable employment agreement. Each NEO would receive severance in the amount of two times base salary at the time of termination.
•	Performance Cash. No payment would be paid to the NEO under the Performance Unit Program.
•	Performance Shares. No performance shares would be vested under the Performance Unit Program.

Change-in-Control. Should a change-in-control take place, the following actions will occur for the NEO’s various elements of compensation:

•	Annual Performance Pay Plan. A NEO experiencing a Qualifying Termination will be entitled to payment equal to the target amount of the award he or she would have been entitled to receive, without proration.
•	Restricted Stock. Restricted shares granted under the Stock and Incentive Plan prior to February 13, 2019, are automatically vested. Restricted shares granted on or after February 13, 2019, only vest in the event of a Qualifying Termination. Restricted stock holdings information can be found in the Outstanding Equity Awards at Fiscal Year End 2022 table.
•	Stock Options. Any outstanding options granted under the Stock and Incentive Plan prior to February 13, 2019, shall become immediately vested and fully exercisable by the NEO. No stock options were granted to NEOs in 2022. Stock option information can be found in the Outstanding Equity Awards at Fiscal Year End 2022 table.
•	Performance Cash. A NEO experiencing a Qualifying Termination will be entitled to payment equal to the target amount of the award he or she would have been entitled to receive, without proration.
•	Performance Shares. A NEO experiencing a Qualifying Termination will be entitled to share vesting equal to the target amount of the award he or she would have been entitled to receive, without proration.

HALLIBURTON | 2023 Proxy Statement	73

Back to contents

Equity Compensation Plan Information

The following table provides certain information, as of December 31, 2022, with respect to our equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	18,238,607	$43.88	51,373,657
Equity compensation plans not approved by security holders	—	—	—
TOTAL	18,238,607	$43.88	51,373,657

Pay Versus Performance

In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer (PEO) and Non-PEO NEOs and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

Year	Summary Compensation Table Total for Jeffrey A. Miller(1) ($)	Compensation Actually Paid to Jeffrey A. Miller(1,2,3) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(1) ($)	Average Compensation Actually Paid to Non-PEO NEOs(1,2,3) ($)	Value of Initial Fixed $100 Investment based on:(4)		Net Income ($ Millions)	ROCE(5)
					TSR ($)	Peer Group TSR ($)
2022	23,402,317	64,585,671	8,040,278	19,847,918	167.76	112.94	1,595	12.3%
2021	23,591,982	33,778,483	9,206,791	12,042,514	96.13	69.94	1,468	13.4%
2020	22,319,385	19,510,665	7,649,701	6,933,420	78.80	57.92	(2,942)	(13.7%)
(1)	Jeffrey A. Miller was our PEO for each year presented. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2020	2021	2022
Lance Loeffler	Lance Loeffler	Eric J. Carre
Eric J. Carre	Eric J. Carre	Lance Loeffler
Joe D. Rainey	Joe D. Rainey	Lawrence J. Pope
Mark J. Richard	Mark J. Richard	Joe D. Rainey
Mark J. Richard
(2)	The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.
(3)	Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated using valuation methodology that is consistent with the equity awards that we accounted for under FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the amounts from the Stock Awards column set forth in the Summary Compensation Table.

www.halliburton.com	HALLIBURTON | 2023 Proxy Statement	74

Back to contents
Year	Summary Compensation Table Total for Jeffrey A. Miller ($)	Exclusion of Stock Awards for Jeffrey A. Miller ($)	Inclusion of Equity Values for Jeffrey A. Miller ($)	Compensation Actually Paid to Jeffrey A. Miller ($)
2022	23,402,317	(7,239,220)	48,422,574	64,585,671
2021	23,591,982	(6,300,070)	16,486,571	33,778,483
2020	22,319,385	(9,687,697)	6,878,977	19,510,665

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2022	8,040,278	(2,250,158)	14,057,798	19,847,918
2021	9,206,791	(1,988,029)	4,823,752	12,042,514
2020	7,649,701	(2,873,486)	2,157,205	6,933,420

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Jeffrey A. Miller ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Jeffrey A. Miller ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Jeffrey A. Miller ($)	Total - Inclusion of Equity Values for Jeffrey A. Miller ($)
2022	12,040,134	23,400,437	12,982,003	48,422,574
2021	7,815,840	8,163,513	507,218	16,486,571
2020	9,304,337	(2,074,201)	(351,159)	6,878,977

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2022	3,742,419	7,185,132	3,130,247	14,057,798
2021	2,466,340	2,204,090	153,322	4,823,752
2020	2,779,260	(498,025)	(124,030)	2,157,205
(4)	The Peer Group TSR set forth in this table utilizes the Oil Service Index (OSX), which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2022. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in the Company and in the OSX, respectively. Historical stock performance is not necessarily indicative of future stock performance.
(5)	We determined Return on Capital Employed (ROCE) to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and Non-PEO NEOs in 2022. More information on ROCE can be found in the Long-Term Incentives section of Compensation Discussion and Analysis. This performance measure may not have been the most important financial performance measure for years 2021 and 2020 and we may determine a different financial performance measure to be the most important financial performance measure in future years.

HALLIBURTON | 2023 Proxy Statement	75

Back to contents

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Company Total Shareholder Return (TSR)

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s cumulative TSR over the three most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid
Versus TSR

www.halliburton.com	HALLIBURTON | 2023 Proxy Statement	76

Back to contents

Description of Relationship Between PEO and Other NEO Compensation Actually Paid and Net Income

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our other NEOs, and our Net Income during the three most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid
Versus Net Income

HALLIBURTON | 2023 Proxy Statement	77

Back to contents

Description of Relationship Between PEO and Other NEO Compensation Actually Paid and ROCE

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our other Non-PEO NEOs, and our ROCE during the three most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid
Versus ROCE

www.halliburton.com	HALLIBURTON | 2023 Proxy Statement	78

Back to contents

Description of Relationship Between Company TSR and Peer Group TSR

The following chart compares our cumulative TSR over the three most recently completed fiscal years to that of the Oil Service Index (OSX) over the same period.

Comparison of Cumulative TSR of Halliburton Company and
Oil Service Index (OSX)

Tabular List of Most Important Financial Performance Measures

The following table presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEO and other NEOs for 2022 to Company performance. The measures in this table are not ranked.

Most Important Financial Performance Measures
Return on Capital Employed
Net Operating Profit After Taxes
Asset Turns
Relative Total Shareholder Return

HALLIBURTON | 2023 Proxy Statement	79

Back to contents

CEO Pay Ratio

For 2022, the annual total compensation of our CEO was 290 times the median of the annual total compensation of all employees, based on annual total compensation of $23,419,311 for the CEO and $80,638 for the median employee. There was no material change in our employee demographics and compensation structure; therefore, the median employee identified for 2022 was based on the methodology used from 2020. What follows is a description of the methodology used from 2020.

This disclosure is based on an October 1, 2020, employee population of 40,853, of which 11,226 were U.S. employees and 29,627 were non-U.S. employees. We excluded from this employee population 2,020 non-U.S. employees from 47 countries as the total number of employees from these non-U.S. jurisdictions was less than 5% of our total employee population. After applying the exclusion, the total employee population was 38,833.

Non-U.S. Employee Country Exclusions
Country	Headcount	Country	Headcount	Country	Headcount	Country	Headcount
Ecuador	335	Vietnam	58	Spain	14	Equatorial Guinea	2
Kazakhstan	217	New Zealand	57	Mozambique	10	Kenya	2
Congo	134	Germany	56	Côte d’Ivoire	9	South Korea	2
Italy	131	Denmark	50	Philippines	9	Peru	2
Bolivia	129	Guyana	40	Austria	8	Suriname	2
Trinidad and Tobago	106	Ukraine	38	Turkmenistan	7	Switzerland	2
Romania	94	Papua New Guinea	26	Myanmar	5	Turkey	2
Netherlands	81	Bangladesh	24	Cyprus	3	Belgium	1
Pakistan	76	Chile	24	Hungary	3	Israel	1
Panama	69	Poland	24	Yemen	3	South Africa	1
Ghana	63	France	22	Albania	2	Uganda	1
Cameroon	58	Japan	15	Bulgaria	2

The median employee was identified using base pay, overtime pay, bonuses, allowances, and premiums. We used the total gross wages of all employees as of our determination date of October 1, 2020, as a reasonable estimate of the median total gross wages for the employee population and identified all employees within 1% of the median total gross wages. From this group we selected an employee as a reasonable representative of our median employee. Annual total compensation for both the CEO and the median employee was calculated in accordance with Item 402(c)(2)(x) of Regulation S-K.

The annual total compensation for our CEO includes both the amount reported in the “Total” column of our 2022 Summary Compensation Table, $23,402,317, and the estimated value of our CEO’s health and welfare benefits, $16,994. Due to the flexibility afforded in calculating the CEO pay ratio, the ratio may not be comparable to CEO pay ratios presented by other companies.

www.halliburton.com	HALLIBURTON | 2023 Proxy Statement	80

Back to contents

Proposal No. 4   Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation

SEC rules implementing the Dodd-Frank Act provide for a vote at least every six years by our shareholders to determine how frequently we should submit to our shareholders an advisory vote on the compensation of our named executive officers. This proposal was last submitted to shareholders at our 2017 Annual Meeting and the vote was in favor of an annual advisory vote on executive compensation. In response, our Board adopted an annual vote.

Our Board of Directors has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for Halliburton and, therefore, our Board of Directors recommends that you vote to approve our practice of having an annual advisory vote on executive compensation.

Our Board of Directors presently believes that providing shareholders with an advisory resolution on executive compensation every year enhances shareholder communication by providing another avenue to obtain information on investor sentiment about our executive compensation philosophy, policies, and practices.

We understand that our shareholders may have different views as to the appropriate frequency for the advisory vote, and our Board of Directors will take the outcome of the vote into consideration in determining with what frequency to hold future advisory votes on executive compensation.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, or three years or abstain from voting when you vote in response to the resolution set forth below:

“RESOLVED, that the option of every one year, two years, or three years that receives the highest number of votes cast for this resolution will be the frequency preferred by shareholders for Halliburton to hold a shareholder vote to approve the compensation of Halliburton’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion.”

The option of one year, two years, or three years that receives the highest number of votes cast by holders of shares of our common stock present in person or represented by proxy at the meeting and entitled to vote on the matter will be the frequency for the advisory vote on executive compensation that has been selected by shareholders. However, this vote is advisory and not binding on the Board of Directors or Halliburton. The Board may decide that it is in the best interests of our shareholders and Halliburton to hold an advisory vote on executive compensation more or less frequently than the option approved by our shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE OPTION OF HOLDING THE ADVISORY VOTE ON EXECUTIVE COMPENSATION ONCE EVERY YEAR.

HALLIBURTON | 2023 Proxy Statement	81

Back to contents

Proposal No. 5   Approval of an Amendment to the Certificate of Incorporation Regarding Officer Exculpation

Background

The State of Delaware, which is the Company’s state of incorporation, enacted legislation, effective August 1, 2022, that amends the Delaware General Corporation Law (DGCL) to enable Delaware corporations to limit the personal monetary liability of certain officers for breach of fiduciary duty in limited circumstances. In light of this legislation and for the reasons set forth below, we are proposing to amend the exculpation provisions within the Company’s Certificate of Incorporation to limit the liability of certain of the Company’s officers in specific circumstances, as permitted by Delaware law (Proposed Amendment).

The new Delaware legislation only permits, and our Proposed Amendment would only permit, exculpation of certain officers of the Company for direct claims brought by shareholders for breach of an officer’s fiduciary duty of care, including class actions. The Proposed Amendment would not eliminate any officer’s monetary liability:

•	for breach of the officer’s duty of loyalty to the Company or its stockholders,
•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
•	for any transaction from which the officer derived an improper personal benefit, or
•	for claims brought by Halliburton itself or for derivative claims brought by shareholders in the name of Halliburton.

The Halliburton officers that would be covered by this provision would be our president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer, and chief accounting officer who served at any time during the course of conduct alleged in the action or proceeding to be wrongful, and any other officer identified in our public filings with the SEC as one of our most highly compensated executive officers at any time during the course of conduct alleged in the action or proceeding to be wrongful.

Article FIFTEENTH of the Company’s Certificate of Incorporation, as amended, currently provides for exculpation of directors to the extent permitted by the DGCL but does not include a similar provision that would allow for the exculpation of officers. We are asking that the shareholders approve an amendment to the exculpation provision to include exculpation of officers to the fullest extent permitted by the DGCL. The Proposed Amendment would result in Article FIFTEENTH reading in its entirety as follows:

“FIFTEENTH: No Director or officer of the Corporation shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty by such Director as a Director or such officer as an officer; except that this Article shall not eliminate or limit the liability of: (i) a Director under Section 174 of the DGCL, (ii) a Director or officer for any breach of the Director’s or officer’s duty of loyalty to the Corporation or its stockholders, (iii) a Director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iv) a Director or officer for any transaction from which the Director or officer derived an improper personal benefit or (v) an officer in any action by or in the right of the Corporation. Neither the amendment nor repeal of this Article shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise, prior to such amendment or repeal. If the DGCL is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of Directors or officers, then the liability of a Director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended from time to time.”

Reasons for the Proposed Amendment

The DGCL has long permitted Delaware corporations to exculpate directors from certain liabilities, and the Company’s Certificate of Incorporation has included such an exculpatory provision. Until the recent changes to the DGCL were enacted, Delaware corporations were not able to provide similar protection to officers. After careful consideration, the Board of Directors believes that it is in the Company’s and its shareholders’ interest that officers receive exculpatory protection from certain liabilities and expenses that is similar to what Directors receive. In the absence of such protection, particularly amidst the recent trend of plaintiffs increasingly naming corporate officers as defendants in shareholder litigation, qualified officers might be deterred from serving as officers or, while officers, from making business decisions that involve risk, due to potential exposure to personal monetary liability for business decisions that in hindsight are not successful.

www.halliburton.com	HALLIBURTON | 2023 Proxy Statement	82

Back to contents

The nature of the role of officers often requires them to make difficult decisions on crucial matters, frequently in response to time-sensitive opportunities and challenges. These decisions can create substantial risk of investigations, claims, actions, suits, or proceedings seeking to impose liability on the basis of hindsight. The Board of Directors believes that it is reasonable to limit our officers’ concern about personal risk and will empower them to better exercise their business judgment in furtherance of shareholder interests. The Board of Directors believes this will help limit litigation that names officers as defendants, when Directors cannot be named because of their exculpatory protection, as a litigation strategy to compel settlement offers. It is important to note that, as set forth in the Proposed Amendment and in accordance with the DGCL, the exculpation that would be afforded to our officers is more limited than what may be afforded to our Directors in that officers may not be exculpated from liability in any action brought in the right of the Company.

The Board of Directors expects that exculpation clauses applicable to officers will become widely used by public corporations, including our peers, and that failing to adopt the Proposed Amendment could negatively impact our ability to recruit (and retain) exceptional officer candidates who value the protection from potential exposure to liabilities, costs of defense, and other risks of proceedings that would be afforded by protection similar to that afforded by the Proposed Amendment. Additionally, the Proposed Amendment will align the protections for our officers with those protections already afforded to our Directors. All of this will in turn benefit our shareholders by reducing threatened litigation, attorneys’ fees, and costs of litigation, and enhancing recruiting and retention of skilled officers.

For the reasons stated above, the Board of Directors believes that it is in the interests of the Company and its shareholders that the Proposed Amendment be approved.

The Proposed Amendment is not being proposed in response to any specific resignation, threat of resignation, or refusal to serve by any officer or as a result of any pending litigation.

Effect of the Proposed Amendment

Approval of this Proposal 5 constitutes approval of the Proposed Amendment of Article FIFTEENTH as set forth above and in Appendix A. In Appendix A, additions are indicated by underlining and deletions are indicated by strikethroughs. This description of the Proposed Amendment is a summary and is qualified by the complete text of the Proposed Amendment.

Shareholders are also asked to consider Proposal 6 which relates to additional proposed amendments to our Certificate of Incorporation. Proposals 5 and 6 are independent of each other and changes to the Certificate of Incorporation will only be made to the extent either or both proposals are approved by shareholders. If Proposal 5 is approved by shareholders, our Certificate of Incorporation would be amended to effect the change to Article FIFTEENTH even if Proposal 6 is not approved. Any amendments to our Certificate of Incorporation that are approved by the shareholders will become effective upon filing of an amended and restated Certificate of Incorporation with the Delaware Secretary of State, which the Company anticipates filing promptly following the annual meeting. Approval of any amendments by the shareholders pursuant to Proposals 5 and 6 also constitute approval by the shareholders of the amended and restated certificate of incorporation as set forth in Appendix A (Restated COI) which will only include the amendments approved by the shareholders.

Vote Required and Recommendation of the Board of Directors

The affirmative vote of the holders of a majority of the shares of our common stock issued and outstanding will be required to approve the amendment to the Certificate of Incorporation of the Company reflected in the Proposed Amendment. Abstentions and broker non-votes will have the same effect as a vote against this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE PROPOSED AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO IMPLEMENT OFFICER EXCULPATION.

HALLIBURTON | 2023 Proxy Statement	83

Back to contents

Proposal No. 6  Approval of Miscellaneous Amendments to the Certificate of Incorporation

The Board of Directors is taking the opportunity afforded by presenting Proposal No. 5 to our shareholders to propose additional amendments to our Certificate of Incorporation for your consideration. Our Certificate of Incorporation was last substantively amended in May 2006 and the Board of Directors believes various changes are in order. Those changes are:

1.	Amend Article THIRD to eliminate non-essential verbiage regarding the purposes of the Company and retain only the language allowing the Company to engage in any lawful act or activity for which corporations may be organized under the DGCL;
2.	Make a clarification to Article FOURTH by adding the word “powers”;
3.	Eliminate as unnecessary prior Article FIFTH;
4.	Amend Article NINTH to remove a proviso, the purpose of which does not apply to the subject matter of Article NINTH;
5.	Eliminate as unnecessary prior Article TENTH which addresses indemnification of directors, officers, employees, and agents of the Company in light of the indemnification provided in our By-laws and by indemnification agreements;
6.	Eliminate as unnecessary Article TWELFTH which addresses reserves for working capital and authorizing mortgages and liens on real and personal property of the Company;
7.	Amend Article FOURTEENTH which addresses preemptive and preferential rights; and
8.	Amend the Certificate of Incorporation to make non-substantive changes, including, without limitation, to correct typographical errors, to consistently use the lower case “stockholder” throughout, and to consistently use “the Corporation” instead of “this Corporation” throughout.

These amendments would be made by way of amending and restating our Certificate of Incorporation as set forth in the Restated COI. The proposed amendment to Article FIFTEENTH is discussed in Proposal 5 above and is also incorporated into the Restated COI. Approval of any amendment pursuant to Proposal 5 and 6 also constitutes approval by the shareholders of the Restated COI which will only include the amendments approved by the shareholders.

Reasons for the Proposed Amendments

The Board of Directors believes it is appropriate to make the proposed amendments described in this Proposal 6 to our Certificate of Incorporation for the following reasons:

1.	Article THIRD – DGCL §101(b) provides that, “A corporation may be incorporated or organized under this chapter to conduct or promote any lawful business or purposes, except as may otherwise be provided by the Constitution or other law of this State.” The purpose clause in our Certificate of Incorporation has detailed legacy language that was more typical of certificates of incorporation when the language was adopted by shareholders, but also includes a general “catch all” provision that allows the Company to engage in any business permitted under the DGCL. The proposed amendment simplifies the language by eliminating the legacy language and retaining the general catch all provision. This is an approach more typical of certificates of incorporation today, and is consistent with DGCL §102(a)(3), which provides that “[i]t shall be sufficient to state … that the purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the [DGCL] …”.
2.	Article FOURTH – The amendment merely aligns the provision with language in the DCGL addressing multiple classes of stock and the rights, powers, and preferences thereof. Our Certificate of Incorporation inadvertently omitted the word “powers”.
3.	Article FIFTH – The DGCL provides that a restated certificate of incorporation may omit the provisions of a certificate of incorporation that named the incorporator.
4.	Article NINTH – The proviso proposed to be deleted, relating to changing the time or place of a board meeting, does not seem applicable to the subject of the article, which is By-laws amendments, and may cause confusion.
5.	Article TENTH – DGCL §145 provides that a corporation may indemnify directors, officers, employees, and agents of a corporation in certain circumstances. DGCL §145(f) specifies that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of DGCL §145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. The indemnification provisions of the DGCL are periodically updated and revised by the Delaware legislature. We have provisions in our By-laws that address indemnification. These

www.halliburton.com	HALLIBURTON | 2023 Proxy Statement	84

Back to contents

provisions were recently amended by our Board of Directors to reflect changes in Delaware statutory and case law and to limit the universe of people who are entitled to indemnification without the approval of our Board of Directors. Our Board of Directors believes it is unnecessary to include a separate indemnification provision in our Certificate of Incorporation. Instead indemnification would be addressed only in our By-laws and through the use of indemnity agreements with Directors and officers where the Board of Directors deems it appropriate. Addressing indemnification only in our By-laws will eliminate any inconsistency between our Certificate of Incorporation and By-laws and will also provide our Board of Directors flexibility to update our indemnification scheme through By-law amendments as necessary to address changes in applicable law and practice.

6.	Prior Article TWELTH – This article, which expressly authorizes the Board of Directors to reserve working capital and authorize mortgages and liens, is simply a restatement of authority the Board of Directors is granted by statute and therefore unnecessary.
7.	Article FOURTEENTH – The amendments to this article clarify that the waiver of preemptive rights included in our Certificate of Incorporation applies to both classes and series of our stock. The amendments further clarify that the elimination of preemptive rights in our Certificate of Incorporation does not prevent the Company from entering into agreements providing contractual rights similar to preemptive rights.
8.	Various provisions of our Certificate of Incorporation are being amended to change “the Stockholders” to “the stockholders” and “this Corporation” to “the Corporation” for consistency. Other non-substantive changes, as reflected in the blackline reflecting the changes to our Certificate of Incorporation, are also being made.

The proposed amendments are being proposed to update and modernize the Certificate of Incorporation and not as a result of any pending litigation.

Effect of the Proposed Amendments

Approval of this Proposal 6 constitutes approval of the Restated COI that includes all of the amendments to our Certificate of Incorporation as described in this Proposal 6 and the Proposed Amendment to the extent Proposal 5 is adopted. The amendments described in this Proposal 6 are interdependent so that the shareholders are approving all or none of the amendments. This description of the proposed miscellaneous amendments to our Certificate of Incorporation is a summary and is qualified by the complete text of the proposed amendments addressed by Proposal 6 which are set forth in the form of the Restated COI attached as Appendix A to this proxy statement, together with the proposed amendment to Article FIFTEETH which are described in Proposal 5. In Appendix A, additions are indicated by underlining and deletions are indicated by strikethroughs.

Shareholders are also asked to consider Proposal 5 which relates to exculpation of officers. Proposals 5 and 6 are independent of each other and changes to our Certificate of Incorporation will only be made to the extent either or both proposals are approved by shareholders. If Proposal 5 is not approved by shareholders, but this Proposal 6 is approved by shareholders, we will not make the amendments to Article FIFTEENTH described in Proposal 5, notwithstanding the language included in Appendix A. Any amendments approved by the shareholders will become effective upon filing the Restated COI with the Delaware Secretary of State, which the Company anticipates filing promptly following the annual meeting.

Vote Required and Recommendation of the Board of Directors

The affirmative vote of the holders of a majority of the shares of our common stock issued and outstanding will be required to approve the miscellaneous amendments to our Certificate of Incorporation described in this Proposal 6. Abstentions and broker non-votes will have the same effect as a vote against this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE MISCELLANEOUS AMENDMENTS TO THE CERTIFICATE OF INCORPORATION DESCRIBED IN THIS PROPOSAL 6.

HALLIBURTON | 2023 Proxy Statement	85

Back to contents

General Information

We are providing these proxy materials to you in connection with the solicitation by the Board of Directors of Halliburton Company of proxies to be voted at our 2023 Annual Meeting of Shareholders and at any adjournment or postponement of the meeting. By executing and returning the enclosed proxy, by following the enclosed voting instructions, or by voting via the Internet or by telephone, you authorize the persons named in the proxy to represent you and vote your shares on the matters described in the Notice of Annual Meeting.

The Notice of Internet Availability of Proxy Materials is being sent to shareholders on or about April 4, 2023. Our Annual Report on Form 10-K, including financial statements, for the fiscal year ended December 31, 2022, accompanies this proxy statement. The Annual Report on Form 10-K shall not be considered as a part of the proxy solicitation materials or as having been incorporated by reference.

Subject to space availability, all shareholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting and each may be accompanied by one guest. Admission to the Annual Meeting will be on a first-come, first-served basis. Registration will begin at 8:00 a.m. and the Annual Meeting will begin at 9:00 a.m. Please note that we will ask you to present valid picture identification, such as a driver’s license or passport, when you check in at the registration desk.

If you hold your shares in “street name” (that is, through a broker or other nominee), you must bring a proxy issued in your name from the record holder to the meeting.

You may not bring cameras, recording equipment, electronic devices, large bags, briefcases, or packages into the Annual Meeting.

If you attend the Annual Meeting, you may vote in person. If you are not present, you can only vote your shares if you have voted via the Internet, by telephone, or returned a properly executed proxy; in these cases, your shares will be voted as you specified. If you return a properly executed proxy and do not specify a vote, your shares will be voted in accordance with the recommendations of the Board. You may revoke the authorization given in your proxy at any time before the shares are voted at the Annual Meeting.

The record date for determination of the shareholders entitled to vote at the Annual Meeting is the close of business on March 20, 2023. Our common stock, par value $2.50 per share, is our only class of capital stock that is outstanding. As of March 20, 2023, there were 902,879,272 entitled to one vote on each matter submitted to the shareholders for a vote at the Annual Meeting. We will maintain for a period of ten days ending on the day before the meeting date at our principal executive office a complete list of shareholders entitled to vote at the annual meeting, which list shall be open to the examination by any shareholder for any purpose germane to the meeting during ordinary business hours. Our principal executive office is located at 3000 N. Sam Houston Parkway East, Administration Building, Houston, Texas 77032.

Votes cast by proxy or in person at the Annual Meeting will be counted by the persons we appoint to act as election inspectors for the Annual Meeting. The shares of our common stock represented at such meeting, either in person or by proxy, and entitled to vote thereat, shall constitute a quorum for the purpose of such meeting.

For Proposal 1, each Director shall be elected by the vote of the majority of the votes cast by holders of shares of our common stock represented in person or by proxy and entitled to vote in the election of Directors, provided that if the number of nominees exceeds the number of Directors to be elected and all shareholder-proposed nominees have not been withdrawn before the tenth (10th) day preceding the day we mail the Notice of Internet Availability of Proxy Materials to shareholders for the Annual Meeting, the Directors shall be elected by the vote of a plurality of the shares of our common stock represented in person or by proxy at the Annual Meeting and entitled to vote on the election of Directors. A majority of the votes cast means that the number of votes “for” a Director must exceed the number of votes “against” that Director; we will not count abstentions and broker non-votes. As a condition of being nominated by the Board for continued service as a Director, each Director nominee has signed and delivered to the Board an irrevocable letter of resignation limited to and conditioned on that Director failing to achieve a majority of the votes cast at an election where Directors are elected by majority vote. For any Director nominee who fails to be elected by a majority of votes cast, where Directors are elected by majority vote, his or her irrevocable letter of resignation will be deemed tendered on the date the election results are certified. Such resignation shall only be effective upon acceptance by the Board.

For Proposals 2, 3, and 4, the affirmative vote of the majority of votes cast by holders of shares of our common stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter will be the act of the shareholders. Neither abstentions nor broker non-votes will be considered votes cast in determining the vote outcome.

For Proposals 5 and 6, the affirmative vote of the majority of the shares of our common stock issued and outstanding is required to approve each proposal.

The election inspectors will treat broker non-votes, which are shares held in street name that cannot be voted by a broker on specific matters in the absence of instructions from the beneficial owner of the shares, as shares that are present and entitled to vote for purposes of determining the presence of a quorum. In determining the outcome of any matter for which the broker does not have discretionary authority to vote, however, those shares will not have any effect on that matter. A broker may be entitled to vote those shares on other matters.

In accordance with our confidential voting policy, no particular shareholder’s vote will be disclosed to our Directors, officers, or employees, except:

•	as necessary to meet legal requirements and to assert claims for and defend claims against us;
•	when disclosure is voluntarily made or requested by the shareholder;
•	when the shareholder writes comments on the proxy card; or
•	in the event of a proxy solicitation not approved and recommended by the Board.

The proxy solicitor, the election inspectors, and the tabulators of all proxies, ballots, and voting tabulations are independent and are not our employees.

www.halliburton.com	HALLIBURTON | 2023 Proxy Statement	86

Back to contents

Additional Information

Involvement in Certain Legal Proceedings

There are no legal proceedings to which any of our Directors, executive officers, or any associate of any of our Directors or executive officers is a party adverse to us or has a material interest adverse to us.

Advance Notice Procedures and Shareholder Proposals

Under our By-laws, no business, including nominations of a person for election as a Director, may be brought before an Annual Meeting unless it is specified in the notice of the Annual Meeting or is otherwise brought before the Annual Meeting by or at the direction of the Board or by a shareholder who meets the requirements specified in our By-laws and has delivered notice to us (containing the information specified in the By-laws). To be timely, a shareholder’s notice for matters to be brought before the Annual Meeting of Shareholders in 2024 must be delivered to or mailed and received by our Corporate Secretary at 3000 N. Sam Houston Parkway East, Administration Building, Houston, Texas 77032, not less than 90 days nor more than 120 days prior to the anniversary date of the 2023 Annual Meeting of Shareholders, or no later than February 17, 2024, and no earlier than January 18, 2024. In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of Director nominees other than Company nominees must provide in the notice the information required by Rule 14a-19 under the Securities Exchange Act of 1934.

This advance notice requirement does not preclude discussion by any shareholder of any business properly brought before the Annual Meeting in accordance with these procedures.

Shareholders interested in submitting a proposal pursuant to SEC Rule 14a-8 for inclusion in the proxy materials for the Annual Meeting of Shareholders in 2024 may do so by following the procedures prescribed in that rule. To be eligible for inclusion, such shareholder proposals must be received by our Corporate Secretary at 3000 N. Sam Houston Parkway East, Administration Building, Houston, Texas 77032, no later than December 6, 2023. The 2024 Annual Meeting will be held on May 15, 2024.

Proxy Solicitation Costs

We are soliciting the proxies accompanying this proxy statement and we will bear the cost of soliciting those proxies. We have retained Innisfree M&A Incorporated to aid in the solicitation of proxies. For these services, we will pay Innisfree a fee of $17,500 and reimburse it for out-of-pocket disbursements and expenses. Our officers and employees may solicit proxies personally and by telephone or other electronic communications with some shareholders if proxies are not received promptly. We will, upon request, reimburse banks, brokers, and others for their reasonable expenses in forwarding proxies and proxy materials to beneficial owners of our stock.

HALLIBURTON | 2023 Proxy Statement	87

Back to contents

Other Matters

As of the date of this proxy statement, we know of no business that will be presented for consideration at the Annual Meeting other than the matters described in this proxy statement. If any other matters should properly come before the Annual Meeting for action by shareholders, it is intended that proxies will be voted on those matters in accordance with the judgment of the person or persons voting the proxies.

By Authority of the Board of Directors

Van H. Beckwith

Executive Vice President, Secretary and Chief Legal Officer

April 4, 2023

www.halliburton.com	HALLIBURTON | 2023 Proxy Statement	88

Back to contents

Appendix A  Amended and Restated Certificate of Incorporation of Halliburton Company

Halliburton Company (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1.	The name of the Corporation is HALLIBURTON COMPANY. HALLIBURTON COMPANY was originally incorporated under the name HALLIBURTON HOLD CO., and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on November 7, 1996 (the “Original Certificate of Incorporation”).
2.	~~Pursuant to Section 245 of the General Corporation Law~~ The Original Certificate of Incorporation, as amended and restated, was last amended and restated by the Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on May 30, 2006 (the ~~Board of Directors of the Corporation has duly adopted this~~ “Restated Certificate of Incorporation“).
3.	This Amended and Restated Certificate of Incorporation, which ~~only~~ restates ~~and~~, integrates, and ~~does not further amend the provisions of~~amends the Restated Certificate of Incorporation ~~as theretofore amended or supplemented~~, has been declared advisable by the Board of Directors of the Corporation ~~and there is no discrepancy between those provisions and the provisions of this~~(the “Board of Directors” and each member of the Board of Directors, a “Director”), duly adopted by the stockholders of the Corporation and duly executed and acknowledged by an authorized officer of the Corporation in accordance with Sections 103, 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”). References to this “Certificate of Incorporation” herein refer to this Amended and Restated Certificate of Incorporation.
~~3~~4.	The text of the Restated Certificate of Incorporation is ~~as~~hereby restated, integrated, and amended to read in its entirety is follows:

FIRST: The name of ~~this~~the Corporation is HALLIBURTON COMPANY.

SECOND: The ~~location~~address of ~~its principalt~~he registered office of the Corporation in the State of Delaware is ~~1209 Orange Street in the City of Wilmington~~108 Lakeland Ave., Dover, County of ~~New Castle~~Kent, Delaware 19901. The name of the registered agent ~~therein and in charge of thereof is THE CORPORATION TRUST COMPANY, 1209 Orange Street, Wilmington, Delaware~~of the Corporation at that address is Capitol Services, Inc.

THIRD: The ~~nature of the business, or objects, or purposes to be transacted, promoted or carried on are:~~purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

~~(a)~~	~~To acquire, own and hold United States and Foreign Letters patent; and Licenses thereunder, relating to the cementing and finishing of oil wells, gas wells and water wells, including processes and machines for mixing cement and other substances in an efficient manner and forcing same into such wells; and measuring devices used in the process of cementing wells; and under such patents and licenses and to conduct the business of cementing and finishing oil wells, gas and water wells, and to purchase, own and use all necessary and convenient tools, implements and appliances, including trucks, for the conduct of such business; also such real and personal property as may be needful in its operations. To transact any of its business in any part of the world.~~
~~(b)~~	~~To manufacture, sell, lease, use or service any and all kinds of supplies, tools, appliances, accessories, specialties, machinery and equipment relating to or useful in connection with the cementing, testing, drilling, completing, cleaning, repairing or operating oil wells, gas wells and water wells.~~
~~(c)~~	~~To acquire, own and operate such machinery, apparatus, appliances and equipment as may be necessary, proper or incidental to the cementing, testing, completing, repairing, cleaning and operating of oil wells, gas wells and water wells, or for any of the purposes for which this Corporation is organized.~~
~~(d)~~	~~To apply for, purchase or in any manner to acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage, or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements, and processes, copyrights, trademarks, and trade names relating to or useful in connection with any business of this Corporation, and to work, operate or develop the same, and to carry on any business, manufacturing or otherwise, which may directly or indirectly effectuate these objects or any of them.~~
~~(e)~~	~~In general, upon approval of the Board of Directors of the Corporation, to carry on any other business, including selling, leasing, manufacturing and servicing, even though unrelated to the objects and purposes enumerated in paragraphs (a), (b), (c) and (d) hereof, and to have and exercise all the powers conferred by the laws of Delaware upon corporations, and to have one or more offices out of the State of Delaware, and to hold, purchase, mortgage and convey real and personal property out of the State of Delaware, and to do any or all of the things hereinbefore set forth to the same extent as natural persons might or could do.~~

www.halliburton.com	HALLIBURTON | 2023 Proxy Statement	A-1

Back to contents
~~(f)~~	~~The objects and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in no wise limited or restricted by reference to, or inference from, the terms of any other clause in this Certificate of Incorporation, but the objects and purposes specified in each of the foregoing clauses of this article shall be regarded as independent objects and purposes.~~

FOURTH: The aggregate number of shares which the Corporation shall have authority to issue shall be two billion five million (2,005,000,000), consisting of two billion (2,000,000,000) shares of Common Stock of the par value of Two and 50/100 Dollars ($2.50) per share and five million (5,000,000) shares of Preferred Stock without par value. The relative rights, powers, preferences and limitations of the shares of each class are as follows:

(A) Preferred Stock

(1)	Shares of the Preferred Stock may be issued in one or more series at such time or times and for such consideration or considerations as the Board of Directors may determine and authority is vested in the Board of Directors~~,~~ by resolution or resolutions from time to time to establish and designate series, to issue shares of any such series and to fix the relative, participating, optional, or other rights, powers, privileges, preferences, and the qualifications, limitations or restrictions thereof, including, but not limited to, the following:
(a)	The distinctive designation and number of shares comprising any series, which number may (except where otherwise provided by the Board of Directors in creating such series) be increased or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;
(b)	The dividend rate or rates on the shares of any series and the preference or preferences, if any, over any other series (or of any other series over such series) with respect to dividends, the terms and conditions upon which such dividends shall be payable, and whether and upon what conditions dividends on the shares of any series shall be cumulative, and on such shares of any series having cumulative dividend rights, the date or dates from which dividends on the shares of such series shall be cumulative;
(c)	The terms, if any, upon which the shares of any series shall be convertible into, or exchangeable for, shares of a different series of Preferred Stock or for Common Stock including but not limited to the price or prices or rate of exchange, and conditions of any adjustments thereof, which price or rate may, but need not, vary according to the time or circumstances of the conversion or exchange;
(d)	Whether or not the shares of any series shall be subject to purchase or redemption, the time or times when, and the price or prices at which such shares shall be redeemable as well as the manner for selecting shares to be redeemed, if less than all of a series is to be redeemed at any given time, and other terms and conditions of such purchase or redemption;
(e)	The obligation, if any, of the Corporation to purchase or redeem shares of any series pursuant to a sinking or other fund and the price or prices which, the period or periods within which and the terms and conditions upon which the shares of the series shall be redeemed in whole or in part pursuant to such fund;
(f)	The rights to which the holders of shares of any series shall be entitled upon liquidation, dissolution of, or winding up of the Corporation, whether the same be a voluntary or involuntary liquidation, dissolution or winding up of the Corporation.
(g)	The voting powers, full or limited, if any, to which the shares of any series shall be entitled in addition to those required by law, including without limitation the vote or votes per share and the transaction of any business or of any specified item of business in connection with which the shares of any series shall vote as a class;
(h)	Any other preferences, privileges and powers and relative, participating, optional or other rights and qualifications, limitations or restrictions thereof, of any series not inconsistent herewith or with applicable law.
(2)	The shares of each series of Preferred Stock shall entitle the holders thereof to receive, when, as and if declared by the Board of Directors out of funds legally available for dividends, cash dividends at the rate, under the conditions and for the periods fixed by resolution or resolutions of the Board of Directors pursuant to authority granted in this Article for each series, and no more, and so long as any Preferred Stock or any series thereof shall remain outstanding, no dividends shall be declared or paid upon any shares of the Common Stock, other than dividends payable in shares of any series or class subordinate to the Preferred Stock, unless dividends on all outstanding Preferred Stock of all series fixed by the Board of Directors in accordance with and pursuant to the authority granted in this Article for each series shall be paid or set apart for payment.
(3)	In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Preferred Stock of each series then outstanding shall be entitled to receive payment out of the net assets of the Corporation whether from capital or surplus or both of the liquidation price fixed for such series by the Board of Directors by resolution, if any is so fixed, at the time and under the circumstances applicable before any payment shall be made to the holders of shares of any series of lesser rank to such series or to holders of shares of Common Stock of the Corporation. If the stated amounts payable in such event on the Preferred Stock of all series are not paid in full, the shares of all series of equal rank shall share ratably in any distribution of assets in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full. Neither the merger nor the consolidation of the Corporation nor the voluntary sale or conveyance of the Corporation property as an entirety or any part thereof shall be deemed to be a liquidation, dissolution or winding up of the Corporation for the purposes of this paragraph.

HALLIBURTON | 2023 Proxy Statement	A-2

Back to contents
(4)	Except as is otherwise required by law or as otherwise provided in a resolution or resolutions by the Board of Directors in accordance with the provisions of this Article, the holders of any series of Preferred Stock shall not be entitled to vote at any meeting of the stockholders for the election of Directors or for any other purpose or otherwise to participate in any action taken by the Corporation or the stockholders thereof, or to receive notice of any meeting of stockholders. If the holders of any series of Preferred Stock should become entitled to vote at any meeting of the stockholders for the election of Directors, no such holder shall have the right of cumulative voting.
(5)	Each share of a series of Preferred Stock shall be equal in every respect to every other share of the same series.
(6)	Shares of Preferred Stock which have been purchased or redeemed, whether through the operation of a sinking fund or otherwise, or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or series shall have the status of authorized and unissued shares of Preferred Stock of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of Preferred Stock, unless otherwise provided with respect to any series in the resolution or resolutions adopted by the Board of Directors providing for the issuance of any series of Preferred Stock.

(B) Common Stock

(1)	Subject to the rights of the outstanding Preferred Stock with respect to the payment of preferential dividends, if any, and after the Corporation shall have complied with the requirements, if any, with respect to setting aside sinking or analogous funds as to any series of Preferred Stock, holders of the Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors out of any funds of the Corporation legally available therefor.
(2)	Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after the full amounts, if any, to which the holders of outstanding Preferred Stock of each series are respectively preferentially entitled have been distributed or set apart for distribution, all the remaining assets of the Corporation available for distribution shall be distributed pro rata to the holders of Common Stock.
(3)	Except as may be otherwise required by law or provided by this Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of stock held by ~~him~~the stockholder on all matters voted upon by the stockholders.

FIFTH: ~~The name and mailing address of the Incorporator are as follows:~~

~~NAME~~	~~MAILING ADDRESS~~

~~Robert M. Kennedy~~	~~Halliburton Company 3600 Lincoln Plaza 500 North Akard~~

~~Dallas, Texas 75201-3391~~RESERVED.

SIXTH: The Corporation is to have perpetual existence.

SEVENTH: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

EIGHTH: Cumulative voting shall not be allowed. Each ~~Stockholder~~stockholder shall be entitled, at all elections of Directors of ~~this~~the Corporation, to as many votes as shall equal the number of shares of stock held and owned by ~~him~~the stockholder and entitled to vote at such meeting under this Certificate of Incorporation for as many Directors as there are to be elected, unless such right to vote in such manner is limited or denied by other provisions of this Certificate of Incorporation.

Vacancies caused by the death or resignation of any Director and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a vote of at least a majority of the Directors then in office, though less than a quorum, and the Director so chosen shall hold office until the next annual meeting of the ~~Stockholders~~stockholders.

NINTH: The By-laws may be altered or repealed at any regular meeting of the ~~Stockholders~~stockholders, or at any special meeting of the ~~Stockholders~~stockholders at which a quorum is present or represented, provided notice of the proposed alteration or repeal be contained in the notice of such special meeting, by the affirmative vote of the majority of the ~~Stockholders~~stockholders entitled to vote at such meeting and present or represented thereat, or by the affirmative vote of the majority of the Board of Directors at any regular meeting ~~of the Board~~thereof, or at any special meeting ~~of the Board,~~thereof if notice of the proposed alteration or repeal be contained in the notice of such special meeting~~; provided, however, that no change of the time or place of the meeting for the election of Directors shall be made within sixty (60) days next before the day on which such meeting is to be held, and that in case of any change of time or place, notice thereof shall be given to each Stockholder in person or by letter mailed to his last known post office address at least twenty (20) days before the meeting is held~~.

Voting for Directors need not be by ballot except upon the demand, at or before the election, of the holders of ten percent (10%) or more of the shares in person or by proxy and entitled to vote at such election.

TENTH: ~~The Corporation is hereby authorized to, and shall, indemnify directors, officers and employees of the Corporation and such other parties as are set forth below in accordance with the following provisions:~~

~~(a)~~	~~The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees,~~

www.halliburton.com	HALLIBURTON | 2023 Proxy Statement	A-3

Back to contents

~~judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.~~

~~(b)~~	~~The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.~~
~~(c)~~	~~To the extent that any such person referred to hereinabove has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection therewith.~~
~~(d)~~	~~Except in those instances where the provisions of subsection (c) of this Article are applicable, or unless ordered by a court, any indemnification under subsections (a) and (b) hereof shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of such person referred to hereinabove is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this Article. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the Stockholders.~~
~~(e)~~	~~Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article.~~
~~(f)~~	~~The indemnification provided by this Article shall not be deemed exclusive of any other rights to which any person referred to hereinabove may be entitled under any Bylaw, agreement, vote of the Stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to act in any capacity hereinabove named in this Article and shall inure to the benefit of the heirs, executors and administrators of such a person.~~
~~(g)~~	~~The indemnification provided by this Article shall not be deemed exclusive of any other power to indemnify or right to indemnification which the Corporation or any person referred to hereinabove may have or acquire under the laws of the State of Delaware including without limitation the General Corporation Law of Delaware or any amendment thereto or substitute therefor.~~
~~(h)~~	~~The provisions of this Article shall be applicable to claims, actions, suits or other proceedings referred to in subsections (a) and (b) of this Article made or commenced after the adoption hereof, whether arising from conduct or act or omission occurring before or after the adoption hereof~~RESERVED.

ELEVENTH: Both ~~Stockholders~~stockholders and Directors shall have power, if the By-laws so provide, to hold their meeting either within or without the State of Delaware and to keep the books of ~~this~~the Corporation (subject to the provisions of the ~~Statutes~~DGCL) outside of the State of Delaware at such places as may be from time to time designated in the By-laws.

TWELFTH: ~~In furtherance and not in limitation of the power conferred by statute, the Board of Directors of this Corporation are expressly authorized to fix the amount to be reserved as working capital, to authorize and cause to be executed mortgages and liens upon the real and personal property belonging to it~~ RESERVED.

THIRTEENTH: ~~This~~The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute and all rights conferred on ~~Stockholders~~stockholders herein are granted subject to this reservation.

FOURTEENTH: No holder of any class or series of stock of ~~this~~the Corporation shall have any preemptive or preferential right of subscription or purchase with reference to the issuance or sale of any class or series of stock of the Corporation

HALLIBURTON | 2023 Proxy Statement	A-4

Back to contents

whether now or hereafter authorized, or of any securities or obligations convertible into or carrying or evidencing any right to purchase any class or series of stock of the Corporation whether now or hereafter authorized. Nothing in this Article shall prevent the Corporation from entering into agreements with stockholders to provide contractual rights with respect to the preferential right of subscription or purchase with reference to the issuance or sale of any class or series of stock of the Corporation whether now or hereafter authorized, or of any securities or obligations convertible into or carrying or evidencing any right to purchase any class or series of stock of the Corporation whether now or hereafter authorized.

FIFTEENTH: No ~~director~~Director or officer of the Corporation shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty by such ~~director~~Director as a ~~director; except for any matter in respect of which such director shall be liable~~Director or such officer as an officer; except that this Article shall not eliminate or limit the liability of: (i) a Director under Section 174 of the ~~Delaware General Corporation Law or any amendment thereto or successor provision thereof or shall be liable by reason that, in addition to any and all other requirements for such liability, such director (i) shall have breached the~~DGCL, (ii) a Director or officer for any breach of the Director’s or officer’s duty of loyalty to the Corporation or its stockholders, (~~ii~~iii) ~~in acting~~a Director or ~~failing to act, shall~~officer for acts or omissions not ~~have acted~~ in good faith or ~~shall have acted in a manner involving~~which involve intentional misconduct or a knowing violation of law ~~or~~, (~~iii~~iv) ~~shall have~~a Director or officer for any transaction from which the Director or officer derived an improper personal benefit or (v) an officer in any action by or in the right of the Corporation. Neither the amendment nor repeal of this Article ~~FIFTEENTH~~ shall eliminate or reduce the effect of this Article ~~FIFTEENTH~~ in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article ~~FIFTEENTH~~, would accrue or arise, prior to such amendment or repeal. If the ~~Delaware General Corporation Law~~DGCL is amended after approval by the stockholders of this Article ~~FIFTEENTH~~ to authorize corporate action further eliminating or limiting the personal liability of ~~directors~~Directors or officers, then the liability of a ~~director~~Director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the ~~Delaware General Corporation Law~~DGCL, as so amended from time to time.

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed on behalf of the Corporation by its ~~Senior~~Executive Vice President ~~and~~, Secretary and Chief Legal Officer this ______ day of May, ~~2006~~2023.

HALLIBURTON COMPANY

By:____________________________

www.halliburton.com	HALLIBURTON | 2023 Proxy Statement	A-5

Back to contents

Directions to the Halliburton Annual Meeting of Shareholders

The Halliburton North Belt Facility is located on the North Sam Houston Parkway (Beltway 8 Tollway) south feeder between Aldine Westfield and JFK Boulevard.

3000 N. Sam Houston Parkway East

Houston, Texas 77032

281-871-4000

From I-45		From I-69 / US 59 and IAH
•	Take the Sam Houston Parkway East	•	Take the Sam Houston Parkway West
•	Exit JFK Blvd	•	Exit Aldine Westfield
		•	“U-Turn” at Aldine Westfield and proceed east on the Sam Houston Parkway feeder

The main entrance to the North Belt facility will be on your right, about halfway between Aldine Westfield and JFK Blvd.

Back to contents

HALLIBURTON

281.871.2699
www.halliburton.com

©2023 Halliburton. All Rights Reserved.
Printed in the USA

Back to contents

HALLIBURTON

HALLIBURTON COMPANY
3000 N. SAM HOUSTON PARKWAY EAST
HOUSTON, TEXAS 77032

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on May 16, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on May 16, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V01278-P89377 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HALLIBURTON COMPANY

The Board of Directors recommends you vote FOR the following nominees listed in Proposal 1:

1. Election of Directors

Nominees:	For	Against	Abstain
1a. Abdulaziz F. Al Khayyal	☐	☐	☐
1b. William E. Albrecht	☐	☐	☐
1c. M. Katherine Banks	☐	☐	☐
1d. Alan M. Bennett	☐	☐	☐
1e. Milton Carroll	☐	☐	☐
1f. Earl M. Cummings	☐	☐	☐
1g. Murry S. Gerber	☐	☐	☐
1h. Robert A. Malone	☐	☐	☐
1i. Jeffrey A. Miller	☐	☐	☐
1j. Bhavesh V. Patel	☐	☐	☐
1k. Maurice S. Smith	☐	☐	☐
1l. Janet L. Weiss	☐	☐	☐
1m. Tobi M. Edwards Young	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3, 5, and 6, and 1 year on Proposal 4.

	For	Against	Abstain
2. Ratification of Selection of Principal Independent Public Accountants.	☐	☐	☐
3. Advisory Approval of Executive Compensation.	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain
4. Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation.	☐	☐	☐	☐

NOTE: IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Back to contents

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and 2022 Annual Report on Form 10-K are available at www.proxyvote.com.

V01279-P89377

PROXY FOR 2023 ANNUAL MEETING OF SHAREHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints J. A. Miller and V. H. Beckwith, and either of them, proxies or proxy with full power of substitution and revocation as to either of them, to represent the undersigned and to act and vote, with all powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Halliburton Company to be held at 3000 N. Sam Houston Parkway East, Life Center - Auditorium, Houston, Texas 77032, on Wednesday, May 17, 2023, on the reverse matters and in their discretion on any other matters which may come before the meeting or any adjournments thereof. Receipt of the Notice and Proxy Statement dated April 4, 2023, is acknowledged.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. In the absence of such direction, the proxy will be voted FOR the nominees listed in Proposal 1, and FOR Proposals 2, 3, 5 and 6, and 1 YEAR on Proposal 4.

Continued and to be signed on reverse side